      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                          FORMUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4812                         84-1362218
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
              of                 Classification Code Number)         Identification No.)
incorporation or organization)

                     720 S. COLORADO BLVD., SUITE 600 NORTH
                             DENVER, COLORADO 80246
                                 (303) 504-3200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ------------------

                               BERNARD G. DVORAK
                     720 S. COLORADO BLVD., SUITE 600 NORTH
                             DENVER, COLORADO 80246
                                 (303) 504-3200
                              FAX: (303) 504-3201
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                   Copies to:

             GARTH B. JENSEN, ESQ.                            NICHOLAS P. SAGGESE, ESQ.
           HOLME ROBERTS & OWEN LLP                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
           1700 LINCOLN, SUITE 4100                      300 SOUTH GRAND AVENUE, SUITE 3400
            DENVER, COLORADO 80203                          LOS ANGELES, CALIFORNIA 90071
                (303) 861-7000                                     (213) 687-5000
              FAX (303) 866-0200                                 FAX (213) 687-5600

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                                                               AGGREGATE OFFERING        AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED             PRICE(1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value per share.............      $250,000,000            $66,000
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                     SUBJECT TO COMPLETION -- MAY 5, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROSPECTUS
------------, 2000

                                 [FORMUS LOGO]

                               SHARES OF CLASS A COMMON STOCK
--------------------------------------------------------------------------------

      FORMUS COMMUNICATIONS:

      - We provide broadband Internet and data communications services to business customers in selected European markets.

      - 720 South Colorado Blvd.
        Suite 600 North
        Denver, Colorado 80246
        (303) 504-3200

      PROPOSED SYMBOL AND MARKETS:

      - FMUS

      - Nasdaq National Market

      - We also intend to list on a European exchange

THE OFFERING:

- We are offering      shares of our Class A common stock.

- The underwriters have an option to purchase an additional      shares
  from us to cover over-allotments.

- This is our initial public offering, and no public market currently exists for our Class A common stock.

- We anticipate that the initial public offering price of the shares will
  be between $          and $     per share.

- Closing:             , 2000

       ------------------------------------------------------------------------------------------------
                                                            Per Share                    Total
       ------------------------------------------------------------------------------------------------
       Public offering price:                                   $                          $
       Underwriting fees:
       Proceeds to Formus:
       ------------------------------------------------------------------------------------------------

    This investment involves risks. See "Risk Factors" beginning on page 5.
--------------------------------------------------------------------------------
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

DONALDSON, LUFKIN & JENRETTE                                SALOMON SMITH BARNEY
                             ---------------------
CREDIT SUISSE FIRST BOSTON                                        DLJDIRECT INC.

 [MAP OF EUROPE WITH ICONS DEPICTING THE TYPES OF SERVICES (PHONE SERVICE, DSL,
   FIXED WIRELESS ACCESS (FWA), FWA TEST AND POINT-TO-POINT) OFFERED OR TO BE OFFERED BY THE COMPANY IN THE RESPECTIVE COUNTRIES WHERE THE COMPANY AND ITS
   AFFILIATES HAVE LICENSES. INSET MAP SHOWING LOCATION OF PROPOSED EUROPEAN
                               BACKBONE NETWORK.]

[Diagram illustrating fixed wireless radio technology, including a central network operations facility and the fibre connections to the Internet; microwave point to point and point to multipoint links; rooftop and tower hub stations; and, dedicated and multipoint channels for three types of customers.]

[Map of Europe identifying the Formus markets, by country and city, and offered services.]

                               TABLE OF CONTENTS

Prospectus Summary....................    1
Risk Factors..........................    5
Use of Proceeds.......................   13
Dividend Policy.......................   13
Dilution..............................   14
Capitalization........................   15
Unaudited Pro Forma Condensed
  Consolidated Statement of Operations
  Data................................   16
Selected Consolidated Financial
  Data................................   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   20
Business..............................   30
Management............................   53
Certain Transactions..................   61
Principal Stockholders................   63
Description of Our Capital Stock......   66
Certain United States Federal Income
  Tax Considerations for Non-U.S.
  Holders of Common Stock.............   69
Underwriting..........................   71
Shares Eligible for Future Sale.......   73
Legal Matters.........................   75
Experts...............................   75
Additional Information................   75
Index to Consolidated Financial
  Statements..........................  F-1

                             ---------------------

     There are restrictions on the offer and sale of securities in the United Kingdom. No action has been taken to permit the shares of our Class A common stock to be offered to the public in the United Kingdom. This document may only be issued or passed on in or into the United Kingdom to any person to whom the document may lawfully be issued or passed on by reason of, or of any regulation made under, Section 58 of the Financial Services Act of 1986. It is the responsibility of all persons under whose control or into whose possession this document comes to inform themselves about and to ensure observance of all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act of 1986 in respect of anything done in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

                               PROSPECTUS SUMMARY

     The following summarizes information in other sections of our prospectus, including our consolidated financial statements and the notes to those statements. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read the entire prospectus carefully, especially the risks of investing in the shares discussed under "Risk Factors." References to "we," "our" and "us" mean Formus Communications, Inc. and our subsidiaries and affiliates. Certain currency amounts listed in this prospectus have been converted into U.S. dollars at the applicable exchange rate in effect on March 31, 2000. References to common stock mean our Class A common stock and our Class B common stock unless otherwise indicated.

                             FORMUS COMMUNICATIONS

     We provide broadband Internet and data communications services to business customers in selected European markets. We also provide virtual private networks and are developing a broad range of other value-added services for our customers. We currently deliver broadband services over our fixed wireless networks using point-to-multipoint and point-to-point technologies. We also plan to deliver our services using digital subscriber line technology, known as DSL, to both business and residential customers. We believe that substantial opportunities exist to provide these and other broadband services throughout Europe where incumbent providers have not met market demand.

     Our wireless networks use radio spectrum, which is regulated by government agencies and licensed to service providers. We have been awarded spectrum licenses in Germany, Poland, Finland, Norway, Spain and Switzerland and expect to be awarded a license in Ireland. We also have trial licenses in France, Hungary, Belgium and Ireland that allow us to provide services on a non-commercial basis prior to conclusion of the licensing processes in those countries. We have spectrum license applications pending in six European countries and have begun the application process in four other European countries that have initiated their licensing procedures. In addition to our spectrum licenses, we hold nationwide telecommunications licenses that allow us to provide voice and data transmission services over landline networks in Austria and Germany.

     We are launching DSL services in Germany, Denmark and Finland, where access to the incumbents' local network is available. In light of recent European Union
(EU) published communications, we expect regulators to increase access to incumbent telecommunication providers' local networks, which will facilitate our expansion of DSL offerings in other European countries.

     The growth of the Internet, e-commerce and bandwidth-intensive applications has dramatically increased demand for broadband telecommunications connections. International Data Corporation predicts that Internet access revenues will grow 27.1% annually in Western Europe, from $5.0 billion in 1999 to $13.0 billion in 2003. Until recently, Europe's telecommunications markets have been dominated by government-owned telephone monopolies that generally have not provided broadband access at competitive rates, if at all.

OUR PRODUCTS AND SERVICES

     We offer bundled and stand-alone communications services that can be tailored to our customers' needs. Our products and services include:

     - high-speed always-on and dial-up Internet access;

     - high-capacity data transport via local area and wide area networks;

     - virtual private networks;

     - e-mail services;

     - Internet domain name registration; and

     - national, regional and international long distance voice services.

     To date, we have commenced commercial operations in Germany and Poland. In Germany, we are currently offering bundled Internet access and switched long-distance voice services and hold spectrum licenses in areas that represent approximately 45% of the country's population. We hold spectrum licenses for the ten largest cities in Poland and currently have 117 business customers in Warsaw to whom we provide a mix of broadband Internet access, leased capacity over wireless links and virtual private networks. As of April 20, 2000, we have agreements to service an additional 121 businesses. CEL Polska, which we currently co-manage and have agreed to acquire, subject to government approval, holds a license that allows it to establish specific point-to-point wireless broadband connections upon the filing of requisite documentation. CEL Polska uses this license to provide leased capacity on high frequency broadband connections to transport data for seven telecommunications providers. In France, Hungary and Belgium, we are using trial licenses to offer private voice services, computer networking, broadband Internet access and Internet-based voice services on a non-commercial basis over wireless networks.

     We have a pending offer to purchase the right to use capacity on Global Crossing's pan-European and trans-Atlantic fiber optic network, which will enhance the quality and reliability of our broadband services and lower our operating costs. This network will provide us with 155 Mbps (megabits per second) of capacity between Dublin and eight European countries and 620 Mbps of redundant capacity in a trans-Atlantic ring.

     We expect to offer services in Denmark, Finland, Ireland, Norway and Switzerland in 2000 and in Spain in 2001. In addition, we have a 12.6% interest in VeloCom Inc., which provides competitive voice services in Brazil and broadband services in Argentina over wireless networks.

OUR BUSINESS STRATEGY

     We intend to capitalize on the increasing demand among business customers for Internet access and broadband telecommunications services to grow our revenues. To meet this objective, we will focus on the following strategies:

     - rapidly and cost-effectively deploy our wireless and DSL networks;

     - aggressively expand the base of customers connected to our broadband networks;

     - serve as the single-source provider of broadband Internet, communications and information services to our customers;

     - retain experienced local management teams;

     - obtain additional spectrum and telecommunications licenses;

     - develop strategic relationships with industry leaders and local partners; and

     - pursue strategic acquisitions to broaden our service offerings.

OUR HISTORY

     We were incorporated in October 1996, and have incurred significant losses to date as we have focused on forming strategic partnerships, acquiring telecommunications licenses and building out our networks. We commenced commercial operations in Poland in May 1999 and in Germany in July 1999 and have generated approximately $2.3 million in revenues from operations through December 31, 1999. From the date of our inception through December 31, 1999, we incurred cumulative net losses of approximately $60.0 million, and we expect to continue to incur losses for the foreseeable future. We funded losses through the sale of approximately $203.1 million of equity securities through March 31, 2000. Additionally, in May 2000, we issued or agreed to issue a total of $175.0 million of senior preferred stock and agreed to issue $45.0 million of senior secured notes.

OUR PRINCIPAL EXECUTIVE OFFICES

    Formus Communications, Inc.
    720 S. Colorado Boulevard, Suite 600 North
    Denver, Colorado 80246
    Telephone: (303) 504-3200

                                  THE OFFERING

Class A common stock
offered....................                 shares

Common stock to be
outstanding after this
  offering:

     Class A common
stock......................                 shares

     Class B common
stock......................  ____________ shares

          Total............                 shares

     Our Class A common stock and Class B common stock are identical, except that our Class B common stock has no voting rights.

Use of Proceeds............  We plan to use the net proceeds from this offering:

                             - to redeem our senior secured notes;

                             - to fund capital expenditures and operating losses
                               associated with our rollout of telecommunications services;

                             - to acquire additional telecommunications
                               licenses;

                             - for continued business development activities;

                             - for business acquisitions; and

                             - for general corporate purposes.

Nasdaq National Market
Symbol.....................  FMUS

European Exchange Symbol...  To be determined

Risk Factors...............  You should review the "Risk Factors" section for a discussion of certain factors about us, the industry in which we operate and this offering that you should consider before buying our Class A common stock.

     The number of shares of our Class A common stock to be outstanding after this offering excludes 4,805,294 shares of common stock issuable upon the exercise of outstanding options, 1,772,492 shares reserved for future grants under our equity incentive plan and 1,550,000 shares to be issued upon the exercise of outstanding warrants.

     Generally, the information in this prospectus:

     - assumes there is no exercise of the underwriters' over-allotment option;

     - gives effect to the conversion of all outstanding shares of preferred stock into shares of common stock; and

     - gives effect to the conversion of all shares of preferred stock underlying outstanding warrants into shares of common stock.

               SUMMARY CONDENSED CONSOLIDATED BALANCE SHEET DATA

     You should read this summary condensed consolidated balance sheet data together with our audited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. The following condensed consolidated balance sheet data as of December 31, 1998 and 1999 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The unaudited as adjusted column shows actual data, as adjusted to give effect to the issuance of our senior preferred stock and senior secured notes that has occurred or is scheduled to occur prior to the closing of this offering. The unaudited as further adjusted column shows actual data as adjusted for our issuance of the senior preferred stock and senior secured notes and as
further adjusted to give effect to the sale of      shares of our Class A common
stock offered by us at an assumed initial public offering price of $     per
share, the midpoint of the offering range, less underwriting fees and estimated offering expenses.

                                                                          AS OF DECEMBER 31, 1999
                                                        AS OF       -----------------------------------
                                                     DECEMBER 31,                            AS FURTHER
                                                         1998        ACTUAL    AS ADJUSTED    ADJUSTED
                                                     ------------   --------   -----------   ----------
                                                                                     (UNAUDITED)
                                                                       (IN THOUSANDS)
Cash, cash equivalents and short-term
  investments......................................    $22,887      $ 77,091    $293,716      $478,716
Restricted short-term investment...................         --        19,008      19,008        19,008
Telecommunications licenses, net...................     12,176       150,705     150,705       150,705
Investment in affiliate............................         --        31,725      31,725        31,725
Goodwill, net......................................         --        81,776      81,776        81,776
Total assets.......................................     54,146       403,174     621,574       804,799
Senior secured notes...............................         --            --      45,000            --
Long-term deferred tax liability(1)................         --        70,769      70,769        70,769
Total liabilities..................................      4,154       102,752     147,752       102,752
Minority interests in our subsidiaries.............     10,564         2,560       2,560         2,560
Preferred stock and total stockholders' (deficit)
  equity...........................................    $39,428      $297,862    $471,262      $699,487

---------------

(1) This long-term deferred tax liability results from the use of purchase accounting in connection with the acquisition of the remaining interest in our German operations as discussed in Note 13 to our consolidated financial statements.

     Our statement of operations data included later in this prospectus shows our history of losses from operations since our inception.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following risks, as well as all of the other information in this prospectus, before deciding to buy our common stock.

     We have a history of losses from operations and expect losses to continue for the foreseeable future and cannot assure you that we will ever achieve profitability or generate positive cash flow. We have incurred a loss from operations for each year since we began our business. The loss from operations totaled $6.4 million for 1997, $15.9 million for 1998 and $77.5 million for 1999. We commenced commercial services in May 1999 and do not expect to generate positive operating cash flow and positive earnings for the foreseeable future and cannot assure you that we will ever achieve profitability or generate positive cash flow. We expect that our operating losses and negative cash flow will increase substantially over the next several years from current levels. Future net losses could cause our stock price to decline. Furthermore, we are basing our business plans on projections of the growing demand for broadband services and Internet access. If these markets do not grow as projected, we cannot assure you that we will ever achieve profitability or generate positive cash flow.

     Our limited operating experience makes evaluating our business and future prospects difficult. We have limited experience in delivering broadband telecommunications services, with four installed and operational base stations in Germany, 15 in Poland, two in Hungary, one in France and one in Belgium. Since we started operations in late 1996, we have focused primarily on organizational and start-up activities, such as acquiring licenses, forming partnerships with locally experienced parties to facilitate license acquisitions and making strategic investments and dispositions. Our success will depend upon a number of factors, including our ability to acquire additional spectrum, acquire or lease transmission sites, acquire rights to co-locate our equipment in or near the offices of incumbent telecommunications providers, deploy our technologies, attract and retain an adequate customer base and implement customer management, billing and collection processes successfully. Because of our limited operating history, you have limited operating and financial data about us upon which to base an evaluation of our performance and an investment in our common stock. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies competing in rapidly evolving markets. If we are unable to execute our strategies and grow our business either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations.

     We may not be able to successfully compete for a limited number of spectrum licenses, and any licenses granted could contain restrictive terms that may significantly impact our business prospects. Competition for spectrum licenses has been, and we believe will continue to be, strong. Our competitors, many of whom have significantly more resources than we do, include state-owned telecommunications companies, major international telecommunications entities and local competitors that may be more successful in obtaining licenses. There can be no assurance that we will obtain licenses in any of the markets in which we have trial licenses, pending applications or notification of awards. For example, we have not received our Irish license because of a legal challenge to the process by which it was awarded, and the process by which we received our Norwegian license also has been challenged. If the licensing processes are found to have been flawed, it is possible that all license awards may be voided and a new tender or auction might be conducted to redistribute these licenses. Some of our licenses and future licenses may contain restrictions on the rates we may charge. Governments may also impose various types of fees as well as onerous conditions or restrictions on the licenses. For example, Formus Polska's spectrum license limits provision of voice services to 1,000 subscriber termination points.

     We may not be able to retain the spectrum licenses that we hold. If we cannot renew our licenses upon expiration on favorable terms, or if governments unilaterally change them, our business will be negatively impacted, and we may be forced to cease operations in those countries. In addition, many of our licenses have buildout or service coverage requirements that we may not be able to satisfy cost-effectively or at all. For example, we have nearly 380 local German spectrum licenses in 280 counties, each of which requires equipment covering the licensed geographic area to be operational within one year of issuance. Some equipment will be useful for more than one spectrum license. We may have difficulty in obtaining sufficient personnel or equipment to meet this schedule and expect to seek waivers for a significant portion of the licenses. Our failure to meet this requirement or receive appropriate waivers may lead to fines or other penalties, including revocation of the license. Failure to retain or renew licenses could have a material adverse effect on our business, prospects, financial condition and results of operations. Also, the majority of our German licenses, those in the 2.6 GHz band, may be revoked at the end of 2007 to allow the expansion of the spectrum available for advanced mobile wireless services.

     The technologies that we use are relatively new and could become obsolete as a result of competing technologies or subject us to unanticipated technological delays that could postpone our introduction of products and services. Technologies in the telecommunications industry change very rapidly, and we may not be able to integrate new technologies into our networks. We use or plan to use broadband wireless and DSL technologies because of the advantages we perceive over other technologies. However, these technologies have not been widely used in our markets, and we may encounter unanticipated technological delays in introducing our products and services, technological failures and more time-consuming and expensive marketing efforts. We also cannot be sure that sufficient demand for our services will develop or be maintained, especially if new competitive technologies are introduced. We will need to anticipate changes in the telecommunications industry and introduce new or enhanced technology and services to protect our revenues and remain competitive. Failure to keep our services competitive from a cost, quality or technological standpoint could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We may not be able to compete against incumbent carriers and others and may not be able to connect our networks to the incumbent carriers' networks on favorable terms. We require interconnection agreements with incumbent carriers or competitors of incumbent carriers to connect calls or data transmissions between our customers and non-customers or between our customers in different cities. We cannot assure you that we will be able to negotiate or renegotiate interconnection agreements in all of our markets on favorable terms. Even if we successfully negotiate interconnection agreements, we may not be able to obtain lines and services through those agreements of sufficient quantity or quality or in a timely manner to meet our needs.

     In each of our markets, we expect to compete principally with incumbent carriers that are the established providers of local telecommunications services to all or virtually all subscribers within their service areas. It can be expensive and difficult for us to switch a new customer to our network because a potential customer could face switching costs, and the change requires cooperation from incumbent carriers. We cannot assure you that we will be able to overcome these disadvantages and compete successfully with incumbent carriers and others.

     Some of our wireless networks need clear line of sight to provide the best service coverage, and if we are not able to secure appropriate roof installation rights to ensure such coverage we will experience reception problems. Wireless transmission using higher band frequencies requires an unobstructed "line of sight" between radio transmitters and receivers. Our current plan in urban areas is to install radio equipment on rooftops of tall structures. Where necessary, we will add additional radio equipment, which would increase our costs. We are trying to obtain roof rights to desirable buildings in our markets, which may require fee payments in advance, whether or not we ultimately exercise our rights. We cannot assure you that we will be able to obtain adequate roof rights on commercially reasonable terms for clear transmission. We may also experience reception problems due to weather, hills, buildings, trees and foliage. In non-urban areas, we plan to use lower band technologies for which an unobstructed line of sight is not as critical. If we do not have a license for lower band services, we might experience obstruction problems in non-urban areas because there are so few structures with sufficient height to clear local obstructions.

     Our DSL service could suffer if the copper telephone lines we require are unavailable, in poor condition or cost more than we expect. Our ability to provide DSL-based services depends on the quality, availability and maintenance of copper lines by incumbent carriers and our ability to get co-location or similar rights in or near their central offices. We cannot assure you that we will be able to obtain the copper lines and the services we require from the incumbent carriers at prices and quality levels satisfactory to us. In addition, the incumbent carriers may not maintain the copper lines in a condition that will allow us to implement our network effectively. DSL also may not be available in areas served by incumbent carriers that employ technologies other than copper wire.

     We may be unable to expand our DSL network services effectively or to provide high performance to a substantial number of end users. We may be unable to scale our DSL network to service a substantial number of end users at high transmission speeds. While peak digital transmission speeds across our DSL network can exceed 6 Mbps, the actual data transmission speeds over our network may be slower due to:

     - the type of DSL technology employed;

     - the distance of an end user from a central office;

     - the configuration of the telecommunications line being used;

     - the existence and number of data transmission impediments on the copper lines;

     - the gauge of the copper lines; and

     - the existence and severity of interfering transmissions on nearby lines.

As a result, we may not be able to achieve or maintain digital transmission speeds that are attractive in our markets.

     If our network security is breached, it could delay or interrupt service to our customers. Our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our customers, which might cause us to be liable to our customers and might deter potential customers. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers. Any of these factors relating to network security could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We may not be able to obtain additional funding on satisfactory terms to operate and grow our business, which could dilute our stockholders or impose financial restrictions that limit our business activities. Deploying and operating telecommunications systems is a highly capital intensive business. We expect to incur substantial capital expenditures for constructing our networks, deploying customer premise equipment and making acquisitions, which will require us to raise substantial amounts of capital. We anticipate that our current financial resources, including funding commitments, will be sufficient to fund our operations, expansion plans and capital requirements for at least the next 18 months. In a rapidly changing telecommunications environment, however, our plans may change, our growth rate may be higher than anticipated, or our assumptions may change or prove to be inaccurate, which might cause us to require additional funding sooner than we expect. Upon completion of this offering, we plan to accelerate our expansion plans and capital expenditures. We may be unable to obtain financing on satisfactory terms when needed, if at all. If we fail to raise sufficient capital on acceptable terms, we may be required to change, reduce the scope of, or eliminate our anticipated system deployment and expansion plans. This could have a material adverse effect on our business, prospects, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources -- Future Capital Requirements."

     Our rapid growth will place a significant strain on our resources and our growth rate may be slowed if we cannot successfully obtain necessary resources. Many factors will affect our ability to manage our future growth.

     - We are pursuing a strategy of aggressive and rapid growth in both the geographic coverage of our services and the number of customers. We will need to continue to enhance our operational, accounting and financial systems to effectively manage this growth. We also will require additional skilled employees and management.

     - We will need to continue to develop strong and effective relationships with our third-party equipment providers and our installation and maintenance contractors in order to meet our customers' needs. We do not plan to manufacture any equipment and will buy our equipment from multiple vendors. If we are unable to obtain the equipment needed for our anticipated services or manage our growth successfully, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We conduct all of our business through operating companies located in Europe, some of which are or will be partly owned by local partners and all of which are subject to local regulations that limit our ability to transfer funds and exercise management control. Our only significant assets are the ownership interests in our operating companies, an equity investment in VeloCom and existing cash and cash equivalents, which we intend to invest in our operating companies. We intend to invest or loan a substantial portion of the net proceeds from this offering in or to those entities. See "Use of Proceeds." Local laws and contract restrictions may prevent our operating companies from paying us dividends or transferring other assets, or prevent us from selling our interests. As a result, our ability to generate any significant cash through dividends or other transfers, or selling our interests in any of our existing or future operating companies is severely restricted.

     We expect that some of our future investments will be with local partners. We attempt to structure our investments to retain control over management decisions within the limits of applicable local law. We cannot guarantee, however, that we will be able to continue to control the operations, strategies and financial decisions of all of our current or future operating companies. As we negotiate future agreements with potential strategic partners, even if they will hold minority positions, we may be required to grant them veto power over significant corporate actions.

     Our business strategy includes acquiring other businesses, but we may not be able to identify, fund and successfully integrate acquisitions of other companies. As part of our business strategy, we intend to acquire other businesses. We may not be able to obtain acquisition financing when required, or such financing may only be available on terms and conditions that are unacceptable to us. If we are unable to fund our acquisition plans on acceptable terms, our growth will be limited.

     Some acquisitions may require regulatory approval or satisfaction of other conditions that could delay or prevent completion. For example, our pending acquisition of CEL Polska is subject to governmental approval. Our agreement to acquire CEL Polska provides both parties with termination rights after May 31, 2000. There is a risk that the agreement may be terminated if the acquisition has not closed by that date. In addition, there is a risk that we will not be able to complete the CEL Polska acquisition or other potential acquisitions or that closing conditions that we chose to waive in some instances will not be satisfied or that the failure of such condition will have a material adverse effect on us.

     We expect to face competition from larger competitors with substantially greater financial resources for acquisition candidates and assets, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. Also, we may not be able to identify, acquire or manage additional businesses profitably or to successfully integrate any acquired businesses with our business. Successfully integrating new businesses will require us to retain key personnel, transfer required permits and licenses on a timely basis, and fund the additional capital requirements. Further, businesses that we acquire may have liabilities that we underestimate or do not discover during our pre-acquisition investigations. Certain liabilities, even if we do not expressly assume them, may be imposed on us as the successor to the business.

     We have many competitors, and we may not be able to compete against them successfully. The telecommunications industry in many of our markets is competitive and changes rapidly. In each of our markets, we will face competition from existing and new providers of the technologies we provide and other competing technologies. In addition to incumbent carriers, we expect to face competition from

European cable television systems, satellite service providers and other broadband wireless or DSL operators. Competition could result in the loss of existing customers and adversely affect our ability to gain new customers. Many of our current and future competitors have more experience in providing telecommunications services, and greater resources to spend on product development, market expansion and customer service. Many of our competitors may have greater political influence, larger customer bases and better name recognition. Our competitors' cost advantages may give them the ability to reduce their prices for an extended period of time, and we may not be able to compete effectively against such competitors. We also expect that our prices will decline over the next few years as competition intensifies in our markets.

     Our business operations are subject to extensive government regulations that entail significant compliance costs and may limit our growth plans and revenue. In most countries where we have invested or intend to invest, there is government regulation of our business, including services and spectrum licensing, network construction, system operations, interconnection services and foreign ownership. Some countries also regulate our rates. Companies that violate applicable regulations or the terms of licenses may be fined, required to restructure their operations or lose all or part of their license rights. Most countries do not provide exclusive geographic licenses for fixed wireless services, so that a competitor could build over our coverage, resulting in the need to re-engineer our network to maintain the quality of service. Some countries do not provide for automatic renewal of licenses, so that we will have to re-apply for those licenses upon expiration of the term. We cannot assure you that we will be able to renew these licenses.

     Many countries in which we have licenses or plan to seek licenses have relatively new telecommunications regulatory systems. Laws can change at any time, and our ability to operate as planned could be negatively affected by such changes. Many legal and regulatory issues have not been fully addressed in some of these markets. Future administrative or judicial interpretations may expand the scope of regulations or significantly change the interpretation of current laws and regulations. For example, in Poland, many legal and regulatory issues have not been interpreted or reviewed by the courts or administrative bodies. We believe our ownership structure of Formus Polska is consistent with practice and complies with the current law and terms of Formus Polska's licenses. A change in the law or a legal interpretation contrary to the current practice could materially and adversely affect Formus Polska's financial condition or operations as well as our potential investment in CEL Polska. See "Business -- Operations and Licenses -- Poland -- Licenses" and "-- Regulation -- Poland." We may incur additional costs and personnel time in complying with government regulation, including posting of performance bonds and completing required reports.

     As an Internet access provider, we may be subject to government regulations and may incur liability for information disseminated through our network, which could cause us to incur increased costs, alter our service offerings or limit our revenue growth. The Internet access business has, to date, not been materially restricted by regulation in our markets. The legal and regulatory environment of Internet access and e-commerce is uncertain, however, and may change. Uncertainty and new regulation could increase our costs or slow the growth of e-commerce on the Internet significantly. This could delay growth in demand for our Internet and data services and limit the growth of our revenues. New and existing laws may cover issues such as:

     - sales and other taxes;

     - user privacy;

     - pricing controls;

     - characteristics and quality of products and services;

     - consumer protection;

     - cross-border commerce;

     - libel and defamation;

     - copyright and trademark infringement;

     - pornography and indecency; and

     - other claims based on the nature and content of Internet materials.

     As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain service offerings. Any costs that are incurred as a result of such measures, contesting any such claims, or the consequent imposition of liability could have a material adverse effect on the price of our common stock.

     Because we have foreign operations, we are susceptible to global economic trends, political instability, and international business and labor practices. We own and plan to acquire additional interests in telecommunications operations in Europe. Investing in foreign companies, and in U.S. companies doing business in foreign countries, is risky, especially in emerging markets where civil unrest can lead to disruptions in the political, regulatory and economic environment. Governments in emerging markets often have substantial influence over the private sector, and may control or own our competitors or the companies we will depend upon to provide our services. There is a risk of nationalization, and we could lose all or a significant amount of our investments if any of these governments decided to reverse market-oriented initiatives. We do not carry insurance to cover the risks of political unrest, currency convertibility or repatriation of assets. There are certain risks inherent in conducting our business internationally that could harm operations, such as:

     - export restrictions, tariffs, differing regulatory regimes and other trade barriers could impede us from adequately equipping our network facilities;

     - challenges in recruiting, retaining, and managing qualified staff who understand the highly technical aspects of our business could hinder our ability to grow and compete;

     - additional costs and difficulties in managing foreign operations; and

     - protectionist laws and business practices favoring local competition may give unequal bargaining leverage to key vendors in countries where competition is scarce, significantly increasing our operating costs.

     Because it may be difficult to enforce our legal rights in the foreign countries in which we operate, we could experience disruptions in our business operations or adverse financial consequences. Many of our strategic agreements and our operating companies are governed by the laws of the country where the operating company is located, which, in some cases, may negatively impact our ability to enforce our contractual rights or obligate us to resolve any disputes through arbitration or court proceedings in those countries. We cannot accurately predict whether we will be able to efficiently and fairly resolve any disputes that might arise, especially in those countries with evolving legal systems. Even if we prevail in a dispute, we may not be able to enforce our rights. Our inability to enforce our contractual rights or to obtain enforceable decisions in our favor may have a material adverse effect on our business, prospects, financial condition and results of operations.

     Because we operate in foreign countries, we are subject to fluctuations in foreign currency exchange rates, which may cause financial losses. Our operating companies currently pay some of their suppliers in foreign currencies, which subjects them to currency fluctuation risks. Our operating companies attempt to match costs with revenues and borrowings with repayments in their local currencies. Nonetheless, we expect our operating companies will purchase equipment in currencies other than their own, and some will have debt and receivables denominated in other currencies, exposing them to foreign currency exchange rate fluctuations. In addition, if our operating companies are able to pay us dividends in the future, the amount of cash we receive will also be affected by fluctuations in exchange rates and currency devaluations such as those recently experienced by many Asian and Latin American countries.

     Since our inception in October 1996 through December 31, 1999, we have had cumulative foreign currency translation adjustments of approximately $8.4 million. We believe that in the future an increasing portion of our revenues and costs will be denominated in foreign currencies. We generally do not engage in foreign exchange hedging activities and, although we have not yet experienced any material losses due to foreign currency fluctuation, our revenues and costs are currently subject to the risks of foreign currency fluctuations and such risks will increase as our international revenues and costs increase.

     Our success depends on our ability to attract and retain key personnel, and the loss of one or more key officers could reduce our business prospects. We believe that our continued growth and success depends in significant part on the continued employment of our executive officers named in the section entitled "Management." We must also continue to attract and retain other key management, marketing, finance and operating personnel. Experienced management and other highly skilled personnel are in great demand. If we are unable to attract or retain key personnel, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     Because we conduct operations in Europe, we are subject to international tax laws that may increase our effective tax rate. Distributions of earnings and other payments received from our operations may be subject to withholding taxes imposed by the countries where they are operating or are formed. If these foreign countries do not have income tax treaties with the United States or the Netherlands, where some of our subsidiaries are incorporated, we could be subject to high rates of withholding taxes on these distributions and payments. We could also be subject to being taxed twice on income related to operations in these non-treaty countries. Because we are unable to reduce the taxable income of one operating company with losses incurred by another operating company located in another country, we may have a higher foreign effective income tax rate than that of other companies in our industry. Although in general we may claim a credit against our U.S. federal income tax for foreign income taxes and foreign withholding taxes we pay, the amount of the credit that we may claim is subject to many limitations which may significantly restrict our ability to claim a credit for all of the foreign taxes we pay.

     Our significant investment in VeloCom is subject to dilution. In September 1999, we purchased a 22.5% economic and voting interest in VeloCom Inc., a Delaware corporation, for $28.3 million in cash and assets. In December 1999, we purchased an additional $5.6 million of VeloCom convertible preferred stock and agreed to purchase an additional $5.6 million of convertible preferred stock in mid-2000. Due to contributions by other investors, our ownership interest, pro forma for the issuance of preferred stock in mid-2000 to us and other investors, is 12.6%. Our equity interest will be further diluted if VeloCom completes any additional equity financings in which we do not participate.

     Our investment in VeloCom is subject to the economic, political and social instability of Latin American operations. During the past several years, Latin American countries have been characterized by varying degrees of inflation and political and economic uncertainty. The high degree of influence over Latin American economies exercised by Latin American governments and the ongoing potential for currency fluctuations, price instability, inflation, rising interest rates, regulatory changes, changes in tax policy and other political, social and economic developments could affect demand for the services that VeloCom intends to offer. VeloCom's business, financial condition and results of operations could be materially and adversely affected as a result of these risks, as well as more specific risks that may be inherent in operating in any of the Latin American countries where VeloCom intends to operate. In addition to risks that are specific to the various Latin American countries in which it intends to operate, VeloCom is subject to many of the same risks as we are. If VeloCom does not successfully implement its business and marketing strategy, the value of our investment in VeloCom could be significantly reduced. See
"Business -- Equity Investment in VeloCom Inc."

     You will incur immediate and substantial dilution. The initial public offering price is substantially higher than the net tangible book value per share of our common stock immediately after this offering. You will incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options. Accordingly, if you purchase common stock in this offering, you will incur
immediate and substantial dilution of approximately $          in the net
tangible book value per share of the common stock you purchase in this offering. See "Dilution."

     Our management has broad discretion in the application of proceeds, which may increase the risk that the proceeds will not be applied effectively. Our management will have broad discretion in determining how to spend the proceeds of the offering. Accordingly, we can spend the proceeds from the offering in ways which turn out to be ineffective or with which the stockholders may not agree.

     The sale of shares of our Class A common stock in the public market in the future could negatively affect the market price for our stock. Sales of substantial amounts of our Class A common stock in the public market following this offering, or the appearance that such sales may occur, could adversely affect the market price. The shares of our Class A common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to our "affiliates" and shares held by certain other holders of our common stock that have agreed not to sell or
otherwise dispose of      shares for a period of 180 days after the date of this
prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. There will be a large number of shares available for sale following the lock-up period, or at such time that Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. release shares subject to lock-up agreements.

     180 days after this offering, the holders of substantially all of our common stock issued prior to this offering will have the right to require us to register the sale of their shares. In addition, we intend to file a registration
statement under the Securities Act to register      shares of our Class A common
stock subject to outstanding stock options or reserved for issuance under our equity incentive plan. The sale of these additional shares into the public market may further adversely affect the market price of our common stock. See "Shares Eligible for Future Sale."

     Our certificate of incorporation and bylaws contain anti-takeover provisions that could delay or prevent a change in control and therefore could hurt our stockholders. Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of our company, even if a change in control would be beneficial to stockholders, such provisions could adversely affect the market price of our common stock. For example, we are subject to Section 203 of the Delaware General Corporation Law, which restricts some transactions between us and our stockholders. Our certificate of incorporation allows our board of directors to issue, without stockholder approval, preferred stock with terms set by the board of directors. The preferred stock could be issued quickly with terms that delay or prevent the change in control of Formus or make removal of management more difficult, even if it is in the best interest of the stockholders. Also, the issuance of preferred stock may adversely impact the rights of the holders of our common stock or cause the market price of our common stock to decrease. See "Description of Our Capital Stock."

     This prospectus contains forward-looking statements which may not prove to be accurate. This prospectus contains forward-looking statements relating to, among other things, our company and industry, as well as the economic, legal and political situations in those countries where we do business. We generally identify such forward-looking statements in this prospectus using words like "believe," "intend," "expect," "should," "plan," "project," "contemplate," "anticipate" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements involve risks and uncertainties, including those described under "Risk Factors," and reflect our current views concerting future events, actual results may differ significantly from the results expressed or implied in these forward-looking statements. Market data and forecasts used in this prospectus, including, for example, market size and potential customer base, are largely the estimates of our management, and to a lesser extent have been obtained from independent industry sources. Although we believe these sources are reliable, we have not independently verified these data.

                                USE OF PROCEEDS

     We estimate that we will receive approximately $230.0 million in net proceeds from this offering based upon an assumed initial public offering price
of $     per share, the mid-point of the offering range, or $     million if the
underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses. We expect to use a substantial portion of the net proceeds from this offering to fund capital expenditures and operating losses associated with our rollout of telecommunications services and $45.0 million to redeem our senior secured notes. We will use the remaining net proceeds, if any, as follows:

     - to acquire additional telecommunications licenses;

     - for continued business development activities;

     - for business acquisitions; and

     - for general corporate purposes.

     We have issued $45.0 million of our senior secured notes, which was arranged by affiliates of some of the underwriters of this offering. These notes will bear interest at adjustable rates ranging between 13% and 17% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, additional financing sources, if any, our future capital expenditures, and the amount of cash generated by our operations. Many of these factors are beyond our control, and our management will have broad discretion in the use of the net proceeds.

     Until we use the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term investment-grade interest bearing securities.

                                DIVIDEND POLICY

     For the foreseeable future, we plan to retain our earnings, if any, to reinvest in our business. We have never declared or paid any dividends. Our future decisions concerning the payment of dividends on our common stock will depend upon our results of operations, financial condition, capital expenditure plans and our ability to receive funds from our operating companies, as well as such other factors as the board of directors, in its sole discretion, may consider relevant. We do not anticipate declaring or paying cash dividends in the foreseeable future.

                                    DILUTION

     Our net tangible book (deficit) as of December 31, 1999, was $(296.9) million or $(92.12) per share of common stock. In May 2000, we issued or agreed to issue 14,000,000 shares of Series G senior preferred stock. Pro forma for the issuance of the Series G senior preferred stock and conversion of all outstanding preferred stock concurrent with this offering, our net tangible book value as of December 31, 1999 was $235.6 million or $3.12 per share of common stock. Net tangible book value (deficit) is the amount of total tangible assets minus total liabilities, minority interest and mandatorily redeemable preferred stock. Net tangible book value (deficit) per share is net tangible book value (deficit) divided by the number of shares of common stock outstanding.

     After giving effect to our sale of      shares of Class A common stock in
this offering, at an estimated initial public offering price of $     per share,
the mid-point of the offering range, and application of the estimated proceeds therefrom, our net tangible book value as of December 31, 1999, pro forma for the issuance of Series G senior preferred stock and the conversion of all outstanding preferred stock concurrent with this offering, would have been
$     million or $     per share.

     This represents an immediate dilution in net tangible book value of
$          per share to new stockholders purchasing our Class A common stock in this offering. Dilution per share represents the difference between the price per share paid by new stockholders for the shares issued in this offering and the pro forma net tangible book value per share immediately after the completion of the offering. The following table illustrates this net tangible book value per share dilution:

Assumed initial public offering price per share.......................   $
                                                                         --------
  Pro forma net tangible book value per share before the
     offering...............................................  $   3.12
  Increase in net tangible book value per share attributable to the offering........................................
                                                              --------
Pro forma net tangible book value per share of common stock after this offering............................................................
                                                                         --------
Dilution per share of common stock to new investors...................   $
                                                                         ========

     The following table summarizes the difference between the existing stockholders and new investors with respect to the total number of shares of common stock purchased, the total cash consideration paid and the average price per share paid to us.

                                          PURCHASED SHARES      TOTAL CASH CONSIDERATION
                                        ---------------------   ------------------------   AVERAGE PRICE PER
                                          NUMBER      PERCENT      AMOUNT       PERCENT      COMMON SHARE
                                        -----------   -------   -------------   --------   -----------------
Existing stockholders:
  Common stockholders.................    3,222,811         %   $  3,646,983       0.6%         $ 1.13
  Series A & B preferred
     stockholders.....................   23,280,000               58,200,000       9.3            2.50
  Series C & D preferred
     stockholders.....................    7,142,858               25,000,003       4.0            3.50
  Series E & F preferred
     stockholders(1)..................   11,584,817              115,848,170      18.4           10.00
  Series G senior preferred
     stockholders(2)..................   14,000,000              175,000,000      27.9           12.50
New investors.........................                           250,000,000      39.8
                                        -----------    -----    ------------     -----          ------
          Total.......................                 100.0%   $627,695,156     100.0%         $
                                        ===========    =====    ============     =====          ======

------------------------------

(1) Excludes 16,371,552 shares of Series E and F preferred stock, valued at $10.00 per share ($163.7 million), issued during September 1999 in consideration for the remaining interest in our German operating company that we did not own.

(2) Represents senior preferred stock that we have issued or agreed to issue in May 2000.

     These tables assume that none of the stock options or warrants outstanding upon the closing of this offering will be exercised. As of December 31, 1999, 6,101,865 shares of common stock were issuable upon exercise of outstanding stock options and a warrant. Options and warrant exercisable for 1,912,361 shares were vested as of that date. We have agreed to issue warrants to purchase 600,000 shares of common stock to the purchasers of our senior secured notes. Upon the closing of this offering, warrants to purchase 300,000 shares will be cancelled. If all of the outstanding stock options and the warrants are exercised, you will experience additional dilution.

                                 CAPITALIZATION

     The following unaudited table sets forth our cash position and capitalization as of December 31, 1999:

     - on an actual basis;

     - as adjusted to give effect to our sale of senior preferred stock and senior secured notes that has occurred, or will occur, prior to the closing of this offering; and

     - as further adjusted to give effect to:

      - the conversion of all of our preferred stock into common stock;

      - this offering; and

      - the repayment of the senior secured notes from the proceeds of this offering.

     Please read this table in conjunction with our audited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                    AS OF DECEMBER 31, 1999
                                                              -----------------------------------
                                                                                       AS FURTHER
                                                               ACTUAL    AS ADJUSTED    ADJUSTED
                                                              --------   -----------   ----------
                                                                               (UNAUDITED)
                                                                        (IN THOUSANDS)
Cash, cash equivalents and short-term investments, including
  a restricted short-term investment of $19,008.............  $ 96,099    $312,724      $497,724
                                                              ========    ========      ========
Senior secured notes........................................        --      45,000            --
Long-term portion of capital leases.........................     2,782       2,782         2,782
Minority interest...........................................     2,560       2,560         2,560
Preferred stock.............................................   359,061     532,461            --
Stockholders' (deficit) equity
  Common stock..............................................         3           3
  Additional paid-in capital................................     9,033       9,033
  Deferred charges..........................................    (1,850)     (1,850)       (1,850)
  Accumulated deficit.......................................   (60,001)    (60,001)      (61,776)
  Other cumulative comprehensive loss.......................    (8,384)     (8,384)       (8,384)
                                                              --------    --------      --------
     Total stockholders' (deficit) equity...................   (61,199)    (61,199)      699,487
                                                              --------    --------      --------
          Total capitalization..............................  $303,204    $521,604      $704,829
                                                              ========    ========      ========

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF OPERATIONS DATA

     The following unaudited pro forma condensed consolidated statement of operations data is presented to reflect the pro forma effect of the transactions described below as if they had occurred on January 1, 1999. The unaudited pro forma statement of operations and notes thereto do not purport to represent what our results would actually have been if such transactions had in fact occurred on such dates. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated statement of operations data and accompanying notes should be read in conjunction with our audited consolidated financial statements and the related notes thereto, the financial statements of Callino and VeloCom and other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this prospectus.

     In September 1998, we acquired an initial controlling interest in Callino through the purchase of newly issued preference shares in Callino totaling approximately $12.1 million. The total purchase price was paid over a five-month period ending in January 1999. In September 1999, we acquired the remaining equity interest in Callino which we did not own for $163.8 million, consisting of $100,000 of cash, and 16,371,552 shares of our Series E preferred stock and Series F preferred stock which are convertible into the same number of shares of our common stock. We have consolidated the results of Callino since September 1, 1998 and will continue to do so.

     In September 1999, we acquired an approximately 22.5% economic and voting interest (approximately 14% voting common stock interest) in VeloCom for cash of approximately $20.8 million and assets valued at approximately $7.5 million, which we account for under the equity method of accounting.

                                                                 FOR THE YEAR ENDED DECEMBER 31, 1999
                                                         ----------------------------------------------------
                                                                       PRO FORMA ADJUSTMENTS
                                                                     --------------------------
                                                                       CALLINO        VELOCOM
                                                          ACTUAL     ACQUISITION    TRANSACTION    PRO FORMA
                                                         ---------   -----------    -----------    ----------
                                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Revenue................................................  $   2,316    $     --        $    --      $    2,316
Costs and expenses:
  Costs of services....................................      9,589          --             --           9,589
  Provision on impaired assets.........................      3,186          --             --           3,186
  Selling, general and administrative..................     61,704          --         (1,636)(3)      60,068
  Depreciation and amortization........................      5,369       3,122(2)          --           8,491
                                                         ---------    --------        -------      ----------
         Total costs and expenses......................     79,848       3,122(2)      (1,636)(3)      81,334
                                                         ---------    --------        -------      ----------
         Income (loss) from operations.................    (77,532)     (3,122)(2)      1,636(3)      (79,018)
Interest income........................................      2,774          --             (4)(3)       2,770
Gain on sale of investments in WNP and NEXTLINK........     27,006          --             --          27,006
Gain on VeloCom transaction............................      3,061          --         (3,061)             --
Foreign currency transaction losses....................       (717)         --             --            (717)
Other income (expense), net............................       (174)         --             12(3)         (162)
Minority interests in subsidiaries.....................      9,469      (8,793)            --             676
Share in results of affiliated companies...............     (3,934)         --         (2,385)(4)      (6,319)
                                                         ---------    --------        -------      ----------
         Net loss......................................    (40,047)    (11,915)        (3,802)        (55,764)
Accretion of mandatorily redeemable preferred stock....       (449)         --             --            (449)
                                                         ---------    --------        -------      ----------
         Net loss attributable to common stock.........  $ (40,496)   $(11,915)       $(3,802)     $  (56,213)
                                                         =========    ========        =======      ==========
Basic and diluted net loss per common share(1).........  $  (13.19)                                $    (1.06)
                                                         =========                                 ==========
Basic and diluted weighted average number of common
  shares outstanding(1)................................  3,069,530                                 52,838,560
                                                         =========                                 ==========

------------------------------

(1) As adjusted for the conversion of all of our mandatorily redeemable preferred stock which was outstanding as of December 31, 1999, into common stock in connection with this offering. Basic and diluted weighted-average number of common shares outstanding assumes such mandatorily redeemable preferred stock had been converted to common stock as of January 1, 1999, or when subsequently issued. The 16,371,552 shares of mandatorily redeemable preferred stock related to the Callino acquisition were assumed to be issued and converted to common stock as of January 1, 1999.

(2) Represents the increase in goodwill amortization expense due to the pro forma amount of goodwill (DM 141.2 million ($84.2 million)) resulting from the Callino acquisition assuming the transaction had occurred on January 1, 1999. The goodwill is being amortized over 15 years.

(3) Represents the elimination of our historical expenses related to our Latin American assets that we transferred in connection with the VeloCom transaction.

(4) Represents additional share in results of affiliates as a result of the VeloCom acquisition, and the elimination of the investment in Telelatina.

Share in VeloCom equity losses.............................  $(3,717)
Share in Telelatina equity losses..........................    1,332
                                                             -------
                                                             $(2,385)
                                                             =======

     The share in VeloCom equity losses includes pro forma results of the subsequent event transactions discussed in Note 9 of the VeloCom audited financial statements included elsewhere in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following consolidated balance sheet data as of December 31, 1996, 1997, 1998 and 1999 and related consolidated statements of operations data for the period from our inception on October 22, 1996 to December 31, 1996, and for the years ended December 31, 1997, 1998 and 1999 are derived from our audited consolidated financial statements. You should read the data set forth below together with our audited consolidated financial statements as of December 31, 1998 and 1999, and for the three years in the period ended December 31, 1999, and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

                                                                  AS OF DECEMBER 31,
                                                        --------------------------------------
                                                         1996     1997       1998       1999
                                                        ------   -------   --------   --------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash, cash equivalents and short-term investments...  $1,177   $21,528   $ 22,887   $ 77,091
  Restricted short-term investment....................      --        --         --     19,008
  Other current assets................................      --       373      2,912     14,018
  Total current assets................................   1,177    21,901     25,799    110,117
  Telecommunications licenses, net....................      --     2,422     12,176    150,705
  Property and equipment, net.........................      45       491      4,391     22,704
  Investment in affiliates............................      --        --     11,756     31,725
  Goodwill, net.......................................      --        --         --     81,776
  Other assets........................................      --        20         24      6,147
  Total assets........................................   1,222    24,834     54,146    403,174
  Total current liabilities...........................      76     1,252      4,154     29,201
  Long-term portion of capital leases.................      --        --         --      2,782
  Long-term deferred tax liability(1).................      --        --         --     70,769
  Minority interest in our subsidiaries...............      --       230     10,564      2,560
  Mandatorily redeemable preferred stock..............      --    26,830     56,870    359,061
  Total stockholders' equity (deficit)................  $1,146   $(3,478)  $(17,442)  $(61,199)

------------------------------

(1) This long-term deferred tax liability results from the use of purchase accounting in connection with the acquisition of the remaining interest in our German operations as discussed in Note 13 to our consolidated financial statements.

                                              FOR THE PERIOD FROM
                                               OCTOBER 22, 1996
                                                (INCEPTION) TO      FOR THE YEARS ENDED DECEMBER 31,
                                                 DECEMBER 31,       ---------------------------------
                                                     1996             1997        1998        1999
                                              -------------------   ---------   ---------   ---------
                                                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenue.....................................        $    --         $      --   $      --   $   2,316
Costs and expenses:
  Costs of services.........................             --                --       1,168       9,589
  Provision on impaired assets..............             --                --          --       3,186
  Selling, general and administrative.......             96             6,266      14,461      61,704
  Depreciation and amortization.............             --               128         318       5,369
                                                    -------         ---------   ---------   ---------
          Total costs and expenses..........             96             6,394      15,947      79,848
                                                    -------         ---------   ---------   ---------
          Loss from operations..............            (96)           (6,394)    (15,947)    (77,532)
Interest income.............................              7               328         751       2,774
Gain on sale of investments.................             --                --          --      27,006
Gain on our transaction with VeloCom........             --                --          --       3,061
Foreign exchange losses.....................             --                --        (225)       (717)
Other income (expense), net.................             --              (101)        511        (174)
Minority interests in our subsidiaries......             --                20       1,192       9,469
Share in results of affiliated companies....             --                --          --      (3,934)
                                                    -------         ---------   ---------   ---------
          Net loss..........................            (89)           (6,147)    (13,718)    (40,047)
Accretion of mandatorily redeemable
  preferred stock...........................             --                --        (182)       (449)
                                                    -------         ---------   ---------   ---------
          Net loss attributable to common
            stock...........................        $   (89)        $  (6,147)  $ (13,900)  $ (40,496)
                                                    =======         =========   =========   =========
Basic and diluted net loss per common
  share.....................................        $  (.13)        $   (2.66)  $   (4.72)  $  (13.19)
                                                    =======         =========   =========   =========
Basic and diluted weighted-average number of
  common shares outstanding.................        685,070         2,314,548   2,943,180   3,069,530
                                                    =======         =========   =========   =========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis in conjunction with the "Selected Consolidated Financial Data" and our audited consolidated financial statements and the related notes which are included elsewhere in this prospectus. All amounts in the tables in this section (except share and per share data) are stated in thousands.

OVERVIEW

     Since our inception in 1996, our principal activities have included acquiring spectrum and other telecommunications licenses, developing and constructing telecommunications networks, raising capital, establishing strategic and local partnerships, and building our management and corporate infrastructure. We are headquartered in the United States and currently conduct our principal operations in Germany and Poland. We recently opened an office in The Netherlands to oversee all of our European operations. In May and July 1999, we launched our first commercial services in Poland and Germany, respectively, and generated revenues of approximately $2.3 million for the year ended December 31, 1999. We hold additional commercial telecommunications licenses in other countries in which we are not yet operational. We are also engaged in non-commercial operations under trial licenses in three countries and hold another trial license in a fourth country. Further, we believe that these trials may give us an advantage in obtaining commercial telecommunications licenses in the future.

     Since our inception, we have generated significant net operating losses and negative cash flows from operations. We currently expect that we will continue to incur net operating losses in the future as we continue to deploy our networks and acquire new spectrum and other telecommunications licenses. Our prior operating results are not indicative of the anticipated results of operations which we expect to achieve in the future.

     We currently evaluate our business according to the geographic location of our markets. We identify these markets as Germany, Poland, other geographical segments, business development and corporate. Other geographical segments includes our interests in our various consolidated subsidiaries, which are, among others, France, Hungary and Ireland. Business development costs includes market assessment and license application costs. The corporate segment includes our corporate headquarters located in Denver, Colorado and our European regional office located in The Hague, The Netherlands. The following tables present information about each of these segments as of and for the years ended December 31, 1997, 1998 and 1999.

                                                    AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997
                                                  --------------------------------------------------
                                                    CAPITAL        TOTAL                  ADJUSTED
                                                  EXPENDITURES    ASSETS     REVENUES     EBITDA(4)
                                                  ------------    -------    --------    -----------
Germany.........................................      $ --        $    --      $ --        $    --
Poland..........................................       478            610        --            (57)
Other geographical segments.....................        --          2,647        --            (27)
Business development............................        --             --        --         (2,866)
Corporate.......................................       267         21,576(1)     --         (3,316)
                                                      ----        -------      ----        -------
          Total Company.........................      $745        $24,833      $ --        $(6,266)
                                                      ====        =======      ====        =======

                                                     AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                                 ------------------------------------------------------
                                                   CAPITAL                                   ADJUSTED
                                                 EXPENDITURES   TOTAL ASSETS     REVENUES    EBITDA(4)
                                                 ------------   ------------     --------   -----------
Germany........................................     $6,970        $21,736          $ --      $ (1,064)
Poland.........................................        175            726            --          (699)
Other geographical segments....................        590          5,420            --          (950)
Business development...........................          3             21            --        (5,139)
Corporate......................................      1,032         26,243(2)         --        (7,777)
                                                    ------        -------          ----      --------
          Total Company........................     $8,770        $54,146          $ --      $(15,629)
                                                    ======        =======          ====      ========

                                                       AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   ------------------------------------------------------
                                                     CAPITAL                                   ADJUSTED
                                                   EXPENDITURES   TOTAL ASSETS     REVENUES    EBITDA(4)
                                                   ------------   ------------     --------   -----------
Germany..........................................    $10,120        $250,780        $2,286     $(29,310)
Poland...........................................      8,283          17,459            30      (11,541)
Other geographical segments......................      1,499           4,626            --         (775)
Business development.............................         10              91            --       (7,744)
Corporate........................................      1,652         130,218(3)         --      (15,350)
                                                     -------        --------        ------     --------
          Total Company..........................    $21,564        $403,174        $2,316     $(64,720)
                                                     =======        ========        ======     ========

------------------------------

(1) Includes approximately $21.5 million of cash and cash equivalents at December 31, 1997.

(2) Includes approximately $13.7 million of cash and cash equivalents at December 31, 1998. In addition, the asset account includes an approximate $11.8 million investment which was sold in April 1999.

(3) Includes telecommunications licenses with net book values totaling $1.4 million, corporate cash and cash equivalents and short-term investments of $67.9 million, restricted cash of $19.0 million and an investment in VeloCom of $31.7 million.

(4) Adjusted EBITDA represents our loss from operations before depreciation, amortization, asset impairment charges and non-cash compensation expense for options and warrants. Industry analysts generally consider Adjusted EBITDA to be a helpful way to measure the performance of communications companies. We believe Adjusted EBITDA helps investors to assess the cash flow from operations from period to period and thus to value a company's business. Adjusted EBITDA should not, however, be considered a replacement for net income, cash flows or for any other measure of performance or liquidity under generally accepted accounting principles, or as an indicator of a company's operating performance. The presentation of Adjusted EBITDA may not be comparable to similar statistics reported by other companies. Not all companies and analysts calculate Adjusted EBITDA in the same manner.

     Adjusted EBITDA reconciles to the consolidated statements of operations as follows:

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                          ------------------------------------------
                                                              1997           1998           1999
                                                          ------------   ------------   ------------
    Loss from operations................................    $(6,394)       $(15,947)      $(77,532)
    Depreciation and amortization.......................        128             318          5,369
    Asset impairment charges............................         --              --          3,186
    Non-cash compensation expense for options and
      warrants..........................................         --              --          4,257
                                                            -------        --------       --------
              Consolidated Adjusted EBITDA..............    $(6,266)       $(15,629)      $(64,720)
                                                            =======        ========       ========

REVENUES

     We expect to generate most of our recurring revenues from providing broadband and value-added Internet, communications and information services. We commenced commercial operations in May and July 1999 in Poland and Germany, respectively, and we expect to generate additional revenue from new markets where we intend to commence operations in 2000.

     We intend to price our services competitively. We charge customers a monthly fee, as well as connection and usage fees for some services. In the future we expect to also charge customers consulting and management fees for certain services. As part of our marketing activities, we may offer sales promotions that include free installation, risk-free trials and price discount programs, each designed to establish a market presence and address local market conditions. While pricing will be an important element of our strategy, we believe that customer care, reliability and consistent quality will also be critical to obtaining new customers and promoting customer loyalty.

EXPENSES

     We expect that our expenses will principally include costs of services resulting from network operations costs and selling, general and administrative expenses. Our costs of services will include interconnection, network operations, site lease fees, operating and maintenance costs, roof-rights fees, co-location costs and license fees. We expect these costs will increase as we expand our networks and launch commercial services in new markets. Our selling, general and administrative expenses will include expenses related to our sales and marketing representatives, support personnel, advertising programs, as well as general and administrative expenses relating to corporate overhead, professional fees, salaries and employee benefits. We expect that our costs per customer will be higher during our initial years of operation and will decline as our sales and marketing expenses are distributed over a larger customer base.

     We expect that interconnection will be a major portion of our costs. We currently have interconnection agreements with telecommunications providers in Germany and Poland as well as a pending offer to acquire pan-European and trans-Atlantic capacity. We anticipate that we will enter into additional interconnection agreements with other telecommunications providers as we expand our operations, and that our interconnection costs will grow as our customer base grows and voice and data traffic increases.

RESULTS OF OPERATIONS

  FISCAL YEAR 1999 COMPARED TO FISCAL YEAR 1998

     Our consolidated net loss, excluding a one-time gain on the sale of our investment in WNP and NEXTLINK and a gain on the VeloCom transaction, which together totaled $30.1 million, during the year ended December 31, 1999, was $70.1 million, compared to $13.7 million in 1998. The change was primarily the result of substantial start-up costs of our operations in Germany and Poland and development activities and related expenses.

     We expect to continue to generate operating losses and negative cash flows from operations as we continue to expand our commercial operations and enter new markets, even if and after we have achieved positive cash flow from operations in our initial markets.

     Revenues. Revenues for the year ended December 31, 1999 totaled $2.3 million. There were no revenues for the year ended December 31, 1998.

     Costs of services. Our costs of services for the year ended December 31, 1999, totaled $9.6 million, compared to $1.2 million for the year ended December 31, 1998, an increase of 700.0%. This increase is a result of our operational activities associated with our commercial and trial telecommunications network construction and operation.

     Provision on impaired assets. In 1999, we recorded $3.2 million in write downs for certain assets in Ecuador where we decided not to pursue further business developments.

     Selling, general and administrative expenses. For the year ended December 31, 1999, selling, general and administrative expenses totaled $61.7 million compared to $14.5 million for the same period in 1998, representing a 325.5% increase. The total $61.7 million of selling, general and administrative expenses for 1999 is comprised of approximately $31.4 million incurred directly by our operations, approximately $18.5 million incurred for corporate activities, approximately $7.7 million for business development activities and approximately $4.1 million related to a one-time non-cash charge to expense stock options granted to Mr. Osmo Hautanen, our former chief executive officer, as part of his resignation. The increase in expenses was primarily due to our acquisition of Callino effective September 1, 1998, increased business development costs, including market assessment and license application costs and an increase in the number of employees and other corporate expenses.

     We are assembling locally-based, direct sales forces in our local markets. To attract and retain a highly qualified sales force, we plan to offer our sales and customer care personnel a highly competitive incentive-based compensation package. The number of our employees increased from 80 as of

December 31, 1998, to 284 as of December 31, 1999. We expect that our employee base, including the number of our sales and marketing personnel, will grow significantly as we offer new services and expand into new markets. We expect our selling, general and administrative costs will increase as we develop and expand our operations, acquire additional telecommunications licenses and build our management and corporate infrastructure.

     Depreciation and amortization. For the year ended December 31, 1999, we have recorded depreciation and amortization expense of $5.4 million, compared to $318,000 for 1998. This change is primarily due to increases in network buildouts and the acquisition of telecommunications licenses related to Callino.

     Interest income. Interest income for the year ended December 31, 1999 was $2.8 million. In 1998, interest income was $751,000. The change is due to the increase in cash and cash equivalents resulting from additional equity financing activities and the proceeds received from the sale of our interest in WNP and from the sale of shares in NEXTLINK.

     WNP transaction. For the year ended December 31, 1999, we realized a gain of approximately $27.0 million related to the sale of our investment in WNP. In 1998, we purchased a minority interest in WNP for cash consideration of approximately $11.8 million. This interest was sold in 1999 and we received approximately $12.1 million in cash and shares of NEXTLINK common stock, which we subsequently sold during 1999 for approximately $26.7 million in cash.

     VeloCom transaction. For the year ended December 31, 1999, we realized a gain of approximately $3.1 million related to our investment in VeloCom. In 1999, we contributed cash of approximately $20.8 million and assets valued at approximately $7.5 million in exchange for a 22.5% ownership interest in VeloCom. The gain resulted from the difference between the fair value of our ownership interest received and the book value of our assets transferred.

     Foreign currency transaction losses. For the years ended December 31, 1999 and 1998, we recorded $717,000 and $225,000, respectively, of foreign currency transaction losses due to transactions that were denominated in foreign currencies. The increase of $492,000 is due to the increased number of transactions denominated in currencies other than the functional currencies of each of our operations during 1999.

     Other expense. In 1999, net other expense increased $685,000 from 1998 due primarily to payments made to us by WNP for reimbursements.

     Minority interest in subsidiaries. During the years ended December 31, 1999 and 1998, $9.5 million and $1.2 million, respectively, of losses were allocated to minority shareholders of our consolidated subsidiaries. The increase of $8.3 million in 1999 over 1998 relates to the consolidation of Callino effective September 1, 1998.

     Share in results of affiliated companies. During the year ended December 31, 1999, we recorded $3.9 million in equity losses related to our investments in affiliated companies. There were no such equity losses recorded related to affiliated companies in 1998.

  FISCAL YEAR 1998 COMPARED TO FISCAL YEAR 1997

     For the year ended December 31, 1998, we had a net loss of $13.7 million, compared to a net loss of $6.1 million in 1997.

     Costs of services. In 1998, we incurred costs of services of $1.2 million as a result of operational activities associated with commercial and trial network buildouts. We did not record any costs of services during the year ended December 31, 1997.

     Selling, general and administrative expenses. In 1998, we increased our development and corporate activities, including increasing the number of our employees and our use of outside service providers, and increased our other general corporate and administrative activities. As a result, our selling, general and administrative expenses increased $8.2 million, to $14.5 million, during the year ended December 31, 1998, from $6.3 million during the year ended December 31, 1997. Also contributing to the increase in expenses was our consolidation of the financial results of Callino effective as of September 1, 1998.

     Depreciation and amortization. Our depreciation and amortization expense increased $190,000, to $318,000, during the year ended December 31, 1998, as a result of our network buildout activities and the acquisition of property and equipment primarily associated with our acquisition of Callino in September 1998.

     Foreign currency transaction losses. For the year ended December 31, 1998, our foreign currency transaction losses were $225,000 compared to $0 for 1997, due to the increase in transactions that were denominated in foreign currencies.

     Interest and other income. In 1998, interest income increased $423,000 to $751,000 from $328,000 in 1997. Net other income increased $612,000 to $511,000, compared to a net expense of $101,000 for the year ended December 31, 1997. The increase was due primarily to payments made to us by WNP for reimbursements.

     Minority interest in subsidiaries. As a result of our acquisition of Callino, our minority interest in net loss of subsidiaries increased to $1.2 million during the year ended December 31, 1998, as compared to $20,000 for the year ended December 31, 1997.

  FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

     We commenced business operations in October 1996. We had three months of operations in fiscal year 1996 compared to 12 months for fiscal year 1997. For the year ended December 31, 1997, we had a net loss of $6.1 million, compared to a net loss of $89,000 in 1996.

     Costs of services. We did not record any costs of services in 1997 or 1996.

     Selling, general and administrative expenses. Our selling, general and administrative expenses in 1997 were $6.3 million, compared to $96,000 during the year ended December 31, 1996. This increase is attributable to our development activities and hiring personnel.

     Depreciation and amortization. In 1997, we recorded depreciation and amortization expense of $128,000. In 1996, we did not recognize any depreciation and amortization expense as we did not hold any depreciable assets.

LIQUIDITY AND CAPITAL RESOURCES

  OPERATING ACTIVITIES

     Cash flows from operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, prepaid expenses and other assets, accounts payable and accrued liabilities. From our inception through December 31, 1999, we have experienced net operating losses, which is the primary cash component of net cash used in operating activities. Net cash used in operating activities was approximately $56.4 million for the year ended December 31, 1999. This was principally due to our net loss before non-cash items of approximately $63.0 million with offsetting increases in cash from changes in assets and liabilities, net of effects of acquisitions, of approximately $6.6 million.

     Net cash used in operating activities was approximately $13.3 million for the 12 months ended December 31, 1998. This was largely derived from our net loss of approximately $13.7 million offset by non-cash depreciation and amortization expenses of approximately $318,000.

     Net cash used in operating activities was approximately $6.1 million for the 12 months ended December 31, 1997, which was largely derived from our net loss for that period.

  INVESTING ACTIVITIES

     Net cash used in investing activities was approximately $58.7 million for the year ended December 31, 1999. This was mainly comprised of the cash proceeds of approximately $38.8 million from the WNP transaction and subsequent sale of NEXTLINK shares, offset by cash outflows for the purchases of short-term investments of approximately $24.8 million, the purchase of a restricted short-term investment of approximately $19.0 million, the purchase of telecommunications licenses for approximately $1.5 million, the purchase of property and equipment for approximately $20.1 million and the funding of capital contributions to affiliates of approximately $31.6 million.

     Net cash used in investing activities was approximately $20.1 million for the 12 months ended December 31, 1998. This was largely comprised of our investment in WNP of approximately $11.8 million, the purchase of telecommunications licenses of approximately $4.9 million and purchases of property and equipment of approximately $3.8 million.

     Net cash used in investing activities was approximately $2.1 million for the 12 months ended December 31, 1997. This was due to our investment of approximately $1.4 million in our Ecuador business, our purchase of spectrum license in Poland of approximately $478,000 and our purchase of property and equipment of approximately $267,000.

  FINANCING ACTIVITIES

     Net cash from financing activities was approximately $145.5 million for the year ended December 31, 1999. This was mainly comprised of the net cash proceeds from our preferred stock issuances in February and September 1999 of approximately $138.0 million, approximately $6.7 million from capital contributions by minority shareholders and approximately $704,000 from the issuance of common stock in connection with our stock option plan.

     Net cash from financing activities was approximately $34.9 million for the 12 months ended December 31, 1998. This was largely comprised of the net cash proceeds from the issuance of a portion of our preferred stock issuances in July and November 1998 of approximately $29.9 million and approximately $6.0 million from capital contributions by minority shareholders.

     Net cash from financing activities was approximately $28.8 million for the 12 months ended December 31, 1997. This was mainly comprised of the net cash proceeds from the issuance of a portion of our preferred stock issuances in August and November 1997 of approximately $26.8 million and approximately $1.7 million from the issuance of common stock.

     As of December 31, 1999, we had $96.1 million of cash and cash equivalents and short-term investments, including $19.0 million of a restricted short-term investment, and net working capital of $80.9 million.

     Since our inception, we have relied on the proceeds from a series of equity financings as our primary source of capital. We have raised approximately $377.7 million in cash from the issuance of common stock and preferred stock. The following table shows the shares issued and capital raised from each of these equity financing transactions:

                                                               GROSS
SECURITY ISSUED                                               PROCEEDS
---------------                                               --------
Common stock................................................  $  3,647
Series A & B preferred stock................................    58,200
Series C & D preferred stock................................    25,000
Series E & F preferred stock(1).............................   115,848
Series G senior preferred stock(2)..........................   175,000
                                                              --------
          Total capital raised..............................  $377,695
                                                              ========

------------------------------

(1) Does not include 16,371,552 shares, valued at $10.00 per share ($163.7 million), issued in consideration for the remaining interest in Callino that we did not own.

(2) Represents senior preferred stock issued or to be issued in May 2000.

     In April 2000, we obtained a commitment to purchase our senior secured notes, which was arranged by affiliates of some of the underwriters of this offering. See "Underwriting." We agreed to issue $45.0 million of our senior secured notes in May 2000, the maximum amount under this commitment, and we are required to issue warrants to purchase 600,000 shares of common stock at an aggregate exercise price of $6.0 million ($10 per share). Upon completion of this offering, warrants to purchase 300,000 shares will be cancelled and the exercise price of the remaining warrants will be adjusted to equal the purchase price in this offering. The notes are payable at the consummation of this offering. See "Use of Proceeds." Interest, payable quarterly in arrears, will accrue on the funds borrowed at the greatest of the following rates at the time of the borrowing: three-month LIBOR plus 6.75%, the treasury rate plus 6.77% or the DLJ High Yield Index Rate plus 0.91%, with an annual maximum percentage rate of 17.0% and an annual minimum rate of 13.0%.

     Capital expenditures. During the year ended December 31, 1999, we incurred capital expenditures of $20.1 million for the deployment of our telecommunications networks. During the same period in 1998, we incurred $3.8 million for similar capital expenditures. We expect that our plans will require increased capital expenditures. We currently anticipate that our plans to expand our current commercial operations in Germany and Poland and to build out our networks in Denmark, Finland, Ireland, Norway, Spain and Switzerland will require substantial capital expenditures through 2000. Further, if we are successful in acquiring additional telecommunications licenses, we will require additional capital to fund the expansion.

     Capital requirements. We anticipate that our current financial resources, including funding commitments, will be sufficient to fund our operations, expansion plans and capital requirements for at least the next 18 months. Upon completion of this offering, we plan to accelerate the implementation of our existing plans and expand into additional markets. See "Risk Factors -- We may not be able to obtain additional funding on satisfactory terms to operate and grow our business, which could dilute our stockholders or impose financial restrictions that limit our business activities."

     Completion of this offering will terminate the right of some of our shareholders to require us to redeem 3,646,286 shares of our Series E and F preferred stock at an aggregate price of $36.5 million. This redemption right would have become exercisable on September 30, 2000.

     Future capital requirements. Based on our current business plan, we will need substantial funds for the deployment and operation of our networks, including requirements to finance capital expenditures, working capital and operating losses in those markets and to acquire additional spectrum licenses.

     The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of, among other things:

     - the cost of deploying our networks in each of our target markets;

     - the demand for our services;

     - changes in the regulatory, technological or competitive environments, including new market opportunities within or outside of our initial markets;

     - changes in our development plans or projections that cause us to alter our network rollout schedule, or change our markets or service offerings;

     - acquisitions or strategic alliances, if any;

     - the decision to deploy networks in other markets other than those in our current business plan; and

     - the cost of obtaining spectrum licenses.

     Our costs and expenses and revenues may vary from expected amounts, possibly by a significant degree. Any variation would affect our future capital requirements. We cannot be sure that we will be able to obtain the additional financing to satisfy our additional capital requirements, if any, on acceptable terms or at all. If we cannot obtain such financing on terms acceptable to us, we may be forced to curtail our planned expansion activities and may be unable to fund our ongoing operations.

     In September 1999, Formus Polska entered into a secured senior facility agreement with Westdeutsche Landesbank (France) S.A., and other lenders, that enables it to borrow a total principal amount of EUR120 million (approximately $115.4 million) in four staggered installments, as follows:

     - EUR31 million (approximately $29.8 million) before June 30, 2000;

     - EUR31 million, plus any unused amounts from the preceding installment, during the period between July 1, 2000 and June 30, 2001;

     - EUR31 million, plus any unused amounts from the preceding installments, between July 1, 2001 and June 30, 2002; and

     - EUR27 million (approximately $26.0 million), plus any unused amounts from the preceding installments, between July 1, 2002 and June 30, 2003.

     The loans under this facility are secured by a pledge of shares of our subsidiary that holds our interest in Formus Polska, and that subsidiary pledged its interest in Formus Polska. Formus Polska has also pledged its assets and assigned its contracts and bank accounts. In addition, we have agreed to contribute $46.7 million to Formus Polska by the end of 2000, in accordance with Formus Polska's business plan, $25.2 million of which has been contributed as of April 6, 2000.

     Interest on the loan accrues and is payable quarterly at an interest rate based on EURIBOR plus 5% per year, or the European Overnight Interest Rate plus 5.0% per year, depending on the type of advance. Principal on each of the four staggered installments of the loan is payable in 16 quarterly payments beginning on the end of the quarter 24 months after that particular installment became available for borrowing. Under the facility we are subject to restrictive covenants, including with respect to acquisitions of assets, incurrence of debt and encumbrances on assets. The facility includes prepayment provisions and does not allow us to reborrow any re-paid amounts. In January 2000 and April 2000, Formus Polska borrowed approximately EUR6.2 million (approximately $6.0 million) and EUR7.6 million (approximately $7.3 million) under this facility at floating interest rates that are currently 8.4% and 9.0%, respectively. Payments under this facility are subject to foreign exchange risk. Poland is not currently a member of the European Union, and movements in the exchange rate between the Polish zloty and the euro will affect future cash flows as the zloty is not currently fixed to the euro.

     In March 2000, we participated in the Swiss government's auction of several spectrum licenses. We were successful in obtaining a nationwide spectrum license for 56 MHz in the 26 GHz frequency range for approximately CHF 55.0 million. We are scheduled to pay for the spectrum license on May 31, 2000. We purchased a Swiss franc forward contract locking in the United States dollar equivalent price that we will have to pay at approximately $33.3 million. We currently have approximately $19.0 million in a restricted short-term investment, which has been restricted as part of the auction process and will be used to pay for part of the spectrum license cost.

     We have a pending offer to purchase the right to use capacity on Global Crossing's pan-European and trans-Atlantic fiber optic network consisting of eight links throughout Europe and four links to the United

 States. This offer commits us to spend approximately EUR6.3 million (approximately $6.1 million) before the end of 2001. In addition, we expect to incur annual maintenance fees not to exceed $150,000 per activated link.

     In March 2000, we sold our New Zealand spectrum licenses congruent with our business strategy of focusing on selected markets in Europe. We sold these spectrum licenses for cash proceeds of approximately $7.8 million and recognized a gain of approximately $6.4 million for the first quarter of 2000. These spectrum licenses were purchased in 1998 for approximately $1.4 million.

INFLATION, FOREIGN CURRENCY EXCHANGE RISKS AND FOREIGN INVESTMENT RISKS

     We may conduct business in countries that are experiencing a much higher rate of inflation than the rate of inflation in the United States. This trend could have a material adverse effect on our financial results. However, inflation has not had a significant adverse effect on our historical operating results.

     We are exposed to changes in currency exchange rates and, as a result, our financial condition and results of operations, as reported in U.S. dollars, may be affected by a change in the value of the local currencies in which we transact business as compared with the U.S. dollar. The functional currency of our foreign subsidiaries is either the applicable local currency or the U.S. dollar. We determine the functional currency based upon the primary economic environment in which our foreign subsidiaries operate, typically, this is the currency in which they will generate and expend cash. The assets and liabilities of our foreign subsidiaries for which the functional currency is the local currency are translated into the U.S. dollar at the applicable exchange rate in effect at the end of the period being reported on, and our revenues and costs are translated at the average exchange rate during the period being reported on. In addition, we anticipate that our foreign subsidiaries will have debts or receivables that are denominated in other currencies, exposing them to foreign currency exchange rate fluctuations. We believe that in the future we will be generating an increasing portion of our revenues and costs in foreign currencies, which could have a negative impact on our earnings and cash flows and financial condition. See "Risk Factors -- Foreign currency exchange rate fluctuations may cause financial losses."

     We are also affected by the political and economic factors in each foreign country that could negatively affect our earnings and cash flows. We anticipate that with the introduction of the euro currency, we may experience a lesser impact from local political or economic changes in European Union countries such as Germany.

EURO CONVERSION

     On January 1, 1999, 11 of the 15 member countries of the European Union established fixed conversion rates between their then existing sovereign currencies (the legacy currencies) and the euro and adopted the euro as their common legal currency on that date. Denmark, Greece, the United Kingdom and Sweden are not currently participating. The legacy currencies are scheduled to remain legal tender in the participating countries as denominations of the euro until January 1, 2002. During the transition period, public and private parties may pay for goods and services using either the euro or the participating countries' legacy currency.

     We have purchased and specified our business support systems, including billing, to accommodate euro transactions and dual currency operations during the transition period. In addition, we intend to require all vendors supplying third party software to us to warrant compliance.

     We will be dependent on banks, customers and other providers to complete business transactions and we will be exposed to problems inherent in these third-party systems. During the transition period, to the extent we are supplying local service, we can continue billings and collections in the legacy currency to avoid euro conversion problems. However, to the extent we have international transactions in European Union countries, we will be exposed to euro-related risks.

     The establishment of the European Monetary Union may have a significant effect on the economies of the participant countries. There can be no assurance as to the relative strength of the euro against other currencies. Since a substantial portion of our net sales will be denominated in euro or legacy currencies, we will be exposed to that risk.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Investment portfolio and interest rate sensitivity. We do not think we are exposed to significant changes in fair value of our investment portfolio because of our investment strategy. Under our investment policy, we invest primarily in financial instruments that meet high credit quality standards and generally have a maturity of one year or less. These financial instruments include obligations of the United States government or any European Economic Community member government or any agency thereof guaranteed by the country, certificates of deposits, money market deposits, and commercial paper with a rating of A-1 or P-1, SP1, MIG1 or VMIG1.

     Interest income earned on our investment portfolio is affected by changes in short-term interest rates. We are thus exposed to market risk related to changes in market interest rates. To date, we have managed these risks by monitoring market rates and the duration of our investments.

     Impact of foreign currency rate changes. We are exposed to foreign exchange rate changes related to the monetary assets and liabilities and to the financial results of our foreign operating subsidiaries when their respective financial statements are translated into U.S. dollars in consolidation.

     Our operating subsidiaries' monetary assets and liabilities are subject to foreign currency exchange risk because purchases of network equipment and services may be denominated in currencies other than the subsidiary's own functional currency.

     The spot rates and the average spot rate for the period for the euro, Deutsche mark and Polish zloty are shown below per U.S. dollar.

                                                          EURO(1)   DEUTSCHE MARK   ZLOTY
                                                          -------   -------------   -----
March 31, 2000..........................................   1.04         2.03        4.13
3 months ended March 31, 2000 -- Average................   1.01         1.98        4.11
December 31, 1999.......................................   0.99         1.95        4.13
12 months ended December 31, 1999 -- Average............   0.94         1.84        3.96
December 31, 1998.......................................   0.86         1.68        3.50
12 months ended December 31, 1998 -- Average............     --         1.76        3.49
December 31, 1997.......................................     --         1.79        3.51
12 months ended December 31, 1997 -- Average............     --         1.73        3.28

------------------------------

(1) The euro was not legal tender before January 1, 1999.

     We intend to manage exchange rate risk by causing our operating subsidiaries to incur financing liabilities denominated in their own functional currency. In addition, under our agreement with Westdeutsche Landesbank, we may be required to take actions to hedge currency exchange exposure affecting the Polish zloty. We will continue to evaluate our exposure to other foreign currency exchange rate risks and may adopt hedging strategies in the future.

                                    BUSINESS

     We provide broadband, communications and information services to business customers in selected European markets. Some of the services we currently offer include broadband and dial-up Internet access, high capacity data transport, long-distance voice services and virtual private networks. We intend to be a single source provider of services to meet our customers' broadband, Internet and communications needs.

     We have commercial operations in Germany and Poland and operations on a non-commercial trial basis in France, Hungary and Belgium. We hold spectrum licenses in Germany and Poland, where we are expanding our broadband wireless networks to deliver our services. We have additional spectrum licenses in Finland, Norway, Spain and Switzerland and expect to receive a spectrum license in Ireland. In addition, we have a number of license and development activities underway in other European countries. We also plan to build DSL networks this year to deliver broadband services to business and residential customers in Germany, Denmark and Finland.

INDUSTRY OPPORTUNITY

     Broadband services offer companies the opportunity to increase productivity and manage resources more efficiently by increasing the speed of data transfer between customers, suppliers, business units and office locations. In addition, broadband Internet access should allow businesses to exploit the Internet more efficiently as a distribution channel for goods and services and as a means for improving customer service and managing information and products. Ovum, Inc. projects total peak hour traffic for voice, Internet and corporate data in Europe will grow 87% annually from 43.6 Gbps (Gigabits per second) in 1999 to 1,866.4 Gbps in 2005. Ovum also estimates that corporate data and Internet traffic accounted for 76% of peak hour traffic in 1999 and will account for 97% in 2005. Datamonitor, Inc. projects that by 2004, 5.4 million businesses in Europe, accounting for 65% of all European businesses, will be users of the Internet.

     In addition to an increase in Internet use, revenue for European Internet access is expected to increase substantially over the next few years. The following table shows estimated historical and projected Internet access spending in Western Europe from 1999 to 2003, and illustrates a 27.1% compounded annual growth rate over that time period.

              Projected Internet Access Spending -- Western Europe
                                ($ in billions)
[Table showing European Internet access spending in Western Europe during a five-year period, including 1999 through 2003]

1999                                                                                5
2000                                                                              6.8
2001                                                                              8.8
2002                                                                               11
2003                                                                               13

Source: International Data Corporation

     We believe that most businesses in Europe currently have access to the Internet only through dial-up modem connections. These standard connections are slow and typically require the user to wait before a connection is established. Dial-up connections in Europe are generally more expensive than similar services in the United States, often requiring users to pay for local calls based on the duration of the call. Fiber optic cable, an alternative to dial-up connections, is significantly faster, but expensive to install and reaches only the largest buildings in the more developed markets. We believe that fiber optic cable penetration in Europe is significantly below that in the United States. We believe that more cost-effective broadband technologies offer attractive alternatives to fiber optic cable.

     While there is substantial fiber infrastructure connecting major cities and within many commercial districts in Europe, we believe that very few businesses have high-speed connections to this infrastructure. Broadband wireless technology and DSL offer economical solutions to connecting businesses to existing fiber rings. Our wireless broadband networks are engineered to allow transmission speeds of up to 30 Mbps, which is 530 times greater than the fastest available dial-up modem connections. DSL technology, which enables the transmission of digital signals over existing copper telephone wires, can be engineered to allow transmission speeds of up to 6 Mbps, which is 106 times greater than the fastest available dial-up modem connections. Additionally, both broadband wireless and DSL provide Internet access that is always on, meaning that users do not need to dial and wait for a connection in order to transmit and receive data. International Data Corporation reports that broadband access is currently the fastest growing segment of the Internet access market, and projects that Europe will exhibit annual growth rates in this segment near, or over, 100% from 1999 to 2003.

     As broadband access is made more readily available, we believe European businesses will increase their use of the Internet and bandwidth intensive business applications. This increase in usage should result in a demand for additional value-added services, which we plan to provide. International Data Corporation projects that demand in Europe for value-added services such as web hosting, network management and application hosting will grow at 47.6% annually from $528 million in 1998 to $3.7 billion in 2003.

OUR STRATEGY

     We intend to capitalize on the increasing demand for broadband Internet communications services in Europe to increase our revenues. To meet this objective, we will focus on the following strategies:

     Rapidly and cost-effectively deploy our wireless and DSL networks. In each of the markets where we operate or plan to enter, we seek to establish a strong market presence in the early stages of broadband services competition. Our strategy includes several elements:

     - obtain roof rights for our wireless networks and co-location sites for our DSL networks, which we generally commence prior to obtaining licenses;

     - deploy our networks in the largest cities in our license areas first;

     - commence wireless network operations with initial base stations in the central business district of a city;

     - rollout additional base stations and DSL co-locations in a city as needed to meet customer demands; and

     - expand our services into other cities once we have established a presence in the largest cities.

     Our network deployment strategy allows us to cost-effectively establish broadband connections without laying underground cable. For our licensed wireless networks, once we secure building access we are able to quickly install an antenna and establish a connection to a customer. For our DSL networks, once we secure space and locate our equipment in or near an incumbent carrier's central office we can quickly market our services and connect customers and buildings to the central office using a digital modem at the customer site. Accordingly, both technologies allow us to tie capital expenditures directly to demand.

     Aggressively expand the base of customers connected to our broadband network. In markets with a more developed telecommunications infrastructure, such as Germany, we intend to focus initially on providing broadband access for small- and medium-sized businesses that have not accessed such services due to high costs and limited availability. In markets with a less developed telecommunications infrastructure, such as Poland, we intend to focus on business customers of all sizes.

     We have begun to market our services aggressively. In Germany, we launched an advertising campaign in the first quarter of 2000 that offered bundled dial-up Internet access and long-distance voice services targeting small- and medium-sized companies. As we deploy our broadband networks, we intend to migrate customers to our new high-speed network. In Poland, we have already connected 124 buildings to our wireless network, and we are aggressively marketing our services to businesses in those buildings with our direct sales force and third party distributors. We continue to connect our wireless network to buildings that have potential customers.

     Serve as a single-source provider of broadband Internet, communications and information services to our customers. European businesses are increasing their use of the Internet, other web-based applications and services and wide-area-networks that connect multiple offices or connect businesses with their customers or suppliers. To capitalize on this trend, we intend to offer our customers a full suite of integrated Internet, communications and information services. We believe that our customers will benefit from being served by a single source provider as we expect to reduce their costs of managing vendors, hardware and software. By providing our customers with a single source solution, we believe we can increase customer satisfaction, reduce customer churn and better leverage our network infrastructure and sales and marketing resources.

     Retain experienced local management teams. We select our local management teams based on their knowledge of the market and ability to effectively develop new businesses. We believe that business customers seek service providers that are readily available to respond to service requests and with which they can build long-term relationships. We have local managers who understand the culture of their markets, have existing business relationships in those markets and can design services and marketing campaigns to target local business customers' needs. Our local managers retain day-to-day operating control of their businesses.

     Obtain additional spectrum and telecommunications licenses. As the demand for broadband services has increased, governments, in an effort to increase the capacity of telecommunications networks and allow new competitive carriers to provide advanced and traditional telecommunications services, have begun allocating previously unlicensed spectrum and requiring incumbent carriers to provide competitors with access to their local networks. The process of licensing spectrum in Europe is generally different than in the United States, where spectrum is licensed through an auction process with licenses generally awarded to the applicants that submit the highest bids. In most cases, European government agencies make licenses available through a tender process that requires applicants to submit detailed business plans, demonstrate their qualifications for building broadband wireless networks and otherwise prove that they are the best candidate for spectrum awards. The fees associated with the tender process are significantly less than the costs of acquiring a license in an auction process. We have applied for spectrum licenses in seven countries that have awarded licenses and were granted licenses in six of them. We also recently received a nationwide spectrum license in Switzerland through an auction. Through participating in the tender processes, we have gained substantial experience and knowledge that will facilitate our preparation of future applications. We have pending applications in six additional European countries and are preparing applications in four European countries that have initiated their licensing application procedures. In addition, we have qualified to participate in an auction process for 26 GHz spectrum licenses in Austria.

     Develop strategic relationships with industry leaders and local partners. We partner with strong local strategic investors who assist us with the licensing process and reduce the uncertainties of local political and regulatory issues. In addition, we seek partners who have strong market presence and can help us quickly deploy our networks and market our services. We intend to pursue strategic relationships in our target markets to access equipment, sales channels, services, skilled installation and engineering personnel and equipment financing.

     Pursue strategic acquisitions to broaden our service offerings. We intend to continue evaluating opportunities to acquire licensed telecommunications companies. We also may acquire companies that have value-added products, such as web-based services, that will enhance our service portfolio and allow us to provide new and innovative solutions to our customers. To increase our presence in Poland, we agreed to acquire CEL Polska, a company that uses point-to-point wireless licenses to provide leased capacity. We plan to use CEL Polska's nationwide wireless license to provide broadband connections to large business customers and lease broadband capacity to other telecommunications providers. In addition, CEL Polska would provide us with existing customers, roof rights and additional experienced managers.

PRODUCTS AND SERVICES

     We are developing a broad range of innovative products and services for our customers. We determine the specific products we offer in each market based on the needs of the local customers, regulations and competition. In aggregate, across our markets, we currently offer bundled and stand-alone communications products and services that include:

     - Broadband Internet Access. Our always-on service combines an Internet Protocol, or IP, link from customer premises to our high-speed network with Internet access. We offer access bandwidth from 64 Kbps to 2 Mbps. Our Internet access service currently includes leased line access and corporate dial-up connectivity for customers who are off-location. We install a full range of hardware and software products required for Internet connections, including routers, servers, browsers and other products.

     - Digital Leased Circuits and Virtual Private Networks. Business customers may lease dedicated circuits to establish links to suppliers or customers, or to establish private networks between locations. Services will feature both fractional and full 2 Mbps access speeds. Connections may be within a single city or may span several cities. These networks can be used for data and voice communications.

     - E-mail. We provide e-mail services that enable our business customers to outsource their e-mail requirements and e-mail management to our trained systems administrators and support staff. We establish e-mail accounts, manage the associated mail servers and provide full accessibility to e-mail for our customers while saving them the investment in additional servers and staff. We also provide Internet services such as Internet domain name registration.

     - Business and Residential Voice Telephony. In markets where regulatory authority permits, we provide voice telephony services to businesses and residential customers. These services are high-quality voice services, provided over traditional delivery systems. We plan to deliver these voice services using IP when the technology is commercially viable.

     In addition to our current products and services described above, we plan to offer the following enhanced services:

     - Web hosting and co-location. We plan to provide customers a full range of web hosting services, including hosting, design, site maintenance and ongoing consulting services through a combination of internal efforts and the use of independent partners. We also plan to offer web site co-location, where a customer-owned web server is located at one of our points of presence for higher reliability. We will enable our web hosting customers to take advantage of the marketing, customer service, internal company information and other benefits offered by this presence. We also intend to implement emerging content distribution technologies such as content replication, also known as mirroring, and caching for enhanced end user performance.

     - Security. Security solutions are a vital component for most businesses connected to the Internet. Our security solutions will provide customers with the ability to prevent unauthorized users from accessing their corporate network and with secured transmission of company data over the Internet using encryption and other technologies.

     - Electronic commerce solutions. We intend to provide secure e-commerce solutions that will allow our customers to sell products or services directly to customers, purchase supplies, coordinate inventory systems with suppliers, process electronic payments, track shipments and perform other business functions.

     - Managed professional services. Our target customers typically do not have the internal resources or personnel to design and maintain IP networks, Internet service and web sites. As more businesses use the Internet, we expect they will rely on outside support for management of their information technology applications. As a result, we believe it will be increasingly important for us to offer onsite technical consulting and managed network solutions customized for each subscriber.

     - Enhanced products and services. Customers are increasingly seeking to tailor the use of the Internet to their businesses. We plan to serve these needs through the packaging and configuration of third-party applications, such as data storage and retrieval, IP telephony, which permits users to make voice calls on the Internet, Internet faxing, and other applications that may be developed. Additionally, we intend to explore offering our customers content-related services such as audio and video servers for streaming media, audio and video conferencing, shared application services and transaction billing.

OPERATIONS AND LICENSES

     We are actively growing our business and have operations and projects at various stages of development. These consist of commercial operations, non-commercial trial operations and development work associated with licenses that we have been awarded. The tables below summarize information about our spectrum and other licenses and demographics for countries in which we have licenses:

                                BROADBAND WIRELESS SPECTRUM LICENSES
                       -------------------------------------------------------       CLEC(1)-VOICE
                                                                   38GHZ         ---------------------
                       2.6GHZ   3.5GHZ   10.5GHZ   24-28GHZ   (POINT-TO-POINT)   FACILITIES   SERVICES
                       ------   ------   -------   --------   ----------------   ----------   --------
Germany..............      X        X                   X                              X           X
Spain................               X
Poland...............                                   X              X(2)
Austria..............                                                                  X           X
Switzerland..........                                   X
Finland..............               X        X          X
Norway(3)............                                   X
Ireland(4)...........                                   X

---------------

(1) Competitive Local Exchange Carrier

(2) This license is held by CEL Polska, which we have agreed to acquire.

(3) We have received a license in Norway but an unsuccessful applicant has challenged the Norwegian tender process. See "-- Other Licenses Awarded -- Norway."

(4) Finalization of the Irish licensing process has been postponed pending the outcome of a legal challenge to the Irish tender process by an unsuccessful applicant. See "-- Other Licenses Awarded -- Ireland."

     In addition, we have licenses in France, Belgium, Hungary and Ireland to provide services on a trial basis.

                                                                      ESTIMATED
                                      ESTIMATED      PERCENTAGE       NUMBER OF
                        ESTIMATED     POPULATION    OF POPULATION     BUSINESSES         ESTIMATED
                          TOTAL       COVERED BY     COVERED BY       COVERED BY     TELECOMMUNICATIONS
                         COUNTRY     OUR SPECTRUM   OUR SPECTRUM     OUR SPECTRUM       REVENUES IN
                        POPULATION     LICENSES       LICENSES         LICENSES           1999(1)
                        ----------   ------------   -------------   --------------   ------------------
                              (IN MILLIONS)                         (IN THOUSANDS)     (IN BILLIONS)
Germany(2)............     82.1          37.3            45.4%          1,069              $36.2
Spain.................     39.2          39.2           100.0           2,475               11.3
Poland(3).............     38.6          38.6           100.0           2,300                3.8
Austria(4)............      8.1            --              --              --                3.3
Switzerland...........      6.9           6.9           100.0             373                3.8
Finland...............      5.2           2.0            38.5              85                2.3
Norway(5).............      4.4           4.4           100.0             115                2.0
Ireland(6)............      3.6           3.6           100.0             146                2.2
                          -----         -----                           -----              -----
          Total.......    188.1         132.0                           6,563              $64.9
                          =====         =====                           =====              =====

------------------------------

(1) Amounts converted from euros using the March 31, 2000 exchange rate for Germany, Spain, Sweden, Austria, Finland and Ireland. 1998 data converted from local currencies using the March 31, 2000 exchange rate for Switzerland and Norway. Poland data is for 1998.

(2) In Germany, we have licenses in various spectrum bands. Population covered is derived by eliminating overlapping coverages.

(3) This estimate represents CEL Polska's nationwide license for intra-provincial services. CEL Polska's license allows it to use spectrum on a link by link basis as it acquires customers. Formus Polska's point-to-multipoint licenses cover an estimated population of 6.7 million and 722,000 businesses in 11 Polish cities. Poland data is for 1998.

(4) Our Austrian switched voice licenses cover approximately 250,000 businesses.

(5) We have received a license in Norway but an unsuccessful applicant has challenged the Norwegian tender process. See "-- Other Licenses Awarded -- Norway."

(6) Finalization of the Irish licensing process has been postponed pending the outcome of a legal challenge to the Irish tender process by an unsuccessful applicant. See "-- Other Licenses Awarded -- Ireland."

  GERMANY

     Overview. During 1999 and 2000 we were granted spectrum licenses to provide wireless broadband services in certain regions of Germany. The table below outlines the spectrum we were granted and the population and businesses covered.

                                          ESTIMATED            ESTIMATED
SPECTRUM                              POPULATION COVERED   BUSINESSES COVERED
--------                              ------------------   ------------------
                                        (IN MILLIONS)        (IN THOUSANDS)
2.6 GHz............................          31.0                 877
3.5 GHz............................          11.6                 364
26 GHz.............................          10.6                 326

     These licenses cover 37.3 million in total population and approximately 1,069,000 businesses, respectively, adjusted for overlap. Our licenses cover primarily commercial areas in metropolitan vicinities as well as smaller cities where there are fewer telecommunications competitors. In addition, we hold nationwide competitive local exchange carrier (CLEC) licenses, which allow us to own and operate telecommunications facilities and provide telecommunications services over networks constructed by third parties. These licenses enable us to offer local and long distance telephone services and data transmission services to a population of approximately 82 million.

     Market opportunity. The German telecommunications market is Europe's largest and is estimated to be approximately $36.2 billion for 1999. This market has also become one of the most liberalized in Europe since January 1998, when a new regulatory program was adopted that allows new entrants to compete with Deutsche Telekom. Germany represents an attractive market for broadband telecommunications due to the following factors:

     - Europe's largest economy with a GDP of $1.8 trillion in 1998;

     - liberalized telecommunications regulatory environment that favors competition from new entrants and mandates interconnection with the incumbent carrier on reasonable terms;

     - robust national infrastructure on which to build local connections;

     - population density of approximately 235 people per square kilometer;

     - revenues for data services, including Internet access, that are expected to grow at a compounded annual growth rate of approximately 30% compound through 2005; and

     - over nine million estimated Internet users in 1999.

     Rollout plan. We currently provide our customers with Internet access and voice services over wired networks. Customers can currently select us for the following services on a bundled or stand-alone basis: Internet dial-up service, pre-selected long distance telephone service and call-by-call long distance telephone service using a prefix code to obtain our reduced rate. We were the first German operator to bundle long distance voice and Internet services.

     As of March 31, 2000, we had deployed four wireless base stations connecting a total of twelve buildings within Hamburg, Rosenheim, Landshut and Hildesheim. Using our wireless network, we are providing trial customers with high-speed Internet access, virtual private networks and voice services using IP. We plan to offer these services on a commercial basis in the third quarter of 2000 and to deploy additional base stations. We will expand our broadband services to include web-hosting and virtual private network services. In order to support the rollout in major German cities, we have established six regional operating centers with sales and technical staff.

     We also plan to launch DSL service later this year in markets where we may not have wireless licenses or where we believe the combination of wireless and DSL provides the best opportunities for growth. To this end, we are establishing co-location space in 130 of Deutsche Telekom's central facilities for use by our customers. German regulations obligate Deutsche Telekom to provide co-location space within four months of application. We plan to launch our DSL service initially in those cities in which we have, or will later this year, deploy our voice and IP network services, including Munich, Frankfurt, Stuttgart, Dusseldorf, Hamburg and Berlin.

     We have installed digital telephone switches in Munich, Hamburg and Stuttgart, where we currently offer long distance voice and dial-up Internet access services as a facilities-based CLEC. Currently, we have 10 points of interconnection with Deutsche Telekom and one with another carrier. We initiated commercial services in July 1999, and as of March 31, 2000, had approximately 5,500 pre-select long distance and dial-up Internet customers.

     We expect to install three additional digital telephone switches in Frankfurt, Dusseldorf and Berlin during 2000. In order to optimize our sales structure and reduce interconnection costs, we plan to add 13 additional points of interconnection by December 31, 2000. We expect to build a national digital telephone switching network, targeting other major cities and subsequently their surrounding areas. We have an interconnection agreement with Deutsche Telekom that has an indefinite term and is subject to termination by either party by the end of each year if six months' notice is given. We also have interconnection agreements with several other German telecommunications operators.

     Subscriber Management. To date, we have marketed our prefix dialing telephone services, "call by call" and "surf by call," through coordinated print and television advertising campaigns. The prefix dialing services enabled potential customers to test our services, as these services do not require service contracts. For contract services, such as preselected carrier voice, Internet services, and, in the future, wireless broadband and DSL, we plan to use inbound and outbound telemarketing sales agents and a direct salesforce.

     To provide customer service and support, we have established a centralized customer service center in Munich. The center's operations consist of staffed telephone lines for new business inquiries, customer care and technical support. The center also has a complete order management system that handles the entire subscriber order process, including credit checks, order entry and activation. Our regional sales representatives and dealers also use this customer service center to process the orders they generate.

     Licenses. We have been allocated nearly 380 spectrum licenses that entitle us to use 28 MHz of spectrum in the 2.6 GHz frequency band, 28 MHz of spectrum in the 3.5 GHz frequency band and 56 MHz of spectrum in the 26 GHz frequency band. The frequency permits for the 3.5 GHz and 26 GHz bands have an indefinite term. The 2.6 GHz frequency allocations may expire at the end of 2007, if the German telecommunications regulatory agency determines that these frequencies should be used to expand the spectrum available for advanced mobile wireless service. Our frequency permits have several requirements, including a requirement to use the spectrum within one year after grant. We could be fined or possibly lose our permits if we fail to meet these requirements in those areas where we do not yet have operations. At the time we acquired our initial interest in Callino, our German operating company, it held licenses to provide national switched voice and data transmission services. These licenses currently cover the entire country of Germany and have an indefinite term with no buildout requirements.

     We pay a single fee for each frequency channel that has been allocated based on the population covered by the permit. We must also pay a small annual fee for each radio device installed and file an annual report on our general operations.

     Ownership and management. We own 100% of Callino. We acquired our interests through a number of transactions between September 1998 and September 1999.

  POLAND

     Overview. In 1997, we and our Polish partner formed Formus Polska and obtained a license to provide broadband services in the ten largest cities in Poland. Formus Polska's license areas contain an estimated population of 6.7 million and approximately 722,000 businesses. We currently hold a 91.1% economic interest in Formus Polska.

     In July 1999, we agreed to purchase 100% of CEL Polska for $2.7 million and have funded its operations since that time through a bridge loan. CEL Polska provides intra-provincial leased capacity to transport data for telecommunications carriers pursuant to a license that covers all provinces. This potential acquisition is subject to receiving governmental approval. The agreement provides both parties with termination rights if the acquisition is not closed by May 31, 2000. If the acquisition is not consummated by May 31, 2000, a portion of the outstanding principal and unpaid interest on the bridge loan becomes immediately due and payable.

     Market opportunity. Poland is one of the world's largest emerging markets with a population of over 38 million. Poland represents an attractive market for broadband telecommunications due to the following factors:

     - few competing operators;

     - stable, growing economy with estimated GDP growth of 4.1% in 1999 and projected GDP growth of 5.2% in 2000;

     - an underdeveloped telecommunications infrastructure;

     - 1.5 million Internet users at the end of 1999, projected to grow to as many as 7.0 million by 2004; and

     - liberalization of telecommunications regulation due to Poland's expected entry into the European Union.

While some telecommunications infrastructure projects have been initiated, we believe the emerging business market is still significantly underserved. In particular, broadband communication capabilities are generally unavailable.

     Rollout plan. Our operations are initially focusing on network deployment in Warsaw, followed by other cities, and are expected to cover 6.7 million people by the end of 2000. We have eight operational base stations in Warsaw, three in Lodz, two in Gdansk-Gydnia-Sopot, one in Katowice and one in Poznan. In total, we plan to establish 38 base stations to cover 10 cities in our licensed areas. We plan to launch service in the remaining five cities by the end of 2000.

     We launched commercial operations of our network in Warsaw in May 1999. Currently, 117 business customers are using our services, and we have agreements with another 121 business customers that we are in the process of activating. We offer our customers high-speed Internet access, virtual private networks, basic e-mail service and domain name registration. CEL Polska currently has 160 links to transport data for seven telecommunications providers and has agreements to provide 11 additional links. CEL Polska has a number of antenna site leases, including roofs of government-owned buildings, some of which may require further governmental approval.

     Formus Polska currently has roof rights for 311 buildings, 36 of which are for base stations. Formus Polska has 124 terminal stations deployed connecting buildings to its base stations. As demand dictates, we will expand the network to cover more businesses and a larger area within each city.

     Initially, we intend to provide customers with both broadband Internet access and local- and wide-area network connections at a variety of connection speeds and capacities. We anticipate that we will provide our customers with higher capacity connections over time as their usage of the Internet and the availability of more bandwidth-intensive products increases. In addition, we believe that providing these basic services will give us an advantage as we market incremental value-added services to our customers.

     Formus Polska has an interconnect agreement with TEL-ENERGO that provides data transport capacity between the cities where we are deploying our wireless network. The agreement is terminable upon 12 months' notice or with shorter notice periods in the event of breach.

     Supply agreements. In May 1999, we entered into an agreement with Alcatel for the purchase, supply and installation of equipment for our broadband network. This agreement also provides that Alcatel will furnish support, maintenance and training services and will process our applications for frequency for those sites where it supplies equipment. Under this agreement, we have agreed to purchase 80.0% of our base station and terminal station equipment requirements in Poland from Alcatel at specified rates subject to standard commercial terms and conditions. The agreement provides for equipment purchases in several stages and terminates in June 2003. We may decide at any time not to proceed with further stages. We have a EUR120 million ($115.4) financing facility for equipment and services.

     Licenses. In October 1997, the Ministry of Telecommunications granted Formus Polska a 10-year license, subject to extension, to provide telecommunications services in 11 cities, including the ten largest cities in Poland, covering an aggregate population of approximately 6.7 million. The license authorizes Formus Polska to provide telecommunications services, including Internet access, data transmission services and private network voice services limited to 1,000 termination points and to build a telecommunications network. The private networks for voice are limited to companies operating in the areas of finance or insurance services or entities and branches of government administration. The license allows Formus Polska to use 1.3 GHz of spectrum from the frequency band spanning 27.5-29.5 GHz for point-to-multipoint links as well as for interconnection of base stations in its network. Although the license provides that spectrum has been set aside for Formus Polska's use, it must apply to the Polish State Radio Communications Agency for definitive allocation of this spectrum when its network is in place. Formus Polska has obtained this definitive allocation for its Warsaw network and some point-to-point links in

Warsaw, Gdansk and Gdynia, and it expects to obtain similar definitive allocations in each of its other licensed areas as it activates its network.

     In April 1998, the Polish Ministry of Telecommunications granted CEL Polska a 15-year license, subject to extension, to provide intra-provincial wireless communications service to network operators over point-to-point connections using spectrum in the 38 GHz band. The license permits CEL Polska to offer intra-provincial services, covers all of the provinces in Poland and allows CEL Polska to establish specific broadband connections upon the filing of requisite documentation. The license does not allow CEL Polska to offer services that cross area code zones. During the first half of 1999, CEL Polska applied for additional wireless licenses that would allow it to provide its services to retail customers and to install equipment on residential buildings. We cannot assure you that CEL Polska will obtain these additional licenses.

     Ownership and management. We own 49.0% of the voting securities of Formus Polska. Under Polish telecommunications law and Formus Polska's license, our capital share and voting interest in Formus Polska cannot exceed 49.0%, and a majority of both Formus Polska's management and supervisory boards must be Polish citizens domiciled in Poland. We currently hold a 91.1% economic interest in Formus Polska, which reflects our proportion of shareholder funding of this company to date.

     Through Formus Polska's organizational documents and shareholders' agreement, we have significant voting and other rights with respect to supervisory board and shareholder decisions affecting Formus Polska. The supervisory board oversees Formus Polska's affairs, while the management board is responsible for the day-to-day operations of the company. Formus Polska's charter provides that two of its five supervisory directors be elected directly by us and that the remaining three supervisory directors be elected by all of the shareholders. We and the other shareholder have agreed that one of the three remaining supervisory directors will be a director designated by us. Representation on the management board is proportionate to the shareholders' economic interests.

     In connection with a supply agreement and a financing arrangement, we have granted Alcatel an option to obtain a 2.0% voting and economic interest in Formus Polska for a nominal amount. If the option conditions and legal requirements are met, the option may be exercised after September 15, 2000, and it expires on the earlier of September 15, 2005, or the listing for trading of Formus Polska's common shares.

     Prior to closing our planned purchase of 100% of CEL Polska, a four-person transition committee has been established to review the operation of CEL Polska and consider strategies for integrating CEL Polska's and our businesses. We appointed two members to the transition committee and the selling parties appointed two members.

  OTHER LICENSES AWARDED

     In addition to our operations in Germany and Poland, we have been awarded licenses for other European countries that we intend to develop as quickly as practicable.

     Austria. We hold nationwide landline telecommunications licenses that provide us access to a population of approximately 8.1 million and an estimated 250,000 medium- to small-sized businesses. We are registered as one of eighteen companies that will participate in a 26 GHz spectrum auction that is scheduled to commence in mid-2000.

     Finland. In July 1999, we obtained broadband spectrum licenses that allow us to provide services using 3.5, 10.5 and 26 GHz frequencies in 15 cities covering a population of approximately 2.0 million and an estimated 85,000 businesses. Our licenses allow us to be one of the first market entrants to provide fixed wireless access services. Because we have obtained licenses for a total of 336 MHz in high- and low-frequency bands, we will be able to provide telecommunications services to a wide variety of customers, including large-, medium- and small-sized businesses and potentially some residential customers. Our licenses require us to begin operations by the end of 2000.

     Ireland. In September 1999, we were notified of our right to a nationwide broadband spectrum license for 112 MHz of spectrum in the 26 GHz frequency band. This license covers approximately 3.6 million people and an estimated 146,000 businesses. We do not know all of the terms and conditions that would be included in this license. Because of a legal challenge by an unsuccessful applicant for a license awarded to another company, the Irish telecommunications regulator has postponed finalization of the issuance of all spectrum licenses until the courts have ruled on the challenge. We believe the court will issue its ruling by the end of 2000.

     Norway. In March 2000, we obtained a broadband spectrum license for 112 MHz in Norway in the 26 GHz frequency range. Our license covers a total population of approximately 4.4 million and an estimated 116,000 businesses. Because our license is in the high-frequency band, we expect that we will target large- and medium-sized businesses in Norway's major cities. Our 12-year license requires us to commence operations in nine cities within one year from the grant of the license and in another 15 cities within two years from the grant. An unsuccessful applicant has challenged the license process but, pending the outcome of the legal challenge, we are allowed to offer services under our license.

     Spain. In March 2000, Abrared, S.A., a consortium we and our local partners formed to apply for wireless licenses in Spain was awarded a nationwide license for 40 MHz in the 3.4 to 3.6 GHz frequency range covering approximately 39.2 million people and a total of approximately 2,475,000 businesses. Abrared expects to use this license to provide broadband Internet and data communications services to small- and medium-sized businesses and residential customers. The terms of our award require us to start operations in 22 cities within the first twelve months of receiving the award. Our partners include a Spanish utility company, a Spanish cable company and regional savings and loan companies. We and our partners are finalizing the legal formation of Abrared, in which we expect to have a substantial minority ownership interest.

     Switzerland. In March 2000, we participated in the Swiss government's auction of several spectrum licenses. We were successful in obtaining a nationwide license for 56 MHz in the 26 GHz frequency range for $33.3 million covering a population of approximately 6.9 million and an estimated 372,000 businesses. To accelerate our deployment and entry strategy in Switzerland, we purchased a CLEC operator for approximately CHF 8.1 million ($4.9 million) in April 2000. This acquisition will accelerate our plans to begin building wireless networks in Geneva and Zurich, Switzerland's largest commercial cities, by the end of 2000.

  TRIAL LICENSES

     We are engaged in non-commercial trial operations in three countries in cooperation with their regulatory agencies in order to prove the viability of broadband wireless technology in those countries. We also have a trial license in a country where we have not yet commenced trial operations. We are using these trials to develop close relationships with the local regulators and believe that by doing so we may gain an advantage when submitting applications for commercial license awards. Receiving a trial license does not assure receipt of a commercial license.

     France. In April 1999, our 85%-owned subsidiary obtained a trial license to provide broadband wireless communications services in Strasbourg. The services include Internet access, high-speed data and streaming video capabilities. We currently provide Internet access with speeds of up to 2 Mbps to 12 customers and expect to provide 15 to 20 business customers with broadband Internet access until the telecommunications regulators award commercial licenses.

     Hungary. In September 1998, we obtained a trial license to provide broadband wireless services in Budapest. The initial trial provided broadband data communication service to four customers at 12 locations and broadband Internet access to one. We have added additional customers to the broadband Internet access service, including an Internet cafe, a cable television operator and a business hotel that allows its guests to have individual direct access to the Internet from their rooms. During the trial, we plan to provide broadband Internet access and leased broadband digital circuits for up to 20 customers at approximately 30 locations. We expect the trial to last until the Hungarian telecommunication authority awards commercial licenses, anticipated in late 2000. We also have initiated a test of voice services over the Internet between Budapest and Denver, Colorado.

     Belgium. In November 1999, we launched a telecom-IP services field trial in the city of Oostende. The trial network, which operates in the 26 GHz band, currently supports leased line, Internet access and voice over IP services to several business customers. Over the next few months we expect to expand the trial to include high-speed wide-area network connectivity by adding two new clients with two sites each. The new customers will use Internet access in addition to the wide-area network connections. We expect our Belgian trial to continue until the regulatory authority awards commercial licenses, which is anticipated in late 2000. The initial term of the trial license expires in June 2000.

     Ireland. In December 1999, we obtained a trial license to allow end-to-end functionality testing of our proposed Irish broadband wireless network. Our trial license permits us to develop testing, construction, design, layout, functioning, installation and maintenance processes and procedures in preparation for our final spectrum license. Under license terms, we are not limited in the services we may trial over the system and we are in the process of installing equipment. We plan to test our high speed Internet access and IP virtual private network services at speeds of at least 2 Mbps.

  DSL DEPLOYMENT

     We plan to use DSL to expand our customer base by servicing customers that do not require the capacity offered by our wireless networks. DSL is a viable competitive entry strategy in those markets where we do not have wireless spectrum. In some countries we must obtain regulatory approvals to offer DSL. According to International Data Corporation estimates, Europe will make up at least 34% of the worldwide DSL market by 2003.

     We are currently launching DSL services in Germany, Denmark and Finland. Our DSL deployment will target small- and medium-sized businesses, as well as residential customers, in areas outside of large metropolitan centers. In Denmark, where we have not been awarded spectrum licenses and where we do not need a telecom license to deploy DSL, we have obtained co-location rights in 17 central offices in Copenhagen. We intend to deploy our DSL network and begin commercial operations in Denmark in mid-2000. We are also in the process of preparing applications in a number of countries. For example, we have submitted applications for co-location space in 314 central offices in the Netherlands. In Germany, we are deploying our first DSL networks in three cities: Munich, Hamburg and Stuttgart. We also plan to have equipment in 60 central offices in Germany by the end of 2000.

     In some markets, an incumbent may not be required to provide co-location space in its central offices even though it has granted access to its local network. This is the case in Finland, where we are planning to lease space for our equipment in buildings next to the central offices. We will connect our equipment to the incumbent's central office by purchasing or leasing fiber connections. Because some incumbents charge very high fees for co-location space, our strategy of locating equipment in nearby buildings will make the deployment less costly.

  DEVELOPMENT OPPORTUNITIES

     We are aggressively pursuing additional telecommunications licenses across Europe. In general, these licenses are awarded based on reputation, financial condition and build-out plans. We believe that our broadband wireless expertise improves our credibility and makes us a more attractive applicant to governments considering license awards. We have filed applications for spectrum licenses and other telecommunications licenses in six additional European countries. We cannot assure you that we will be awarded licenses in any of these countries.

  EQUITY INVESTMENT IN VELOCOM INC.

     Pro forma for the issuance of preferred stock in mid-2000 to us and other investors, we own 12.6% of VeloCom. VeloCom's strategy is to become a facilities-based provider of integrated communications services to businesses and residential customers in major Latin American markets that its management believes have high growth potential, lack of telecommunications infrastructure and have favorable regulatory environments. VeloCom has significant ownership interests in operating companies with licenses in Brazil, including the Sao Paulo and Rio de Janeiro metropolitan areas. The Brazilian licenses provide for public switched fixed voice telephone, circuit-switched data, dial-up data and Internet services. VeloCom has a duopoly with the incumbent provider for local voice services in its licensed territories through at least December 31, 2001.

     VeloCom holds licenses for the provision of voice and/or data services in Brazil, Argentina and Uruguay. VeloCom began offering services in Brazil in January 2000 and in Argentina in March 2000. VeloCom partners with multinational companies with substantial in-country operating experience, such as Bell Canada International, Inc. and Qualcomm Incorporated, as well as with South American groups that it believes bring significant local operating experience. Under a three-year technical services agreement with VeloCom, we will provide network design, strategic planning and consulting services to VeloCom for a monthly fee.

     In September 1999, we acquired our interest in VeloCom for $20.8 million in cash and assets valued at approximately $7.5 million. In December 1999, we purchased an additional $5.6 million of convertible preferred stock and have agreed to purchase an additional $5.6 million of convertible preferred stock in mid-2000. VeloCom currently plans to raise additional equity financing. Our ownership interest will be diluted if VeloCom successfully completes any additional equity financings in which we do not participate. See "Certain Transactions -- The VeloCom Transaction."

SALES AND MARKETING

     For each market we enter, we plan to have a tailored entry strategy and a customized product menu. We intend to use a highly trained direct sales force to identify and market our products to businesses. Generally, we plan to locate the first radio site and DSL equipment near a central business district where most businesses are clustered. As we expand our networks' coverage and our sales force develops, we will begin to offer services to businesses in the areas outside the central business district. We intend to design our network in each city so that, once it is fully deployed, approximately 80.0% of the potential customer base will be within the coverage area of our network. As our customer base broadens, we intend to use other distribution channels for our services, such as the marketing relationship in Poland that we have undertaken with Intel Corporation and other technology companies. Pursuant to our agreement with Intel, it will provide non-exclusive marketing assistance to us in certain re-seller channels in specific cities in Poland. As a complement to our sales force, we plan to use a number of print and advertising media to reach our potential customers.

     Initially, we intend to provide customers with broadband Internet access and local- and wide-area connections for their data networks. We anticipate that we will provide our customers with higher capacity connections over time as their usage of the Internet and more data-intensive products increases. In addition, we believe that providing these basic services will give us an advantage as we market incremental value-added services to our customers, such as web-hosting, co-location and applications hosting.

     We sell our products and services through local sales efforts, supported by local, regional and national advertising and promotion programs. Our local direct sales and marketing forces act as our primary sales tools, but we also maintain significant distribution capabilities through local resellers and referral channels. We plan to continue expanding both our direct and indirect sales capabilities.

     Direct sales. Each of our local operations has a direct sales force. Depending on the market, the local sales forces may include both telemarketing and field representatives. Typically, telemarketing representatives handle both inbound and outbound sales of basic services, and field sales representatives handle sales of more complex services. We believe our sales personnel will position us in the market as a full-service telecommunications provider of choice for our target customers by:

     - demonstrating how information technology systems are key strategic assets for their businesses;

     - offering competitive and innovative pricing that is simple and flexible; and

     - providing levels of customer service that exceed those of our competitors.

     Our local operations collect and maintain extensive customer and prospect data that is used to identify likely users of existing and new services. To help us identify these potential customers, we are developing a powerful database of demographic information and geographical interfaces. This database, along with network planning software, will allow our marketing department to quickly identify potential customers in buildings in our coverage area. Depending on the accepted practices and regulations of individual markets, we will contact potential customers through outbound telemarketing, seminars, trade shows and direct mail or fax.

     Indirect sales. We believe indirect sales channels represent a significant source of revenue and revenue growth. Our operating companies have various indirect sales channels within their markets. These include selling end-user services through a broad variety of channels, chosen on the basis of suitability to specific market sectors. Channels include system integrators, telecom equipment suppliers, telecom installers and service companies.

     In addition, we plan to market our services in partnership with companies that provide applications which are facilitated by high speed access. These applications are key drivers for the demand for local access bandwidth. Examples include e-commerce hubs, secure backup services, data warehousing providers, managed applications providers, media providers and graphic design companies.

CUSTOMER CARE STRATEGY

     Our customer care operations are decentralized, with locally responsive service centers. In each region of operation, we will create uniform operational procedures and supporting operational systems such as network operations, customer care and billing. This concept minimizes the cost and time to market and maximizes the uniformity of business structures across cities and regions. We endeavor to allow sufficient flexibility for local legal, regulatory, and marketing requirements.

     We will establish account-based teams to support key accounts from sales to customer care to network operations. We aim to build brand loyalty on recognized standards of service and consistency. By creating a personal relationship with our customers, we intend to become more familiar with their particular needs and will customize our services to meet those needs.

SERVICE QUALITY GUARANTEE

     We provide customers with a "Service Quality Guarantee." This guarantee includes not only network and local loop availability, but also latency, proactive outage notification and installation lead times. Our guarantee is an integral part of our service and provides us with a competitive advantage over many of our competitors that do not offer such guarantees.

     We guarantee our customers that all connections provided are available at their contracted capacity 99.7% of the time. We will credit a customer's account a portion of the monthly fee if we fail to meet this guarantee during any given calendar month. In addition, we guarantee our customers service start dates once service has been ordered. If installation does not occur within a specified period, customers are credited a portion of the installation cost.

COMPETITION

     We intend to continue pursuing additional telecommunications licenses in various European markets. Many of the bidders for the types of licenses we are seeking are large European telecommunications providers and multinational companies. Often these other bidders have significantly more resources and more extensive operating histories than we do. United Pan-European Communications and other companies have demonstrated their interest in providing broadband wireless services across Europe and, alone or with local partners, may compete with us for the spectrum licenses we are pursuing. The license application process generally is becoming more competitive, and we expect this competition will continue to intensify as additional European countries begin their license application processes. Some countries have chosen to allocate spectrum through auctions. This may increase competition as bidders who would generally not be successful in an application process may seek to bid for licenses.

     In markets where we have or obtain telecommunications licenses, we will face competition from telecommunications providers using a variety of technologies, including copper wire, coaxial cable, fiber optic cable, satellite microwave, and other wireless systems. One of the areas of competition is the ability to obtain roof-rights and co-location space with the incumbent carrier. We anticipate significant competition in both of these areas. Some of these competitors are major multinational companies and state-owned or privately-owned incumbent telecommunications providers. Many of these companies have substantially more financial resources and operating experience than we do. MCIWorldCom, Versatel, and KPNQwest have already announced significant DSL deployment plans for the European market.

     Germany. We face competition from a number of established companies in Germany. Our chief competitors include Deutsche Telekom, Mannesmann Arcor AG and ViagInterkom GmbH & Co. Deutsche Telekom, the largest European telecom operator, is 66.0% government-owned. It has invested heavily in recent years in a new nationwide broadband network. In addition to traditional telephone services, Deutsche Telekom offers data transport, high-speed residential data line and online services, and it is developing DSL and Internet Protocol telephone technologies. We also compete with over 100 licensed providers of telephone services and over 100 licensed network services providers competing in the regional and national telecommunications markets.

     Poland. In Poland, we compete with several operators, including TPSA, Telbank and Netia. TPSA is the state-owned telecommunications provider and, at the end of 1998, had approximately 8.4 million voice subscribers. TPSA has invested substantially in network development and traditionally has provided broadband services to the largest customers in Poland.

     Spain. We will compete with the incumbent carrier and with the five other entities that were also awarded spectrum licenses in March 2000.

     Switzerland. We will compete with the incumbent carrier and with FirstMark and United Pan-European Communications, which also won national licenses in the March 2000 auctions, as well as with up to five regional license holders in each region of the country.

TECHNOLOGY

     We currently deliver our broadband services through wireless networks and soon plan to deliver them using DSL. These broadband technologies provide a quickly deployed, cost-effective and high quality alternative to existing telephone, data and video delivery systems.

  WIRELESS TECHNOLOGY

     Our wireless networks use radio equipment to transmit and receive high frequency radio waves. Broadband wireless technology is based on coverage areas, the size of which depends on the frequency used. Our optimal strategy is to acquire licenses in a number of spectrum ranges. The 24 GHz to 38 GHz spectrum range frequencies have a high data carrying capacity, but they can effectively transmit only over relatively short distances of up to five kilometers. As a result, these frequencies work well in dense urban areas. The lower frequencies, in the 2.4 GHz to 10.5 GHz range, do not have as much capacity as higher frequencies but they transmit over greater distances of up to 12 kilometers, making them more effective in suburban areas. In many markets, we have only been successful in acquiring licenses in one range of frequencies.

     We have concentrated on broadband wireless methods of service delivery for several reasons:

     - Millimeter-wave bands in the range of 20 GHz to 50 GHz have the capacity to provide data access at speeds up to 622 Mbps to several customers at a time, or at lower speeds to thousands of customers at a time.

     - Radio technology is easily and quickly deployed without the need for digging up streets, deploying cable lines or, in many cases, acquiring zoning permissions.

     - Radio technology is very flexible, allowing any combination of channels with constant or variable data rates and channels with equal or different upstream and downstream bandwidths, and it can be easily reconfigured as the market changes.

     - With suitable technical configurations, such as using multipoint radio sites and shared access to channels, the cost per customer of providing services can be much lower than in conventional, land line configurations.

     We intend to deploy three types of radio technologies:

          (1) Point-to-point. With this technology, each customer or multi-tenant building is connected to our network through a point-to-point, two-way radio link that is set up between a pair of narrow-beam antennae pointing at each other.

          This approach has been used for decades throughout the world, and equipment is currently available off-the-shelf. We will use point-to-point links to connect our network to large customers with high data throughput and to connect our radio sites to our network wherever fiber is not available for this purpose.

          (2) Leased-line multipoint. Here, constant data-rate channels for each customer or building are retained, but the network side of the radio link is connected through a "multipoint transceiver" in which an antenna with a larger beam, typically 45 to 180 degrees, communicates with several customer terminals simultaneously. The following diagram illustrates this concept.

  [Diagram of base station located on office building roof top transmitting to receiver stations on buildings for multi-dwelling unit subscribers and commercial customers.]

     We have acquired leased-line multipoint equipment from several vendors. We began deploying this equipment for customer use beginning in May 1999. The equipment is best suited to connect medium-sized to large corporate and institutional customers to our network.

          (3) Multiple access multipoint. This utilizes the intermittent demand nature of data communications to layer in multiple customers with smaller data throughput into the same data channel as users with larger data throughput when those users are idle. This approach extends the multipoint concept to include the use of packet communication technology that will allow many users to access a common channel, as illustrated in the diagram below.

  [Diagram of base station located on office building roof top transmitting to receiver stations on buildings for multi-dwelling unit subscribers and commercial customers using packet communication technology.]

     Multiple access multipoint equipment is currently commercially available from several vendors. This equipment allows small- and medium-sized businesses, small office/home office and telecommuter customers to be connected to our network. Eventually, we may offer service to residential customers, if economically feasible. With few exceptions, we will service only multiple-family dwellings because of the difficulty of establishing line of sight visibility to the rooftops of single family residences.

     We provide our customers with high quality digital transmission with signal quality and reliability comparable or superior to competing technologies. Our networks are engineered to deliver specifications that are superior to most copper wire networks and an alternative to fiber-optic technology. For example, we expect our network to operate at least 99.99% of the time. This availability equates to less than 53 minutes of downtime per year. Our networks are designed to transmit, on average, one trillion bits of uncorrupted data for every one bit of corrupted data, a bit error rate of 10(-12). We intend that our operations will grow consistently and efficiently, and have created uniform operational procedures and customer support systems, including network operations centers, customer care centers and billing systems.

  DSL TECHNOLOGY

     DSL technology has recently become commercially available to address the performance bottlenecks of the public switched telephone network. DSL technology enables the transmission of packets of digital data over traditional copper telephone lines, allowing multiple users to simultaneously receive and transmit data over a single connection. DSL equipment, when deployed at each end of standard copper telephone lines, increases the data carrying capacity of these lines from analog modem speeds of
56.6 Kbps for the fastest modems and ISDN speeds of 128 Kbps to DSL speeds of 1 to 6 Mbps depending on the length and condition of the copper line.

     We intend to use DSL to offer services to our customers in markets where we do not have spectrum licenses or where the DSL technology will increase our flexibility to offer these services. Through our use of DSL technology, we can effectively leverage the existing telephone network copper infrastructure to deploy service more quickly. Use of DSL technology does not require spectrum licenses. We believe that DSL networks are complimentary to our wireless networks and can serve customers that do not need the bandwidth capacity available on our wireless networks. In some cases, the ability to use DSL will also allow us to manage the capacity on our wireless networks.

     Recent advances in semiconductor technology and digital signal processing algorithms and falling equipment prices have made the deployment of DSL technology on a widespread basis more economical. We anticipate that equipment prices will continue to fall as a result of continued advances in semiconductor technologies and increases in equipment production volumes.

     Because DSL technology uses existing copper telephone lines, a broad network deployment can be implemented rapidly and requires a lower initial fixed investment than some existing alternative technologies such as fiber, cable modems and satellite communications systems. A significant portion of the build-out of a DSL-based network is directly related to the demand of paying subscribers, resulting in a success-based deployment of capital. We plan to use symmetrical DSL, or xDSL, for business customers and asymmetrical DSL, or ADSL, which has less capacity, for residential customers. Symmetrical service allows data to flow upstream and downstream at equal speeds, while asymmetrical restricts the upstream flow from the customer to a slower speed than the downstream.

     DSL will allow us to offer:

     - A range of speed options. We plan to offer a selection of data transport speeds, each with a combination of price and performance that we believe is superior to traditional options.

     - Scaleable services. End users can upgrade service to higher performance levels without adding hardware.

     - Always-on connectivity. Traditional networks require a user or system to dial a phone number and wait while the modem connects to a data service provider such as an Internet service provider. Our always on service will provide instantaneous connections and the capability to receive or transmit information continuously.

     - Reliability. We will be able to remotely monitor and troubleshoot an end user's connection to ensure reliable performance.

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

  NETWORK ARCHITECTURE

     Our planned network architecture is illustrated below. It will include a central facility containing switches, routers, servers and other data communications devices, together with customer care, billing, and network operations systems. The central facility is connected to the Internet, and where necessary, to the incumbent local or long-distance telephone company or alternate backbone transmission provider(s) through broadband fiber or microwave connections. We have already implemented some components of this network architecture in Germany and Poland.

 [Diagram showing central facility, fiber or copper backhaul, higher frequency rooftop hub station serving urban area (5 km coverage radius) lower frequency tower hub station serving suburban area (12 km coverage), DSL co-location site]

  SCALABILITY

     An important advantage of our network technologies is that they facilitate highly scalable network deployment. A broadband wireless business can begin with coverage focused only on those areas deemed to have the highest customer traffic density, and thus the highest profitability. From this initial coverage area, additional cells can be built according to customer demand to increase coverage. This is in contrast to mobile wireless networks, which require a large coverage area at service launch in order to be competitive. Also, the portion of the network capital expenditures associated with the equipment installed at the customer building does not need to be incurred until customer orders have been received for that building. DSL networks are deployed in much the same manner, by targeting a specific service area and then expanding the network as demand dictates. Together, these characteristics of fixed wireless and DSL access technologies enable a "success-based" capital expenditure structure where network expenditures are more closely tied to customer demand.

  BACKBONE NETWORK

     In addition to our local networks, we have a pending offer to purchase the right to use capacity on Global Crossing's "pan-European crossing" and "Atlantic crossing" fiber networks. When we purchase this capacity we would gain the ability to connect our local access networks, which will give us increased flexibility in providing pan-European services and reduce our overall backhaul expenses. This agreement would reduce our need to lease capacity from other carriers on an ad-hoc basis at a recurring and significantly higher cost. This network would allow us to backhaul Internet traffic throughout Europe and the United States and would give us a managed platform for implementing virtual private networks and voice over Internet protocol services.

     The following illustration represents our planned initial network layout. While we plan to use Global Crossing lines from Dublin to Frankfurt, Madrid, Copenhagen, Oslo and Amsterdam, we have not selected the other cities for Global Crossing lines and have not secured lines from other carries for backhaul connections to our main Global Crossing lines. Helsinki will be connected through Copenhagen on another carrier's line. The final configuration will be modified based on additional countries in which we establish operations and on the traffic forecasts for each local network.

  [Map of Europe showing 'Initial Plan for European Backbone Network': Dublin Network Hub; four Global Crossing STM-1 lines to New York NAP; Global Crossing STM-1 lines from Dublin to Madrid, Paris, London, Milan, Frankfurt, Amsterdam,
Copenhagen and Oslo; and E1 or E3 lines from other carriers connecting Brussels,
                              Warsaw and Helsinki]

     The pending Global Crossing agreement would provide for the installation of eight managed connections to cities within European countries from Ireland, each with 155 Mbps of capacity. In addition, we would have four connections from Ireland to the United States, each with 155 Mbps of capacity. We would have the flexibility to revise the configuration of this network over time and order links to be activated as we continue to obtain licenses or our traffic requirements grow. A number of these links are expected to be in service by the end of 2000. We also anticipate purchasing capacity or leasing additional capacity from other carriers to complete fully redundant loops as required. We plan to install a regional network operating center in one of our local operations that will monitor and manage this backhaul network. This agreement also would give us the option to purchase additional capacity on favorable terms.

  LIMITATIONS OF OUR TECHNOLOGIES

     Wireless technology. The routers, switchers, multiplexes and other network devices we use to build our network are selected from the same range of equipment as are used by our landline competitors. We therefore expect that the reliability of those parts of our network that use this equipment will be similar to any other telecommunications provider.

     Radio links are subject to degradation during rainstorms, and millimeter-wave systems, such as our higher-frequency links, are particularly affected. In good weather our links would have a range exceeding 10 kilometers (6.25 miles), but in heavy rain the range may be reduced to two to four kilometers (1.25 to 2.5 miles) depending on the intensity of the rainfall.

     The International Telecommunications Union (ITU) publishes maps showing the statistics of rainfall in each area of the world. In some cases we can obtain additional, more accurate rainfall data from local sources. We use these data to assure that the maximum range of a base station (i.e., the maximum distance from base station to customer terminal) is limited to ensure that the radio link is available 99.99% of the time in a year when rainfall adheres to the ITU's "average" rainfall statistics. This corresponds to less than 53 minutes of outage per year. Users closer to the base station will receive a correspondingly lower outage rate. However, we cannot predict that in any given year the rainfall in a given region will adhere to the ITU statistics, and there may be installations where link availability falls below our 99.99% criterion due to unusually heavy rain.

     Centimeter-wave links, such as our lower-band links, are almost unaffected by rain at the ranges we use. Snow, hail and fog have a lesser effect than rain at any frequency we are likely to use.

     Wireless transmission using higher band frequencies requires an unobstructed line of sight between radio transmitters and receivers. An unobstructed line of sight is not critical for lower band technologies.

     DSL technology. The quality of the copper telephone line affects the distance from the central office for which a DSL connection can be provided. The transfer speeds at which DSL can be provided also are affected by the quality of the copper telephone line as well as the distance from the central office.

REGULATION

     Our fixed wireless telecommunications services and systems are subject to regulation by various governmental agencies in the countries in which we operate or plan to operate. These laws and regulations often control, among other things:

     - license application and renewal procedures;

     - allocation of spectrum;

     - specific country build-out and service requirements;

     - the quality of service to be provided;

     - foreign ownership of licenses and providers;

     - technology specifications and service quality; and

     - interconnection to other telecommunications providers.

In addition to national laws and regulations, there may be local regulations governing telecommunications services providers and network installations.

     The scope and type of regulation varies from country to country, although in some significant respects regulations are harmonized in EU countries. Austria, Belgium, Denmark, France, Finland, Germany, Ireland and Spain are all member states of the EU. Poland is scheduled to become a member of the EU by 2003. Although not an EU member state, Hungary has generally implemented or is implementing the same principles on the same timetable as EU member states. Switzerland and Norway are not members.

     Central aims of the EU's telecommunications policy have been to liberalize the telecommunications industry in the EU member states and to reduce the monopoly power of the incumbent telecommunications operators in order to introduce competition in the European market. Liberalization measures have been adopted under the EU's competition rules and harmonization measures have been put in place through the adoption of the so-called Open Network Provision and Licensing directives. These directives set out the framework for procedures for granting licenses to provide telecommunication services and the installation and operation of related infrastructure. Under the framework specified by these directives, providers of telecommunications services generally require either no authorization or a general authorization that is conditional upon "essential requirements," such as the security and integrity of a network's operation. Licensing conditions and procedures must be objective, transparent and non-discriminatory. Another directive sets forth the general framework for interconnection, including general obligations for public telecommunication network operators to negotiate interconnection agreements on a non-discriminatory basis. Operators with dominant market share, such as the incumbent national telecommunications providers, are prohibited from discriminating between operators that offer similar services and their interconnection charges must follow the principles of transparency and be based on the actual cost of providing the interconnection.

     On April 26, 2000, the EU released a communication describing proposals for new directives for telecommunications regulation. The proposed regulatory framework would attempt to decrease national variations in telecommunications regulations and licensing systems and increase market competition. The proposals seek to harmonize licensing procedures, reduce the conditions that can be attached to authorizations, limit authorization fees and ease access and interconnection. In addition to current measures, the EU would impose an obligation to provide access to unbundled elements of the local loop on operators with significant market power in the relevant markets. The EU also indicated that it may use competition laws to prevent abuses by carriers with significant market power, including abuses related to access and interconnection. In addition, the EU will propose that communications networks and services be assigned by general authorizations, with specific authorizations for assignment of spectrum. The proposals would also allow member states to introduce secondary trading of radio spectrum.

     The April 26, 2000 communication noted that there has been strong support for an earlier recommendation which encouraged national regulatory agencies to adopt rules requiring incumbent telephone companies to unbundle their local loops by December 2000 and to allow the co-location of DSL equipment in their service centers. Individual countries may adopt regulations to facilitate the expansion of competitive DSL services.

     Although we believe we have complied with all necessary and appropriate regulatory processes to date, changes in existing laws, rules and regulations governing our services, including those relating to obtaining necessary licenses, could have a material adverse effect on our business, prospects, financial condition and results of operations. See "Risk Factors -- Adverse government regulations could limit our growth plans and revenues."

     Germany. As a new carrier, we must report our tariff structure and pricing of services in the official gazette, the Office of Regulation of Telecommunications and Post for publication. Our rates are not subject to regulation.

     German law does not restrict foreign ownership of telecommunications companies, and new competitors are building networks and infrastructure to compete with Deutsche Telekom. In order to offer broadband wireless services, operators need a license based on transmission method as well as the frequency. Our transmission license, combined with our broadband wireless licenses, satisfy this requirement.

     Under German law, Deutsche Telekom is subject to regulation of its tariff structure and the prices it can charge for the telecommunications services that it provides to private and business customers. Deutsche Telekom is also limited by a maximum price it can charge other companies, such as Callino, to lease its lines and provide competitive telecommunications services. We expect Deutsche Telekom to modify its retail pricing structure to become more competitive. Deutsche Telekom has entered interconnection agreements with a number of companies. The terms of our German interconnection agreement are subject to resolution of Deutsche Telekom's ongoing legal challenge to the new German regulatory regime.

     Poland. Polish law permits interconnection with data services and with private networks for voice, video and data services, but not with public switched voice transmission. While the user connection of networks is not regulated, service such as the transfer of data from one person to another requires a license. Poland is preparing for inclusion in the EU and has announced plans to privatize its state telephone monopoly. TPSA retains its monopoly over international services, which is currently scheduled to end in 2003, but local services have been liberalized to allow competition. In January 2000, the Minister of Telecommunications announced the winners of three long-distance telephone licenses. The procedure to award these licenses is still pending. TPSA will compete with the three license winners until January 2001, when additional competitors will be allowed into the long-distance market. Deregulation of Poland's telecommunications industry may be delayed, however, because of delays in reaching general agreements on the terms under which Poland will join the EU or negotiated changes in connection with Poland's admission to the EU.

     Polish law regulates the foreign ownership of some types of telecommunications companies. Under Polish telecommunications law and Formus Polska's license, our capital share and voting interest in Formus Polska cannot exceed 49.0%, and a majority of both Formus Polska's management and supervisory boards must be Polish citizens domiciled in Poland. Under a shareholders' agreement, upon the liberalization of foreign ownership restrictions, the management boards will take whatever action is necessary for the issued capital stock of Formus Polska to be adjusted to the maximum extent then permitted to reflect the economic interests of the shareholders. See "-- Operations and Licenses -- Poland -- Ownership and Management." The Minister of Telecommunications must approve certain transfers of shares of Formus Polska. Since CEL Polska is limited to intra-provincial services, foreign ownership restrictions do not apply, and we can own 100.0% of the voting interest in CEL Polska, subject to approval of the transfer by the appropriate governmental agency. See "Risk Factors -- Our business operations are subject to extensive government regulations and changes in these regulations which entail significant compliance costs and may limit our growth plans and revenue." We believe our ownership structure of Formus Polska is consistent with practice and complies with the current law and terms of Formus Polska's licenses. A change in the law or a legal interpretation contrary to the current practice could materially adversely affect Formus Polska's financial condition or operations as well as our potential investment in CEL Polska.

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings, nor are we currently aware of any threatened material legal proceedings. From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of our business.

EMPLOYEES

     As of March 31, 2000, we had 412 employees. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

INCORPORATION

     We were incorporated in 1996 in Delaware.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     We have a board of 12 members. The current directors, executive officers and other key employees of Formus, along with their backgrounds, are:

NAME                                    AGE                   POSITION
----                                    ----                  --------
William J. Elsner.....................   48    Chairman of the Board of Directors
Bernard G. Dvorak.....................   40    Interim Chief Executive Officer,
                                               Senior Vice President, Chief Financial
                                                 Officer and Secretary
Andre De Montigny.....................   47    Director
Steven C. Halstedt....................   54    Director
Michael R. Hannon.....................   39    Director
Osmo A. Hautanen......................   45    Director
Michael Honig.........................   49    Director
William A. Johnston...................   48    Director
Kevin J. Maroni.......................   37    Director
Jeffrey D. Montgomery.................   46    Director
Trygve E. Myhren......................   63    Director
Frederick A. Vierra...................   68    Director
James F. Wade.........................   44    Director
Vernon F. Kenley......................   60    President and Chief Development
                                               Officer
John F. Knoeckel......................   44    Senior Vice President, General Counsel
                                                 and Assistant Secretary
Raymond W. Nettleton..................   55    Senior Vice President and Chief
                                                 Technology Officer
Derek S. Van Keuren...................   45    Senior Vice President of Human
                                               Resources
Dale N. Holter........................   59    Vice President of Operations and
                                               Interim General Manager of Formus
                                                 Europe
Matthias Weber........................   52    Chief Executive Officer, Callino
Jaroslaw M. Mulewicz..................   46    President of Management Board, Formus
                                                 Polska
Theresa C. McNulty....................   57    Chief Executive Officer, Formus
                                               Ireland
Juha Silvennoinen.....................   40    Chief Executive Officer, Formus
                                               Finland

     William J. Elsner is our Chairman of the Board. Since November 1997, Mr. Elsner has been a managing member of Telecom Management, an affiliate of Telecom Partners. From October 1995 until November 1997, he was a private investor. From July 1991 until September 1995, Mr. Elsner was the Chief Executive Officer of United International Holdings (now UnitedGlobalCom, Inc.), an international cable television operator he co-founded. He is currently a director of VIA NET.WORKS, Inc., VeloCom Inc., OneSecure, Inc. and CityNet Telecommunications, Inc.

     Bernard G. Dvorak joined us in April 1999. He has served as Interim Chief Executive Officer since February 2000, and Senior Vice President, Chief Financial Officer and Secretary since April 1999. From February 1998 through March 1999, Mr. Dvorak served as President and Chief Executive Officer of Cordillera Communications, a company providing wireless communications services to businesses in Latin America. He also served as Chief Financial Officer of Cordillera Communications from February 1997 to January 1998. He currently serves as a member of the board of directors of Cordillera Communications. Mr. Dvorak served as Chief Financial Officer and a member of the Office of the Chairman as well as a co-founder of UnitedGlobalCom, Inc., from May 1989 to December 1996. He currently serves as our designee on the board of directors of VeloCom.

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

     Andre De Montigny has served as one of our directors since May 2000. He currently serves as Vice President of Capital Communications CDPQ, a position he has held since 1998. For the two years prior to joining Capital Communications CDPQ, from 1996 to 1998, Mr. De Montigny served as Vice President of Business Development at Videotron. From 1987 to 1996, Mr. De Montigny worked at Teleglobe Canada, first as Supervisor of Financial Analysis and Budget control and subsequently as Manager of Planning and Financial Analysis, Manager of Finance and Business Development and Assistant to the Vice President of Finance.

     Steven C. Halstedt has served as one of our directors since our inception in November 1996. He is a General Partner of Centennial Fund IV, L.P., Centennial Fund V, L.P. and Managing Principal of Centennial Fund VI, LLC, each a part of Centennial Ventures, a firm he co-founded in 1981. Centennial Ventures is a venture capital firm that focuses its investment activities on communications convergence. Mr. Halstedt is a member of the board of directors of SiteShell Corp., Agilera.com, VeloCom and Venture eCommerce. He is also Chairman of the Board of Verio Inc., Cordillera Communications and Venture eCommerce.

     Michael R. Hannon has served as one of our directors since April 1997. He is a General Partner of Chase Capital Partners (CCP), a general partnership with approximately $7.5 billion under management. CCP invests in a wide variety of international private equity opportunities including management buyouts, growth equity, and venture capital situations. CCP's chief limited partner is The Chase Manhattan Corporation, one of the largest bank holding companies in the United States. He worked at Morgan Stanley & Co. Incorporated prior to joining CCP in 1988. Mr. Hannon chiefly focuses on the media/telecom and financial services industries at CCP. He is a member of the boards of directors of TeleCorp PCS, Inc., Entercom Communications and Financial Equity Partners.

     Osmo A. Hautanen has served as one of our directors since July 1998. He was our Chief Executive Officer from July 1998 until December 1999. From July, 1996 until June, 1998, Mr. Hautanen was President-Americas of Philips Consumer Communications, a Fortune 50 company, and also a member of the Philips' Americas Board of Presidents. Prior to Philips, Mr. Hautanen held several executive positions over an 18-year period with Nokia.

     Dr. Michael Honig has served as one of our directors since September 1999. During the past five years, Dr. Honig has been a senior partner of Honig Rechtsanwalte, a Munich, Germany-based law firm representing clients in mergers and acquisitions and financial transactions in Germany, several other European countries and the United States. He joined our board in connection with our acquisition of the remaining equity interests of Callino GmbH. Dr. Honig formerly owned a minority equity interest in Callino, which he sold to us in September 1999.

     William A. Johnston has served as one of our directors since September 1998. Since January 1997, he has served as Managing Director of both Hancock Venture Partners and its affiliate, HarbourVest Partners, LLC. He joined Hancock Venture Partners, Inc. as a vice president in 1983 after working in the corporate finance department of John Hancock from 1981. Prior to 1981, he was Assistant Vice President for State Street Bank in Boston. He serves on the advisory council of Centennial Ventures and the advisory committee of Highland Capital Partners. Additionally, he is a member of the board of directors of the following companies: Adesemi Communications International, Inc., Benchmark Media, Inc., Epoch Networks, Inc., Golden Sky Systems, Inc., The Marks Group, Inc., Pangea, Ltd. and VIA NET.WORKS, Inc.

     Kevin J. Maroni has served as one of our directors since March 1997. Mr. Maroni is a General Partner of Spectrum Equity Investors. Spectrum is a leading private equity firm which manages over $1 billion of capital for investment in telecommunications companies. Prior to joining Spectrum in 1994, Mr. Maroni worked at Time Warner, Inc. and Harvard Management Company. Mr. Maroni is a director of CTC Communications Corp., Adero, Inc., Pathnet, Inc., and GlobeNet Communications, Ltd.

     Jeffrey D. Montgomery has served as one of our directors since May 2000. For the last five years, he has served as a Managing Partner of Baring Communications Equity Limited. Since December 1999, Mr. Montgomery also has served as a Managing Partner of GMT Communications Partners Limited.

     Trygve E. Myhren has served as one of our directors since November 1998. Since 1996, he has served as President of Myhren Media, Inc., a private investment firm concentrating in media, telecommunications, software, and Internet-related companies. From 1990 to 1996, he served as president of The Providence Journal Company, which owned and managed the Journal-Bulletin newspapers, broadcast television stations, cable television systems, a number of programming networks for multichannel delivery systems, and significant positions in other programming, interactive and multimedia ventures. From 1975 to 1988, he was employed by American Television and Communications Corporation
(ATCC), the publicly-traded cable television subsidiary of Time, Inc. and served as Chairman and Chief Executive Officer of ATCC from 1980 to 1988. From 1986 to 1987, he also served as Chairman of the National Cable Television Association. Currently he serves on the boards of J.D. Edwards, Inc., Verio, Inc., Advanced Marketing Services Inc., CableLabs, Inc., Peapod, Inc. and Dreyfus Founders Fund, Inc. and is a trustee and executive committee member of the University of Denver.

     Frederick A. Vierra has served as one of our directors since March 1998. Since 1998, he has served as a consultant to Liberty Media. From October 1994 to 1997, he served as the Chief Executive Officer of Tele-Communications International, Inc. and served as Chairman of its Board of Directors from October 1994 to May 1995, and Vice Chairman of its Board from May 1995 to November 1998. Mr. Vierra has served as an Executive Vice President of Tele-Communications, Inc. (TCI) from January 1994 to October 1994, and as an Executive Vice President of TCI from December 1991 to October 1994. Prior to joining TCI, he was President and Chief Operating Officer of United Artists Entertainment Company, where he directed the activities of both the cable television and theater division presidents. Mr. Vierra is also Chairman of the Board of VeloCom Inc. and eVentures and a director of Flextech p.l.c., Jones International Networks, Ltd. and AboveNet Communications, Inc.

     James F. Wade has served as one of our directors since November 1997. He is the Managing Partner of M/C Venture Partners, a private equity fund, and has been a General Partner in a series of predecessor funds since 1987. M/C Venture Partners invests solely in the telecommunications and information technology sectors. Mr. Wade serves on the boards of directors of TeleCorp PCS, ACME Paging, Cavalier Telephone, Trumper Communications, Digital Access, Novaless, City Signal Communications and Carolina Broadband.

     Vernon F. Kenley has been our President since December 1996 and, since August 1999, he has also served as our Chief Development Officer. Before joining us, he was President of Global Telecom Associates, a telecommunications consulting company, from September 1996 to December 1996. From March 1994 until August 1996, Mr. Kenley was Executive Vice President-Telecommunications & Technology of UnitedGlobalCom, Inc. Prior to joining UnitedGlobalCom, Mr. Kenley was employed by U S WEST from October 1985 to March 1994. At U S WEST, Mr. Kenley served in various business development capacities in the company's international operations, and as President and Chief Executive Officer of U S WEST Knowledge-Engineering, Inc., a company co-founded by Mr. Kenley and subsequently sold to U S WEST.

     John F. Knoeckel joined us in September 1997. He serves as Senior Vice President, General Counsel and Assistant Secretary. Prior to joining us, Mr. Knoeckel was in the private practice of law for fifteen years. From June 1987 to September 1997, Mr. Knoeckel practiced law with Holme Roberts & Owen LLP where he was a partner from January 1990 and focused primarily on overseas acquisitions and dispositions of telecommunications-related businesses and related strategic relationships, securities law and mergers and acquisitions.

     Raymond W. Nettleton is our Senior Vice President and Chief Technology Officer, a position he has held since July 1997. He also served as a consultant to us from December 1996 to July 1997. Before joining us, from February 1994 to July 1997, Dr. Nettleton was President of NettWork Consulting, which provided strategic technical consulting services to major telecommunications entities worldwide. From 1991 until founding NettWork Consulting in 1994, Dr. Nettleton was Director and Distinguished Member, Technical Staff, at U S WEST, where his responsibilities included the evaluation of broadband wireless technology. Prior to that, from 1988 to 1991, he worked with Booz, Allen and Hamilton, where he advised various national and international cellular and PCS commercial clients.

     Derek S. Van Keuren joined us in August 1998 and is our Senior Vice President of Human Resources. From October 1996 to July 1998 he was Vice President of Human Resources for Philips Consumer Communications, a global company that designs, manufactures and sells a full line of consumer telecommunications equipment. Prior to that, from September 1993 to October 1996, he was Director, Human Resources at FoxMeyer Drug Company.

     Dale N. Holter joined us in October 1997 as Vice President of Operations, a position that he still holds. In February 2000, Mr. Holter was named Interim General Manager at Formus Europe. From January 1996 until joining us, Mr. Holter served as the senior technical consultant to AT&T and Time Warner Communications, where he was responsible for planning, developing, and pricing the network configuration for replacing the existing military telephone system in Hawaii. From 1965 to 1995, Mr. Holter worked for U S WEST, where he most recently served as a director for the planning and deployment of broadband networks.

     Matthias Weber joined Callino as Chief Executive Officer in January 1999. Mr. Weber was President of Deutsche Telekom Asia Pte. Ltd., Singapore from September 1997 until August 1998. From September 1995 to September 1997, Mr. Weber served as a member of the Board of International Affairs of DeTeMobil, Deutsche Telekom MobilNet GmbH.

     Jaroslaw M. Mulewicz joined us in October 1999 as President of the Management Board of Formus Polska. From January 1999 until joining us, Mr. Mulewicz was senior account director at NCR Poland. From January 1998 to September 1998, Mr. Mulewicz served as sales director at Compaq Poland, and from August 1997 to December 1997, he was the Chief Executive Officer of Tandem Poland. Mr. Mulewicz was the country manager of Sanchez Computer Associates from September 1996 to July 1997. From November 1994 to August 1996, he served as business development manager for the country management team at Digital Equipment Poland.

     Theresa C. McNulty has served as Chief Executive Officer for Formus Ireland since September 1999. From July 1997 until assuming the position in Formus Ireland, Ms. McNulty directed customer care and sales support and managed the customer care and billing system used for all of our operations. From December 1995 to May 1997, she served as the Executive Director of U S WEST International in London, England, and from October 1991 to November 1995, Ms. McNulty was employed at Telewest Communications as Customer Operations and Business Systems Director.

     Juha Silvennoinen joined us in December 1999 as Managing Director of our operations in Finland. From August 1997 until joining us, Mr. Silvennoinen served as the country manager of CANAL + Finland. From January 1998 to December 1999, Mr. Silvennoinen also served as Managing Director of CANAL Digital Finland and Deuterium OY. From January 1996 to July 1997, he was with NRJ Energy Finland as Managing Director.

COMPENSATION OF DIRECTORS

     Our non-employee directors are reimbursed for the expenses they incur in attending meetings of our board or our board committees. In addition, Messrs. Vierra and Myhren each receive $1,500 for attending each board meeting. All non-employee directors are eligible to participate in our Equity Incentive Plan. In 1998, two of our non-employee directors, Messrs. Vierra and Myhren, each received a stock option to purchase 75,000 shares of our common stock pursuant to the terms of this plan that will vest in equal increments on each of the first four anniversaries of the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a number of standing committees of the Board, including the following:

     Audit Committee. The audit committee currently consists of two directors, Messrs. Myhren and Vierra. We plan to appoint an additional member, prior to the closing of this offering. The audit committee is responsible for recommending annually to the board of directors the independent auditors to be retained, reviewing with our independent auditors the scope and results of the audit engagement, reviewing our system of internal accounting controls and directing investigations into matters within the scope of its functions.

     Compensation Committee. The compensation committee consists of three directors. Currently the members of our compensation committee include Messrs. Johnston, Myhren and Wade. The compensation committee is responsible for determining executive compensation policies and guidelines. It also administers our Equity Incentive Plan and establishes the terms and conditions of all stock option grants.

     Finance Committee. The finance committee consists of four directors. Currently the members of our finance committee include Messrs. Halstedt, Elsner, Hannon and Maroni. The finance committee reviews our budgets and approves acquisitions and capital raising activities.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned by our chief executive officer and by each of our four most highly compensated executive officers for the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION:
                                                                         -------------
                                                                           NUMBER OF
                                                  ANNUAL COMPENSATION     SECURITIES
                                                  --------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                        SALARY      BONUS        OPTIONS      COMPENSATION
---------------------------                       ---------   --------   -------------   ------------
Osmo A. Hautanen(1).............................  $410,000    $50,000       545,000             --
  Former Chief Executive Officer
Vernon F. Kenley................................  $200,000         --        75,000             --
  President and Chief Development Officer
Raymond W. Nettleton............................  $180,000         --        40,000             --
  Senior Vice President and Chief Technology
     Officer
Derek S. Van Keuren.............................  $150,000         --       100,000             --
  Senior Vice President of Human Resources
John F. Knoeckel................................  $148,333         --       100,000             --
  Senior Vice President, General Counsel and
  Assistant Secretary

------------------------------

(1) Mr. Hautanen resigned his employment with us effective December 31, 1999.

STOCK OPTION INFORMATION

     The following table discloses information regarding stock options granted to our executive officers that are named in the Summary Compensation Table during 1999. See "-- Equity Incentive Plan" below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS AWARDS                        POTENTIAL REALIZABLE
                       -------------------------------------------------------------       VALUE AT ASSUMED
                                          % OF TOTAL                                        ANNUAL RATES OF
                          NUMBER OF        OPTIONS                                     SHARE PRICE APPRECIATION
                         SECURITIES       GRANTED TO    EXERCISE OR                       FOR OPTION TERM(1)
                         UNDERLYING      EMPLOYEES IN   BASE PRICE      EXPIRATION     -------------------------
NAME                   OPTIONS GRANTED   FISCAL YEAR      ($/SH)           DATE           5.0%          10.0%
----                   ---------------   ------------   -----------   --------------   -----------   -----------
Osmo A. Hautanen.....      545,000           24.1%        $ 2.50           -- -- (2)   $2,219,369    $3,533,974
Vernon F. Kenley.....       75,000            3.3          10.00       November 2009    1,221,671     1,945,307
Raymond W.
  Nettleton..........       40,000            1.8          10.00       November 2009      651,558     1,037,497
Derek S.
  Van Keuren.........      100,000            4.4          10.00       November 2009    1,628,895     2,593,742
John F. Knoeckel.....      100,000            4.4          10.00       November 2009    1,628,895     2,593,742

------------------------------

(1) Represents the potential value of options granted at assumed 5% and 10% rates of compounded annual stock appreciation for ten years from the date the options were granted, calculated based on the mid-point of the range of the offering price.

(2) These options expire on the earlier of December 2004, or 90 days after a change in control or an underwritten public offering of our stock.

     We have not granted any stock options to our executive officers who are named in the Summary Compensation Table in the current fiscal year.

     The following table provides, for our executive officers listed in the Summary Compensation Table, information on the number of shares represented by unexercised options owned by them at December 31, 1999 and the value of those options as of the same date.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                                OPTIONS AT FISCAL YEAR         VALUE OF UNEXERCISED
                                                                          END                 IN-THE-MONEY OPTIONS(1)
                             SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   ------------   -----------   -------------   -----------   -------------
Osmo A. Hautanen(2)........      80,000          $200,000       545,000        375,000      $              $
Vernon F. Kenley...........          --                --       251,562        423,438
Raymond W. Nettleton.......          --                --       172,916        267,084
Derek S. Van Keuren........          --                --        31,250        168,750
John F. Knoeckel...........       2,250             5,625        52,750        167,250

------------------------------

(1) The value of the unexercised in-the-money options represents the difference
    between $          , the mid-point of the range of the initial offering
    price in this offering, and the exercise price of the options.

(2) Mr. Hautanen resigned his employment with us effective December 31, 1999.

EQUITY INCENTIVE PLAN

     The Formus Communications, Inc. Equity Incentive Plan effective April 15, 1997, as currently amended, permits the grant of non-qualified stock options, incentive stock options, restricted stock and other stock grants to our key employees, key consultants and non-employee directors, except that incentive options may be granted only to employees. Key employees, key consultants and non-employee directors of our affiliated companies also are eligible to receive options under the plan. We have reserved for issuance 7,000,000 shares of common stock which may be subject to awards under the plan. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the number of outstanding shares of our common stock. We can re-grant shares of common stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are forfeited, together with shares of common stock that are used to pay withholding taxes or the option exercise price.

     The plan is administered by our compensation committee. The compensation committee must be structured at all times so as to permit the plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Our compensation committee has the sole discretion to determine the employees, consultants and non-employee directors to whom awards will be granted and the terms and conditions of such awards, although all awards granted to non-employee directors must first be approved by our board of directors. In addition, the maximum aggregate fair market value of stock that may become exercisable by any one employee under incentive stock options during any calendar year is $100,000. The aggregate fair market value is determined on the date the option is granted.

     Our compensation committee determines the exercise price for each option. However, incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date the incentive stock option is granted, or at least equal to 110.0% of fair market value in the case of an incentive stock option granted to an employee who owns 10.0% or more of the outstanding common stock. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the common stock to be received upon exercise of the option. Options and restricted stock awards granted under the plan are not transferable other than by will or by the laws of descent and distribution.

     Options granted under the plan may immediately vest upon any "change in control" as defined by the Compensation Committee if so provided in the individual agreement with the option holder.

     With limited exceptions, upon the occurrence of (i) a reorganization, merger or consolidation, (ii) the sale of all or substantially all of our assets, or (iii) our dissolution or liquidation, all outstanding options will terminate automatically upon 30 days' written notice, unless such options or awards may be assumed in a merger or consolidation on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event requiring such notice and other awards become exercisable and payable. All payments made in such event are subject to reduction in the event Section 280G of the Code would be triggered.

     Our board of directors may amend the plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option or award previously granted or deprive an option holder, without his or her consent, of any common stock previously acquired.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     We have entered into the following agreements with several members of our senior management group:

     - On November 30, 1999, we entered into an agreement with Osmo A. Hautanen relating to his resignation effective December 31, 1999. The agreement provides for:

      - severance pay of $420,000;

      - continuation of benefits for a maximum of eighteen months after separation;

      - post-employment office support and other benefits in the amount of $25,000;

      - relocation assistance in the event that he sells his home; and

      - modification of his stock option agreement. As of December 31, 1999, 250,000 options immediately vested, resulting in a total of 545,000 unexercised vested options. He may vest in the remaining unexercised 375,000 options upon a change of control in our ownership structure during 2000. The additional 375,000 options expire by one-twelfth for each month in 2000 during which a change of control has not occurred. The exercise date of all vested options will be extended to within 90 days after the closing of this offering. His outstanding loan in the principal amount of $200,000 will be payable to us at the earlier of (i) the date on which he sells any shares of our common stock which are secured by the loan, (ii) five years from the date of the loan or (iii) within 90 days after this initial public offering.

      - On May 1, 1999, we entered into a letter agreement with Vernon F. Kenley relating to his severance benefits. The agreement provides for:

      - continuation of his salary and benefits for 12 months if his employment is terminated by us without cause or by him for good reason (as defined in the agreement);

      - acceleration of unvested stock options upon a change of control (as defined in the agreement) occurring within one year of his termination;

      - indemnification in connection with litigation arising after his termination in which he is named as a result of his position as a former officer; and

      - agreements not to compete with us or solicit our employees or customers during the term of the agreement and for a period of 12 months following his termination.

     In addition, all of our employees and consultants, including the members of our senior management group, have signed letter agreements. These agreements obligate our employees and consultants not to disclose confidential information concerning us and not to compete with us or solicit our employees or customers during the term of employment and for 12 months following termination. The agreements also give us all of the ownership rights to the work produced by our employees and consultants.

                              CERTAIN TRANSACTIONS

THE VELOCOM TRANSACTION

     In September 1999, we completed a transaction with VeloCom Inc., a Delaware corporation, which provides telecommunications services in Latin American countries. Some of our stockholders and their affiliates also own VeloCom stock, including Telecom Partners II, L.P., three of the Centennial Funds, and Crescendo World Fund, LLC and one of its affiliates. Another Crescendo affiliate also owns VeloCom stock, but does not own our stock. Before our transaction with VeloCom, we had three of the same directors as VeloCom: William J. Elsner, Fred
A. Vierra and Steven C. Halstedt. Bernard G. Dvorak, our acting chief executive officer, is a member of VeloCom's board as our designee pursuant to rights granted as part of the transaction. A special committee of our board evaluated and approved the transaction with VeloCom. See "Business -- Equity Investment in VeloCom Inc."

     Under the purchase agreement among VeloCom, Formus and one of our subsidiaries, we transferred the following assets to VeloCom in exchange for an initial 22.5% ownership interest in VeloCom:

     - our subsidiaries or affiliates in Argentina, Bolivia, Chile, Colombia, Peru, and Venezuela;

     - the Colorado limited liability holding companies for the Latin American license holding companies;

     - our rights and obligations under memoranda of understanding with local partners in Colombia and Uruguay; and

     - approximately $20.8 million in cash.

     The VeloCom transaction involved all of our Latin American subsidiaries or affiliates. In separate transactions, VeloCom acquired some of the Latin American assets of SLI Wireless S.A. and PCN do Brasil S.A., our former partners in Argentina, and Taquari Participacoes S.A., one of VeloCom's partners in Brazil. VeloCom now owns 100% of Telelatina Management Company LLC, in which we formerly owned a minority interest, and has consolidated its ownership interests in its Brazilian operating companies with those of SLI and Taquari.

     In December 1999, we purchased an additional $5.6 million of VeloCom convertible preferred stock. We have agreed to purchase an additional $5.6 million of convertible preferred stock in mid-2000. On a pro forma basis, we expect to hold a 12.6% ownership interest in VeloCom following this and other investor contributions.

     The Amended and Restated Investors Agreement. Under an Amended and Restated Investors Agreement, the stockholders of VeloCom have demand registration rights after January 26, 2002. Holders of 33.0% of VeloCom's stock may request registration of their securities four times on a Form S-1, and an unlimited number of times on a Form S-3. All of VeloCom stockholders have piggyback registration rights under the agreement. Both the demand and piggyback registration rights expire in 2005.

     We are entitled to appoint one member of VeloCom's 14-member board of directors and to have a non-voting observer as long as we own at least a 2.0% equity interest. These rights expire upon an initial public offering by VeloCom. Two beneficial owners of 5.0% or more of our shares, Telecom Partners II, L.P. and Centennial Ventures, are also significant shareholders of VeloCom and are entitled to designate some of VeloCom's directors.

THE CALLINO TRANSACTION

     In September 1999, we acquired our minority partners' direct and indirect equity interests in Callino GmbH. The direct and indirect selling shareholders of Callino included two affiliates of Chase Capital Partners, one of our shareholders, Dr. Michael Honig, who currently serves as one of our directors, and Matthias Weber, who currently serves as chief executive officer of Callino. We issued 16,371,552 shares of our Series E and F preferred stock valued at approximately $163.7 million, convertible into the same number of shares of common stock, and paid $100,000 in cash to acquire these equity interests.

Concurrently, we issued 11,584,817 Series E and F preferred shares, valued at approximately $115.8 million in the aggregate, to new and existing investors.

     In connection with our acquisition of the remaining shares of Callino, the selling shareholders entered into non-competition agreements with Callino. Callino also renegotiated and extended its consulting and other agreements with Matthias Weber, the chief executive officer of Callino and one of the selling shareholders.

     Callino's direct and indirect selling shareholders have entered into the Fourth Amended and Restated Investors' Rights Agreement. See "Description of Our Capital Stock -- Registration Rights."

THE INTEL AGREEMENTS

     On September 9, 1999, we entered into a marketing activities agreement with Intel Corporation pursuant to which Intel will provide non-exclusive marketing assistance to us in certain reseller channels in specific cities in Poland in exchange for a warrant to purchase shares of preferred stock convertible into 1,250,000 shares of common stock at an exercise price of $13.50 per share, which vests incrementally: 25.0% has vested and the remaining 75.0% will vest in three equal increments upon achievement of certain performance milestones. In addition to Poland, we and Intel will select a second country in which Intel will provide similar marketing assistance.

INVESTOR AGREEMENTS

     We have entered into a Fifth Amended and Restated Investors' Rights Agreement with all of our stockholders except stockholders who are parties to an Employee Stockholders Agreement. Each of these agreements provides for demand registration rights. See "Description of Our Capital Stock -- Registration Rights." Certain other rights and obligations under these agreements will terminate upon the closing of this offering.

OTHER

     Many of our directors are also officers of some of our significant stockholders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of May 5, 2000, adjusted to reflect our recent issuance of Series G senior preferred stock, by:

     - each stockholder known to us to own beneficially more than 5.0% of our outstanding common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all directors and executive officers as a group.

     The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC's rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Because Class B common stock is convertible into Class A common stock, holders of Class B are deemed to beneficially own Class A common stock. The information set forth in the following table excludes any shares purchased in the offering by the respective beneficial owner:

                                                                                  PERCENTAGE
                                                              NO. OF SHARES   -------------------
                                                               OF CLASS A     PRIOR TO    AFTER
BENEFICIAL OWNER(1)                                           COMMON STOCK    OFFERING   OFFERING
-------------------                                           -------------   --------   --------
Chase Capital Partners and affiliates(2)....................   13,644,441       17.7%
Centennial Fund V, L.P. and affiliates(3)...................    8,199,652       10.6
Telecom Partners II, L.P. and affiliates(4).................   10,348,384       13.4
Spectrum Equity Investors II, L.P. and affiliates(5)........    5,220,796        6.8
Media/Communications Partners III Limited Partnership and
  affiliates(6).............................................    4,196,036        5.4
Capital Communications CPDQ Inc.(7).........................    4,000,000        5.2
William J. Elsner...........................................      421,000        *          *
Bernard G. Dvorak(8)........................................       90,500        *          *
Andre De Montigny...........................................           --       --          --
Steven C. Halstedt..........................................           --       --          --
Michael R. Hannon...........................................           --       --          --
Osmo A. Hautanen(9).........................................      625,000        *          *
Michael Honig...............................................    2,029,601        2.6
William A. Johnston.........................................           --       --          --
Kevin J. Maroni.............................................           --       --          --
Jeffrey D. Montgomery.......................................           --       --          --
Trygve E. Myhren(10)........................................      167,270        *          *
Frederick A. Vierra(11).....................................      142,187        *          *
James F. Wade...............................................           --       --          --
Vernon F. Kenley(12)........................................      461,562        *          *
John F. Knoeckel(13)........................................       70,000        *          *
Raymond W. Nettleton(14)....................................      222,916        *          *
Derek S. Van Keuren(15).....................................       44,750        *          *
All directors and executive officers as a group (18
  persons)(16)..............................................    3,016,684        5.6

------------------------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each person named in the table is Formus Communications, Inc., 720 South Colorado Blvd., Suite 600 North, Denver, Colorado, 80246.

 (2) Represents shares of common stock and Class B common stock owned by investment funds affiliated with Chase Capital Partners, including:

      - 4,835,772 shares of Class B common stock owned by Chase Equity Associates, L.P.

      - 2,096,594 shares of Class B common stock owned by Chase European Equity Associates II LLC.

      - 5,199,186 shares of Class B common stock owned by Chase Capital Partners
        (CCP) Germany B.V.

      - 1,512,889 shares of common stock owned by Chase Capital Investments L.P.

     The address for Chase Capital Partners and its affiliates is 380 Madison Avenue 12th Floor, New York, New York 10017.

 (3) Represents shares of common stock owned by investment funds affiliated with Centennial Fund V, L.P., including:

      - 4,852,810 shares of common stock owned by Centennial Fund V, L.P.

      - 149,600 shares of common stock owned by Centennial Entrepreneurs Fund V, L.P.

      - 2,734,928 shares of common stock owned by Centennial Fund VI, L.P.

      - 68,373 shares of common stock owned by Centennial Entrepreneurs Fund VI, L.P.

      - 201,941 shares of common stock owned by Centennial Holdings I, LLC.

      - 192,000 shares of common stock owned by Centennial Strategic Partners VI, L.P.

     The address for Centennial Fund V, L.P. and its affiliates is 1428 Fifteenth Street, Denver, Colorado 80202.

 (4) Represents shares of common stock owned by investment funds affiliated with Telecom Partners II, L.P. and Telecom Partners III, L.P., including:

      - 1,528,750 shares of common stock owned by Telecom Partners, L.P.

      - 4,769,634 shares of common stock owned by Telecom Partners II, L.P.

      - 4,000,000 shares of common stock owned by Telecom Partners III, LP

      - 50,000 shares of common stock owned by Telecom Management II, LLC

     The address for Telecom Partners II, L.P. and its affiliates is 4600 South Syracuse, Suite 1000, Denver, Colorado 80237.

 (5) Represents shares of common stock owned by investment funds affiliated with Spectrum Equity Investors II, L.P., including:

      - 4,035,595 shares of common stock owned by Spectrum Equity Investors II, L.P.

      - (1,185,201) shares of common stock owned by Spectrum Equity Investors, L.P.

     The address for Spectrum Equity Investors II, L.P. and its affiliates is 1 International Place, 29th Floor, Boston, Massachusetts 02110.

 (6) Represents shares of common stock owned by investment funds affiliated with Media/Communications Partners III Limited Partnership, including:

     - 3,966,234 shares of common stock owned by Media/Communications Partners III Limited Partnership.

      - 229,802 shares of common stock owned by M/C Investors L.L.C.

        The address for Media/Communications Partners III Limited Partnership and its affiliates is 75 State Street, Boston, Massachusetts 02109.

 (7) The address for Capital Communications CPDQ Inc. is 1981, avenue McGill College, Montreal (Quebec) H3A3C7.

 (8) Includes 87,500 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

 (9) Includes 470,000 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(10) Includes 42,187 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(11) Includes 42,187 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(12) Includes 326,562 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(13) Includes 25,000 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(14) Includes 222,916 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(15) Includes 43,750 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(16) Includes 1,281,977 shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

                        DESCRIPTION OF OUR CAPITAL STOCK

     This section contains a summary of the material provisions of our Fourth Restated Certificate of Incorporation and Bylaws. We encourage you to read the entire certificate of incorporation and bylaws, which are attached as exhibits to the registration statement filed with the Securities and Exchange Commission.

     Our authorized capital stock consists of 213,540,888 shares, including 100,000,000 shares of common stock, par value $0.001 per share, 20,000,000 shares of Class B common stock, par value $0.001 per share and 93,540,888 shares of preferred stock, par value $0.001 per share.

     After this offering and the conversion of our preferred stock into common stock, we will have outstanding:

     -           shares of Class A common stock if the underwriters do not
       exercise their over-allotment option, or           shares of Class A
       common stock if the underwriters exercise their over-allotment option in full;

     -        shares of Class B common stock; and

     - no shares of preferred stock.

COMMON STOCK

     Our Class A common stock and Class B common stock are identical except that Class B common stock has no voting rights. We are issuing only Class A common stock in this offering. The holders of Class B common stock are prohibited by law from owning more than a specified percentage of our voting stock. Class B common stock automatically converts to common stock if sold to a buyer who is not prohibited from owning more than a specified percentage of our voting Class A stock or if restrictions on the holder are lifted.

     Each holder of record of Class A common stock is entitled to one vote for each outstanding share owned on every matter properly submitted to the stockholders for their vote. Class B common stock has no voting rights except as required by law. After satisfaction of the dividend rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose. After the payment of liquidation preferences to holders of any outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution, or winding up. Holders of our Class A common stock and Class B common stock do not have any preemptive rights. The rights, preferences and privileges of holders of our Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

     Our certificate of incorporation allows the board of directors to issue, without stockholder approval, one or more series of preferred stock having such rights, including voting rights, dividend rights, redemption rights, and such preferences, including liquidation preferences, as our board of directors may determine.

     Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our Class A common stock or Class B common stock or could adversely affect the rights and powers, including voting rights, of the holders of our Class A common stock or Class B common stock. The issuance of preferred stock could have a negative effect on the market price of our common stock.

REGISTRATION RIGHTS

     We have entered into a fifth amended and restated investors' rights agreement with most of our shareholders and an employee stockholders agreement with our employee stockholders. Under these agreements, on the earlier of August 1, 2003 or this offering, holders of substantially all of our common stock can require us to register the sale of their shares up to four times, or include their shares in other registrations, subject to customary conditions under the Securities Act. Subject to limitations and the lock-up agreements with the underwriters, we must register the sale of these shares if at any time after this offering, the holders of 25.0% or more of these shares request registration. Subject to limitations, these holders may require us to file an unlimited number of registration statements on Form S-3 when we are eligible to use Form S-3, generally one year after this offering. The other provisions of the investors' rights agreement and employee stockholders agreement terminate when we complete this offering.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, our certificate of incorporation limits our directors' liability for breach of fiduciary duty, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

     - for any transaction from which the director derives an improper personal benefit.

     In the event the Delaware law is amended to allow more extensive limitations on directors personal liability, our certificate of incorporation provides that we will exculpate our directors to the fullest extent permitted by law. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as amended.

     Under our certificate of incorporation and bylaws, we have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent, or anyone serving, at our request, as a director, officer, employee or agent of another entity against any liability as a result of serving in such capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under our certificate of incorporation.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Classified board. Our bylaws provide for a classified board of directors. One-third of the directors will be elected at each annual meeting of stockholders to serve for three-year terms. Because the stockholders never elect a majority of the board members at one time, the classified board could delay or prevent the change in control or make removal of our management more difficult.

     Preferred stock issuances. Our certificate of incorporation allows our board to issue, without stockholder approval, preferred stock with terms set by the board. The preferred stock could be issued quickly with terms that delay or prevent the change in control or make removal of our management more difficult. Also, the issuance of preferred stock may cause the market price of our common stock to decrease. See "Description of Capital Stock" for more information.

     Special stockholders' meetings. Our bylaws provide that special meetings of stockholders, unless otherwise prescribed by statute, may be called only:

     - by the board of directors or by our chairman; or

     - by the holders of at least 30.0% of our securities outstanding and entitled to vote generally in the election of directors.

Upon the consummation of this offering, special meetings of the stockholders may only be called by a majority vote of the board of directors.

     Section 203 of Delaware law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law which generally prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction in which the stockholder became an "interested stockholder" or the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation's voting stock.

     These provisions and the provisions of our certificate of incorporation and bylaws described above could have the effect of delaying, deferring or preventing a proxy contest or an acquisition of control of our company by a holder of a substantial block of our stock, or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. The existence of these provisions may reduce the price that certain investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

                         serves as the transfer agent and registrar for our
common stock.

              CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS FOR
                        NON-U.S. HOLDERS OF COMMON STOCK

     The following summary sets forth the U.S. federal tax consequences that are anticipated to be material in the acquisition, ownership, and disposition of our common stock by a holder that, for U.S. federal income tax purposes, is not a "United States person" (as defined below) (a "Non-U.S. Holder"). This summary does not address every aspect of U.S. federal income taxation that may be relevant to a particular Non-U.S. Holder under special circumstances or who is subject to special treatment under applicable law (including without limitation, financial institutions, insurance companies, broker-dealers, and tax-exempt organizations). PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK.

     For purposes of this summary, a "United States person" means:

     - a citizen or resident of the United States;

     - a corporation, partnership, or other entity created or organized under the laws of the United States or any State or political subdivision thereof;

     - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on that date, and elected to continue to be so treated.

     A "Non-U.S. Holder" is a person other than a United States person.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative interpretations of the Code as of the date of this registration statement, all of which are subject to change, including changes with retroactive effect.

     This discussion does not address all aspects of U.S. federal taxation and, in particular, is limited in the ways that follow:

     - The discussion assumes that you hold your common stock as a capital asset, and that you do not have special tax status.

     - The discussion is based on current law. Changes in the law may alter the tax treatment of the common stock, possibly on a retroactive basis.

     - The discussion does not cover state, local or foreign law.

DIVIDENDS

     Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to withholding of U.S. federal income tax at the rate of 30.0%. If the distribution received by a Non-U.S. Holder with respect to our common stock is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the dividend will not be subject to withholding but instead will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. In addition, a corporate Non-U.S. Holder receiving effectively-connected dividends may be subject to a branch profits tax of 30.0% on the corporation's effectively-connected earnings and profits, subject to certain adjustments.

     Non-U.S. Holders should consult any applicable income tax treaties that may provide for a reduction of or exemption from U.S. withholding tax or, in the case of a corporate Non-U.S. Holder, the branch profits tax. A Non-U.S. Holder may be required to satisfy certain certification requirements in order to claim such treaty benefits.

GAIN ON DISPOSITION

     A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other disposition of our common stock, unless the gain is:

     - effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, or

     - in the case of Non-U.S. Holder who is a nonresident alien individual and holds our common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition, and certain other requirements are met.

     Gain that is effectively connected with the conduct of trade or business in the United States by the Non-U.S. Holder will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax). Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

UNITED STATES FEDERAL ESTATE TAX

     An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock at the time of death will be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty applies.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Generally, we must report annually to the United States Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such holder, and the tax withheld on such dividends, regardless of whether any tax has been actually withheld. This information may also be made available to the tax authorities of a country in which the Non-U.S. Holder resides.

     Under current United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on our common stock to a Non-U.S. Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31.0% and information reporting unless the holder certifies its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption.

     Payments of the proceeds from the disposition of our common stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, will not be subject to backup withholding, but will be subject to information reporting, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund may be obtained, provided that certain required information is furnished to the Internal Revenue Service.

     The United States Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, such regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations are anticipated to become effective for payments made after December 31, 2000, subject to certain transition rules.

                                  UNDERWRITING

     Subject to the terms and conditions contained in an underwriting agreement,
dated           , 2000, the underwriters named below, who are represented by
Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and DLJdirect Inc., have severally and not jointly agreed to purchase from us the number of shares of common stock shown opposite their names below:

                                                              NUMBER OF
UNDERWRITERS                                                   SHARES
------------                                                  ---------
Donaldson, Lufkin & Jenrette Securities Corporation.........
Salomon Smith Barney Inc. ..................................
Credit Suisse First Boston Corporation......................
DLJdirect Inc. .............................................
                                                               -------
          Total.............................................
                                                               =======

     The underwriting agreement provides that the obligations of the several underwriters to purchase and accept delivery of the shares of common stock included in the offering are subject to approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase and accept delivery of all the shares, other than those covered by the over-allotment option described below, if they purchase any of the shares.

     The underwriters propose to initially offer some of our shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering
price less a concession not in excess of $     per share. The underwriters may
allow, and such dealers may re-allow, a concession not in excess of $     per
share on sales to certain other dealers. After the initial offering of the shares to the public, the representatives may change the public offering price and such concessions. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The following table shows the underwriting fees to be paid to the underwriters by us in connection with the offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

                                                                  PAID BY FORMUS
                                                               COMMUNICATIONS, INC.
                                                              ----------------------
                                                                              FULL
                                                              NO EXERCISE   EXERCISE
                                                              -----------   --------
Per share...................................................   $            $
          Total.............................................   $            $

     We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2.5 million.

     We have granted to the underwriters an option, exercisable for 30 days from
the date of this prospectus, to purchase up to           additional shares at
the initial public offering price less the underwriting fees. The underwriters may exercise such option solely to cover over-allotments, if any, made in connection with the offering. To the extent that the underwriters exercise their option, each underwriter will become obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

     We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any of those liabilities.

     We, our executive officers and directors, and certain of our stockholders have agreed that, for a period of 180 days from the date of this prospectus, neither we nor they will, without prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc.:

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     - enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

     In addition, during the same period, we have agreed not to file any registration statement, except for the registration statement on Form S-8 covering shares of common stock underlying options in our stock option plan, with respect to, and each of our executive officers, directors and stockholders entitled to registration rights has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any securities convertible into our exercisable or exchangeable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. Either of the foregoing transaction restrictions will apply regardless of whether any of these transactions is to be settled by the delivery of common stock, or such other securities, in cash or otherwise. The lock-up agreements with persons other than
Formus cover an aggregate of           shares, and an additional
shares issuable upon exercise of outstanding options and warrants.

     Prior to the offering, there has been no established public market for our common stock. The initial public offering price for the shares of our common stock has been determined by negotiation between us and the representatives of the underwriters. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which we compete; our past and present operations; our historical results of operations; our prospects for future earnings; the recent market prices of securities of generally comparable companies and the general condition of the securities market at the time of the offering.

     At our request, the underwriters have reserved for sale, at the initial
public offering price, up to           of the shares included in the offering,
to be sold to certain of our directors, officers, employees and other individuals associated with us and related persons. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares that are not confirmed for purchase within one day of the consummation of the offering will be offered by the underwriters to the general public on the same terms as the other shares offered hereby. An electronic prospectus is being made available on web sites maintained by DLJdirect. Other than the prospectus in electronic format, any information on those web sites relating to this offering is not part of the prospectus and has not been approved or endorsed by us or any underwriter and should not be relied upon by prospective investors.

     Application has been made to list the common stock on the Nasdaq National Market under the symbol "FMUS." In order to meet the requirements for listing the common stock on the Nasdaq National Market, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock included in this offering in any jurisdiction where action for that purpose is required. The shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering of the common stock and the distribution of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any shares of common stock included in the offering in any jurisdiction where that would not be permitted or legal.

     In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may overallot the offering, creating a syndicate short position. The underwriters may bid for and purchase shares of our common stock in the open market to cover such syndicate short position or to stabilize the price of the common stock. These activities may stabilize or maintain the market price of our common stock above independent market levels. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members if Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. repurchase previously distributed common stock in syndicate covering transactions, in stabilizing transactions or otherwise if Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. receive a report that indicates that the clients of such syndicate members have "flipped" the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     Affiliates of Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation will receive 10% or more of the net proceeds of this offering as repayment of the senior secured notes arranged by them. Consequently, the offering has been conducted in accordance with Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc., which requires that the public offering price of any equity security be no higher than the price recommended by a qualified independent underwriter that has participated in the preparation of the registration statement and performed its usual standard of due diligence with
respect thereto.                has agreed to act as qualified independent
underwriter with respect to the offering, and the public offering price of the
common stock is no higher than that recommended by                .

     Certain of the underwriters have performed and continue to perform investment banking and advisory services for us from time to time, for which they receive customary fees. Donaldson, Lufkin & Jenrette Securities Corporation acted as the financial advisor for the sale of our Series E and F preferred stock in September 1999 and for the sale of our shares of Series G senior preferred stock in May 2000 and received compensation for these services. Affiliates of Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation arranged the issuance of our senior secured notes in May 2000 and received compensation for these services, including warrants to purchase shares of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have           shares of common
stock issued and outstanding, or           shares if the underwriters exercise
their over-allotment option in full. We will have 4,805,294 shares of common stock issuable on exercise of outstanding options, 1,813,438 of which will be vested as of completion of the offering. We will have 1,550,000 shares of common stock issuable upon exercise of outstanding warrants, 612,500 of which will be vested as of the completion of the offering. All of the shares we sell in this offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.

     Of the remaining shares of common stock outstanding after this offering, shares also will be freely tradeable without restriction in the public
market, and           shares may be sold publicly only if registered under the
Securities Act or sold in accordance with an exemption from the Securities Act, such as Rule 144.

     Prior to this offering, there has been no public market for our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders, or the availability of the shares for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices.

     For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such issuer. In general, under Rule 144, a stockholder including an "affiliate," who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of:

     - one percent of the then outstanding shares of common stock, or
       approximately           shares           expected to be outstanding
       immediately after this offering; or

     - the average weekly trading volume during the four calendar weeks preceding the sale.

     Sales under Rule 144 are subject to manner of sale limitations, notice requirements and the availability of current public information about the issuer. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitations described above. We estimate that 13,983,180 outstanding shares fall in this category. Of the 75,832,650 shares outstanding before this offering, affiliates
beneficially own over      % of such shares. See "Risk Factors -- Future sales
of our Class A common stock in the public market could depress our stock price."

     Any employee, officer, director, advisor or consultant who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after we become subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     As of December 31, 1999, there were outstanding stock options to purchase an aggregate of 4,851,865 shares of common stock, of which 1,841,772 are presently exercisable or exercisable within 60 days. These outstanding stock options are held by our executive officers, employees, directors or consultants. Following the offering, we intend to file a registration statement on Form S-8 covering the 7,000,000 shares of common stock issuable under our stock option plan, including shares subject to outstanding options. Of the outstanding shares and shares issuable upon exercise of outstanding options and
warrants not subject to lock-up agreement, only           of such shares will be
freely tradable immediately following the offering under Rule 701 as discussed
above. Under Rule 144, the remaining           shares will be available for
resale subject to the limitations of Rule 144 beginning 90 days following the offering.

     As of December 31, 1999, there was an outstanding warrant to purchase an aggregate of 1,250,000 shares of Series E Preferred Stock.

     We have granted registration rights to substantially all of our stockholders. See "Description of Our Capital Stock -- Registration Rights."

     We and our officers, directors, certain of our other stockholders have entered into lock-up agreements relating to the transfer of shares of our capital stock for a period of 180 days after this date of the prospectus. See "Underwriting."

     In addition, during the same period, we have agreed not to file any registration statement with respect to, and each of our executive officers, directors and stockholders entitled to registration rights has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any securities convertible into or exercisable or exchange for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc.

     Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. have advised us that they have no current intention of waiving any of the agreements described in the immediately preceding paragraph. Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. have further advised us that in determining whether to grant any requested waiver, they would consider the market prices and trading volumes of our common stock at that time, market conditions generally, the size and timing of the requested waiver and any special circumstances of the requesting person.

                                 LEGAL MATTERS

     Holme Roberts & Owen LLP, Denver, Colorado, will pass upon the validity of the shares of common stock on our behalf. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will pass upon certain legal matters for the underwriters.

                                    EXPERTS

     The consolidated financial statements of Formus Communications, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Callino GmbH and subsidiaries as of August 31, 1998 and December 31, 1997 and for the period from inception on July 7, 1997 to December 31, 1997, for the eight months ended August 31, 1998 and for the period from inception on July 7, 1997 to August 31, 1998 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of VeloCom Inc. as of December 31, 1998 and for the period from inception on April 29, 1998 to December 31, 1998, included in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC.

     For further information about us and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules filed with the registration statement. You may obtain copies of the registration statement, of which this prospectus is a part, together with such exhibits and schedules, upon payment of the fee prescribed by the SEC, or you may examine these documents without charge at the offices of the SEC.

     Other than in the United States, we and the underwriters have not taken any action in any jurisdiction that would permit a public offering of our Class A common stock. No offer or sale of shares of our Class A common stock may be made in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws of that jurisdiction. We and the underwriters require persons to whom this prospectus comes to inform themselves about, and to observe, any restrictions as to the offering of shares of our Class A common stock and the distribution of this prospectus in jurisdictions outside the United States.

     After the offering is completed, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will be required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE NO.
FORMUS COMMUNICATIONS, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 1998 and
     1999 and pro forma December 31, 1999 (unaudited).......   F-3
  Consolidated Statements of Operations for the years ended
     December 31, 1997, 1998 and 1999.......................   F-4
  Consolidated Statements of Stockholders' Deficit for the
     years ended December 31, 1997, 1998 and 1999...........   F-5
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1998 and 1999.......................   F-6
  Notes to Consolidated Financial Statements................   F-7
CALLINO GMBH (FORMERLY KNOWN AS ARCIS MEDIACOM MANAGEMENT
  GMBH)
  Report of Independent Public Accountants..................   F-31
  Balance Sheets as of December 31, 1997 and August 31,
     1998...................................................   F-32
  Statements of Income and Accumulated Deficit for the
     period July 7, 1997 (inception) to December 31, 1997,
     period January 1, 1998 to August 31, 1998 and the
     cumulative period July 7, 1997 (inception) to August
     31, 1998...............................................   F-33
  Statements of Cash Flows for the period July 7, 1997
     (inception) to December 31, 1997, period January 1,
     1998 to August 31, 1998, and the cumulative period July
     7, 1997 (inception) to August 31, 1998.................   F-34
  Statements of Shareholders' Equity for the period July 7,
     1997 (inception) to December 31, 1997, for the period
     January 1, 1998 to August 31, 1998 and for the
     cumulative period from July 7, 1997 (inception) to
     August 31, 1998........................................   F-35
  Notes to The Financial Statements.........................   F-36
VELOCOM INC. AND SUBSIDIARIES
  Report of Independent Public Accountants..................   F-42
  Consolidated Balance Sheets as of December 31, 1998 and
     June 30, 1999 (unaudited)..............................   F-43
  Consolidated Statements of Operations for the period from
     April 29, 1998 (inception) to December 31, 1998, for
     the six months ended June 30, 1999 (unaudited) and for
     the cumulative period from April 29, 1998 (inception)
     to June 30, 1999 (unaudited)...........................   F-44
  Consolidated Statements of Stockholders' Equity for the
     period from April 29, 1998 (inception) to December 31,
     1998 and for the six months ended June 30, 1999
     (unaudited)............................................   F-45
  Consolidated Statements of Cash Flows for the period from
     April 29, 1998 (inception) to December 31, 1998, for
     the six months ended June 30, 1999 (unaudited) and for
     the cumulative period from April 29, 1998 (inception)
     to June 30, 1999 (unaudited)...........................   F-46
  Notes to Consolidated Financial Statements................   F-47

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Formus Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Formus Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Formus Communications, Inc. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Denver, Colorado
May 5, 2000

                          FORMUS COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              AS OF DECEMBER 31,     PRO FORMA
                                                              -------------------   DECEMBER 31,
                                                                1998       1999         1999
                                                              --------   --------   ------------
                                                                                    (UNAUDITED)
                                                                                      (NOTE 2)

                                             ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 22,887   $ 52,281
  Short-term investments....................................        --     24,810
  Restricted short-term investment..........................        --     19,008
  Stock subscription receivable.............................     2,228         --
  Note receivable...........................................        --      3,188
  Subscriber receivables....................................        --      1,745
  Other receivables.........................................       508      5,293
  Prepaid expenses and other current assets.................       176      3,792
                                                              --------   --------
        Total current assets................................    25,799    110,117
Telecommunications licenses, net of accumulated amortization
  of $0 and $174, respectively..............................    12,176    150,705
Property and equipment, net.................................     4,391     22,704
Investment in affiliate.....................................        --     31,725
Investment in WNP...........................................    11,756         --
Goodwill, net of amortization of $0 and $1,859,
  respectively..............................................        --     81,776
Other assets................................................        24      6,147
                                                              --------   --------
        Total assets........................................  $ 54,146   $403,174
                                                              ========   ========
                         LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable..........................................  $  3,025   $ 22,949
  Accrued liabilities.......................................     1,129      4,231
  Current portion of capital leases.........................        --      2,021
                                                              --------   --------
        Total current liabilities...........................     4,154     29,201
Long-term portion of capital leases.........................        --      2,782
Deferred taxes..............................................        --     70,769
                                                              --------   --------
        Total liabilities...................................     4,154    102,752
Minority interests in subsidiaries..........................    10,564      2,560
Preferred stock, mandatorily redeemable, $.001 par value:
  Series A, $2.50 per share redemption value, 23,280,000
    shares authorized; 18,576,000 (1998 and 1999) and zero
    (unaudited pro forma 1999) issued and outstanding.......    45,381     45,600           --
  Series B, $2.50 per share redemption value, 4,704,000
    shares authorized; 4,704,000 (1998 and 1999) and zero
    (unaudited pro forma 1999) issued and outstanding.......    11,489     11,545           --
  Series C, $3.50 per share redemption value, 7,142,858
    shares authorized; zero (1998) and 6,424,528 (1999) and
    zero (unaudited pro forma 1999) issued and
    outstanding.............................................        --     22,486           --
  Series D, $3.50 per share redemption value, 718,330 shares authorized; zero (1998) and 718,330 (1999) and zero
    (unaudited pro forma 1999) issued and outstanding.......        --      2,514           --
  Series E, $10.00 per share redemption value, 30,184,369
    shares authorized; zero (1998) and 19,445,038 (1999) and
    zero (unaudited pro forma 1999) issued and
    outstanding.............................................        --    191,803           --
  Series F, $10.00 per share redemption value, 8,511,331
    shares authorized; zero (1998) and 8,511,331 (1999) and
    zero (unaudited pro forma 1999) issued and
    outstanding.............................................        --     85,113           --
Commitments and contingencies (Note 16)
Stockholders' (deficit) equity:
  Preferred stock, undesignated, 5,000,000 shares
    authorized; zero issued and outstanding.................        --         --           --
  Common stock, $.001 par value; 50,000,000 (1998) and
    90,000,000 (1999) shares authorized; 2,743,180 (1998),
    3,022,811 (1999) and 47,468,377 (unaudited pro forma
    1999) issued and outstanding............................         3          3           47
  Class B common stock, $.001 par value; 6,000,000 (1998)
    and 14,295,780 (1999) shares authorized; 200,000 (1998
    and 1999) and 14,133,661 (unaudited pro forma 1999)
    issued and outstanding..................................        --         --           14
  Additional paid-in capital................................     2,871      9,033      368,036
  Deferred charges..........................................        --     (1,850)      (1,850)
  Accumulated deficit.......................................   (19,954)   (60,001)     (60,001)
  Other cumulative comprehensive loss.......................      (362)    (8,384)      (8,384)
                                                              --------   --------     --------
        Total stockholders' (deficit) equity................   (17,442)   (61,199)    $297,862
                                                              --------   --------     ========
        Total liabilities and stockholders' (deficit)
        equity..............................................  $ 54,146   $403,174
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                           ------------------------------------
                                                              1997         1998         1999
                                                           ----------   ----------   ----------
Revenue..................................................  $       --   $       --   $    2,316
Costs and expenses:
  Costs of services......................................          --        1,168        9,589
  Provision on impaired assets...........................          --           --        3,186
  Selling, general and administrative....................       6,266       14,461       61,704
  Depreciation and amortization..........................         128          318        5,369
                                                           ----------   ----------   ----------
          Total costs and expenses.......................       6,394       15,947       79,848
                                                           ----------   ----------   ----------
          Loss from operations...........................      (6,394)     (15,947)     (77,532)
Other income (expense):
  Interest income........................................         328          751        2,774
  Gain on sale of investments in WNP and NEXTLINK........          --           --       27,006
  Gain on VeloCom transaction............................          --           --        3,061
  Foreign currency transaction losses....................          --         (225)        (717)
  Other income (expense), net............................        (101)         511         (174)
                                                           ----------   ----------   ----------
          Net loss before other items....................      (6,167)     (14,910)     (45,582)
                                                           ----------   ----------   ----------
Minority interests in subsidiaries.......................          20        1,192        9,469
Share in results of affiliated companies.................          --           --       (3,934)
                                                           ----------   ----------   ----------
          Net loss.......................................      (6,147)     (13,718)     (40,047)
Accretion of mandatorily redeemable preferred stock......          --         (182)        (449)
                                                           ----------   ----------   ----------
          Net loss attributable to common stock..........  $   (6,147)  $  (13,900)  $  (40,496)
                                                           ==========   ==========   ==========
Basic and diluted net loss per common share..............  $    (2.66)  $    (4.72)  $   (13.19)
                                                           ==========   ==========   ==========
Basic and diluted weighted-average number of common
  shares outstanding.....................................   2,314,548    2,943,180    3,069,530
                                                           ==========   ==========   ==========
Pro forma basic and diluted net loss per common share
  (unaudited)(Note 2)....................................                            $     (.96)
                                                                                     ==========
Pro forma basic and diluted weighted-average number of
  common shares outstanding (unaudited)(Note 2)..........                            41,804,582
                                                                                     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                  OTHER
                                                       CLASS B                                 CUMULATIVE
                                 COMMON STOCK        COMMON STOCK     ADDITIONAL              COMPREHENSIVE
                              ------------------   ----------------    PAID-IN     DEFERRED      INCOME       ACCUMULATED
                               SHARES     AMOUNT   SHARES    AMOUNT    CAPITAL     CHARGES      (LOSS)(1)       DEFICIT
                              ---------   ------   -------   ------   ----------   --------   -------------   -----------
Balances, December 31,
  1996......................  1,235,000    $  1         --    $ --      $1,234     $    --       $    --       $    (89)
Issuance of common stock....  1,508,180       2         --      --       1,506          --            --             --
Issuance of Class B common
  stock.....................         --      --    200,000      --         200          --            --             --
Change in cumulative
  translation adjustments...         --      --         --      --          --          --          (185)            --
Net loss....................         --      --         --      --          --          --            --         (6,147)
                              ---------    ----    -------    ----      ------     -------       -------       --------
Balances, December 31,
  1997......................  2,743,180       3    200,000      --       2,940          --          (185)        (6,236)
Issuance of common stock
  options for services......         --      --         --      --         113          --            --             --
Accretion of mandatorily
  redeemable preferred
  stock.....................         --      --         --      --        (182)         --            --
Change in cumulative
  translation adjustments...         --      --         --      --          --          --          (177)            --
Net loss....................         --      --         --      --          --          --            --        (13,718)
                              ---------    ----    -------    ----      ------     -------       -------       --------
Balances, December 31,
  1998......................  2,743,180       3    200,000      --       2,871          --          (362)       (19,954)
Issuance of common stock in
  connection with Company's
  stock option plan.........    279,631      --         --      --         704          --            --             --
Non-cash compensation
  expense -- common stock
  options...................         --      --         --      --       4,087          --            --             --
Issuance of preferred stock
  warrant...................         --      --         --      --       2,020      (2,020)           --             --
Non-cash compensation
  expense -- amortization of
  preferred stock warrant...         --      --         --      --          --         170            --             --
Accretion of mandatorily
  redeemable preferred
  stock.....................         --      --         --      --        (449)         --            --
Change in cumulative
  translation adjustments...         --      --         --      --          --          --        (8,022)            --
Unrealized gain on
  available-for-sale
  securities................         --      --         --      --          --          --         2,479             --
Reclassification adjustment
  for realized gain.........         --      --         --      --          --          --        (2,479)            --
Common stock subscription
  receivable................         --      --         --      --        (200)         --            --             --
Net loss....................         --      --         --      --          --          --            --        (40,047)
                              ---------    ----    -------    ----      ------     -------       -------       --------
Balances, December 31,
  1999......................  3,022,811    $  3    200,000    $ --      $9,033     $(1,850)      $(8,384)      $(60,001)
                              =========    ====    =======    ====      ======     =======       =======       ========


                                  TOTAL
                              COMPREHENSIVE
                                  LOSS         TOTAL
                              -------------   --------
Balances, December 31,
  1996......................    $     --      $  1,146
Issuance of common stock....          --         1,508
Issuance of Class B common
  stock.....................          --           200
Change in cumulative
  translation adjustments...        (185)         (185)
Net loss....................      (6,147)       (6,147)
                                --------      --------
Balances, December 31,
  1997......................      (6,332)       (3,478)
                                ========
Issuance of common stock
  options for services......          --           113
Accretion of mandatorily
  redeemable preferred
  stock.....................          --          (182)
Change in cumulative
  translation adjustments...        (177)         (177)
Net loss....................     (13,718)      (13,718)
                                --------      --------
Balances, December 31,
  1998......................     (13,895)      (17,442)
                                ========
Issuance of common stock in
  connection with Company's
  stock option plan.........          --           704
Non-cash compensation
  expense -- common stock
  options...................          --         4,087
Issuance of preferred stock
  warrant...................          --            --
Non-cash compensation
  expense -- amortization of
  preferred stock warrant...          --           170
Accretion of mandatorily
  redeemable preferred
  stock.....................          --          (449)
Change in cumulative
  translation adjustments...      (8,022)       (8,022)
Unrealized gain on
  available-for-sale
  securities................       2,479         2,479
Reclassification adjustment
  for realized gain.........      (2,479)       (2,479)
Common stock subscription
  receivable................          --          (200)
Net loss....................     (40,047)      (40,047)
                                --------      --------
Balances, December 31,
  1999......................    $(48,069)     $(61,199)
                                ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            (STATED IN THOUSAND, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------   --------   --------
Cash flows from operating activities:
Net loss....................................................  $(6,147)  $(13,718)  $(40,047)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      128        318      5,369
  Provision on impaired assets..............................       --         --      3,186
  Minority interests in subsidiaries........................      (20)    (1,192)    (9,469)
  Non-cash compensation expense -- options and warrants.....       --        113      4,257
  Gain on sale of investments in WNP and NEXTLINK...........       --         --    (27,006)
  Gain on VeloCom transaction...............................       --         --     (3,061)
  Share in results of affiliated companies..................       --         --      3,934
  Other.....................................................       --        194       (170)
  Changes in assets and liabilities, net of effects of
    acquisitions:
    Receivables.............................................       --         --     (8,859)
    Prepaid expenses and other current assets...............     (293)       967     (5,076)
    Other assets............................................      (20)        (4)    (3,212)
    Accounts payable and accrued liabilities................      235         55     23,750
                                                              -------   --------   --------
         Net cash used in operating activities..............   (6,117)   (13,267)   (56,404)
                                                              -------   --------   --------
Cash flows from investing activities:
  Cash paid for short-term investments......................       --         --    (24,810)
  Cash paid for restricted short-term investment............       --         --    (19,008)
  Cash paid for acquisitions, net of cash acquired..........   (1,390)       471       (443)
  Cash paid for investments in affiliates...................       --         --    (31,591)
  Purchase of telecommunications licenses...................     (478)    (4,948)    (1,492)
  Purchase of property and equipment........................     (267)    (3,822)   (20,072)
  Purchase of investment in WNP.............................       --    (11,756)        --
  Proceeds from sale of investments in WNP and NEXTLINK.....       --         --     38,762
                                                              -------   --------   --------
         Net cash used in investing activities..............   (2,135)   (20,055)   (58,654)
                                                              -------   --------   --------
Cash flows from financing activities:
  Payment on purchase money note payable....................       --       (899)        --
  Minority interest contributions to subsidiaries, including
    payments on stock subscription receivable...............      250      5,954      6,739
  Proceeds from issuance of mandatorily redeemable preferred
    stock, net of issuance costs............................   26,830     29,858    138,026
  Proceeds from issuance of common stock....................    1,708         --        704
                                                              -------   --------   --------
         Net cash from financing activities.................   28,788     34,913    145,469
                                                              -------   --------   --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (185)      (232)    (1,017)
                                                              -------   --------   --------
Net increase in cash and cash equivalents...................   20,351      1,359     29,394
Cash and cash equivalents, beginning of period..............    1,177     21,528     22,887
                                                              -------   --------   --------
Cash and cash equivalents, end of period....................  $21,528   $ 22,887   $ 52,281
                                                              =======   ========   ========
Non-cash investing and financing activities:
  Purchase money note payable...............................  $   899   $     --   $     --
                                                              =======   ========   ========
  Assets acquired under capital lease obligations...........  $    --   $     --   $  5,439
                                                              =======   ========   ========
  Contribution from minority interest in the form of
    subscription receivable.................................  $    --   $  2,228   $     --
                                                              =======   ========   ========
  Callino acquisition (Note 4)..............................  $    --   $     --   $163,715
                                                              =======   ========   ========
  VeloCom transaction (Note 7)..............................  $    --   $     --   $  4,428
                                                              =======   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) ORGANIZATION AND NATURE OF OPERATIONS

     Formus Communications, Inc. ("Formus" or the "Company"), a Delaware corporation incorporated on October 22, 1996, was formed to acquire broadband frequency and operating licenses in emerging and established markets, principally in Europe. The Company provides broadband Internet and data communications services in selected European markets. The Company is headquartered in the United States ("U.S.") with current operations principally in Germany and Poland.

     As more fully discussed in Note 4, during 1998, the Company acquired an effective 47.1% interest in Callino GmbH ("Callino") (formerly "ARCIS MEDIACOM Management GmbH"). The Company's interest in Callino is held through Formus Communications-Germany B.V. ("Germany B.V."), which was formed by the Company and an unrelated third party for the explicit purpose of acquiring the indicated interest in Callino. As a result of the initial 1998 transaction, the Company held an approximate 85.4% interest in Germany B.V., which in turn held an approximate 55.1% interest in Callino. The Company controlled and consolidated Germany B.V. due to its majority voting interest and Germany B.V. controlled and consolidated Callino through its majority voting interest and rights granted to Germany B.V. under its shareholder agreement. The Company acquired its interest in Callino to obtain telecommunications licenses in order to pursue telecommunications services in Germany. On September 3, 1999, the Company acquired the remaining equity interest in Callino (directly and indirectly through an acquisition of the remaining equity interest in Germany B.V.). Callino is now a wholly-owned subsidiary of the Company.

     On August 1, 1997, the Company co-founded Formus Polska Sp. z o.o. ("Formus Polska") to acquire telecommunications licenses and provide telecommunications services in Poland. In November 1997, Formus Polska acquired spectrum licenses for the ten largest cities in Poland. Formus Polska is owned by the Company and Elmedia Sp. z o.o. ("Elmedia"), a company organized under the laws of the Republic of Poland. In connection with the formation of Formus Polska, the Company received 49.0% of the voting capital stock and 85.0% of the economic interest. Due to the dilution of the other shareholder from capital contributions from Formus, the Company's economic interest at December 31, 1999 is 86.3%. Through Formus Polska's organizational documents and shareholders' agreement, the Company has significant voting and other rights with respect to supervisory board and shareholder decisions affecting Formus Polska. The supervisory board oversees Formus Polska's affairs, while the management board is responsible for the day-to-day operations of the company. Formus Polska's charter provides that two of its five supervisory directors be elected directly by the Company and that the remaining three supervisory directors be elected by all of the shareholders. The Company and the other shareholder have agreed that one of the three remaining supervisory directors will be a director designated by the Company. Representation on the management board is proportionate to the shareholders' economic interests. Accordingly, the Company consolidates Formus Polska.

  LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal revenue-generating operations commenced in May 1999, and prior to that time the Company was in the development stage and had generated no operating revenues. Since commencement of operations on October 22, 1996, the Company has incurred cumulative net losses totaling approximately $60.0 million through December 31, 1999. As a result of its start-up activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction, and expansion of its business and until the Company establishes a sufficient revenue-generating customer base. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environments in which the Company intends to operate. Delays or failure in receiving required regulatory approvals or the enactment of new regulations or regulatory requirements may have a material adverse effect on the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

     The Company expects to incur substantial capital expenditures for constructing its networks, deploying customer premise equipment, making acquisitions and acquiring telecommunications licenses throughout Europe, which will require the Company to raise substantial amounts of capital. The Company anticipates that its current financial resources, including existing funding commitments, is sufficient to fund its operations and capital requirements through at least December 31, 2000. See Note 17 for discussions regarding capital raised through senior secured notes and preferred stock subsequent to December 31, 1999.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Formus and its majority controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Subsidiaries are consolidated, as of the acquisition date, if the Company has control of the subsidiary either through ownership of a majority of the subsidiary's voting stock or through control of the Board of Directors or management of the subsidiary.

  CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all short-term investments with original maturities of three months or less, that principally consist of money market funds and short-term investments in commercial paper, to be cash equivalents. Short-term investments principally consist of commercial paper with original maturities greater than three months but less than 12 months.

  RESTRICTED SHORT-TERM INVESTMENT

     The restricted short-term investment at December 31, 1999 relates to a certificate of deposit held exclusively to secure a letter of credit obtained by the Company. The letter of credit enabled the Company to participate in the Switzerland license auction. See Note 17 for a discussion of the acquisition of the Switzerland license subsequent to December 31, 1999.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash and cash equivalents, short-term investments, accounts payable and accrued liabilities. The carrying amounts of financial instruments approximate fair value due to their short maturities.

     The Company records short-term investments at the current fair market value of the securities. Any unrealized holding gains and losses are reported as other cumulative comprehensive income (loss) as the

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

securities are classified as available-for-sale at December 31, 1999. There were no unrealized holding gains or losses as of December 31, 1998 and 1999.

  STOCK SUBSCRIPTION RECEIVABLES

     The stock subscription receivable at December 31, 1998 represents a subscription receivable from a minority shareholder of Callino, which was paid in January 1999. The stock subscription receivable at December 31, 1999 represents a loan made by the Company to its CEO for the exercise of 80,000 stock options at a price of $2.50 per share. The stock subscription receivable at December 31, 1999 has been classified as a contra equity account.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company regularly assesses the collectibility of its receivables and the need for an allowance for doubtful accounts. At December 31, 1998 and 1999, the allowance for doubtful accounts was $0 based upon the Company's assessment of the collectibility of its receivables.

  TELECOMMUNICATIONS LICENSES

     Telecommunications licenses are stated at cost and are amortized using the straight-line method over their estimated useful lives of up to twenty years based upon the respective license terms and conditions. The estimated useful lives can vary significantly between markets. License amortization begins when the Company launches services that are supported by the respective license rights. Amortization expense related to telecommunications licenses was approximately $0, $0 and $174 for the years ended December 31, 1997, 1998 and 1999, respectively.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the economic life of the asset. Repair and maintenance costs are charged to expense when incurred. The economic lives of property and equipment at acquisition are as follows:

Communications equipment....................................  3-5 years
Computer software...........................................  3-4 years
Furniture and office equipment..............................  5-8 years
Computer equipment..........................................  3-5 years

  INVESTMENTS IN AFFILIATES, ACCOUNTED FOR UNDER THE EQUITY METHOD

     For those investments in unconsolidated subsidiaries and companies in which the Company's voting interest is 20.0% to 50.0%, its investments are generally held through any combination of voting common stock, preferred stock, debentures or convertible debt and/or the Company exerts significant influence through board representation and management authority, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's proportionate share of net earnings or losses of the affiliate, limited to the extent of the Company's investment in and advances to the affiliate, including any debt guarantees or other contractual funding commitments. The Company's proportionate share of net earnings or losses of affiliates will generally include the amortization of any excess of its cost over its proportionate interest in each affiliate's net assets.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  GOODWILL

     The excess of investments in consolidated subsidiaries over the net tangible and identifiable intangible assets value at acquisition is amortized on a straight-line basis over 15 years.

  LONG-LIVED ASSETS

     The Company evaluates the carrying value of all tangible and intangible assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. Measurement of an impairment loss is based on fair value of the asset computed using discounted cash flows if the asset is expected to be held and used. Measurement of an impairment loss for an asset held for sale would be based on fair market value less estimated costs to sell.

  INCOME TAXES

     The Company accounts for income taxes under the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions, which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax basis of assets, liabilities, and loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

  REVENUE RECOGNITION

     The Company recognizes revenues on telecommunications services in the period that services are provided and earned.

  BASIC AND DILUTED NET LOSS PER SHARE

     "Basic net loss per share" is determined by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during each period. "Diluted net loss per share" includes the effects of potentially issuable common stock, but only if dilutive. The Company's stock options under its equity incentive plan and convertible securities are excluded from the Company's diluted loss per share for all periods presented, because their effect would be anti-dilutive.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, short-term investments and subscriber receivables. The Company places its cash and cash equivalents and short-term investments with high credit quality financial institutions and in investment grade securities and, by policy, limits the amount of credit exposure. The Company does, however, on occasion exceed the Federal Deposit Insurance Corporation ("FDIC") federally insured limits and the Securities Investors Protection Corporation ("SIPC") insured limits and exceeded these amounts by approximately $23.0 million and $94.2 million at December 31, 1998 and 1999, respectively. Of these excesses, approximately $11.9 million and $34.2 million at December 31, 1998 and 1999, respectively, exceeded the limits of additional insurance provided beyond the FDIC and SIPC insurance by the financial institutions used by the Company. Concentration of credit risk with respect to receivables is generally diversified due to the large number of entities comprising the receivables and their

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

dispersion across geographic areas. The Company routinely addresses the financial strength of these entities and, as a consequence, believes that its receivable credit risk exposure is limited.

  FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

     The functional currency of the Company's foreign subsidiaries and affiliates is generally the applicable local currency for each subsidiary or affiliated company. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, contributed capital is recorded at historical costs and is eliminated upon consolidation, and the statements of operations and cash flows are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of stockholders' deficit and are included in Other Cumulative Comprehensive Loss.

     Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Foreign currency transaction losses were approximately $0, $225 and $717 for the years ended December 31, 1997, 1998 and 1999, respectively.

     Cash flows from the Company's operations in foreign countries are translated based on their functional currencies. As a result, amounts related to assets and liabilities reported in the consolidated statements of cash flows will not agree to changes in the corresponding balances in the consolidated balance sheets. The effects of exchange rate changes on cash balances held in foreign currencies are reported as a separate line below cash flows from financing activities.

  BUSINESS CONCENTRATIONS RISK

     The majority of the Company's business operations and business investments are in foreign countries. A change in any one of these foreign country's laws or legal interpretations, civil or political unrest or repatriation of assets could materially adversely affect the Company's financial condition and results of operations.

  STOCK OPTIONS AND WARRANTS

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock options under its equity incentive plan and, accordingly, does not recognize compensation cost for options granted to employees whose exercise price is equal to or exceeds the fair value of the underlying stock as of the grant date.

     Options and warrants issued to non-employees in which goods or services are the consideration received are accounted for based on the fair value of the equity instruments issued. The measurement date is considered to be the issuance date, or if there are performance vesting provisions, when earned.

  OTHER COMPREHENSIVE LOSS

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which requires that an enterprise (i) classify items of other comprehensive loss by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive loss separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 UNAUDITED PRO FORMA INFORMATION

     The Company is contemplating an initial public offering ("IPO") of its common stock ("Common Stock"). If such an offering is consummated, all of the mandatorily redeemable preferred stock outstanding as of the closing date will be converted into shares of common stock if certain conditions are met (Note 11 and 17). The pro forma stockholders' equity in the balance sheet as of December 31, 1999 reflects the conversion of all outstanding mandatorily redeemable preferred stock to common stock. The pro forma basic and diluted net loss per share and the basic and diluted weighted-average number of common shares outstanding, as reflected in the accompanying statements of operations, assumes such mandatorily redeemable preferred stock had been converted to common stock as of January 1, 1999 or when subsequently issued.

  NEW ACCOUNTING PRINCIPLES

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The Company is currently assessing the effect of this new standard but believes it will not have a material impact on its consolidated results of operations.

     The American Institute of Certified Public Accountants recently issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is required to be adopted by affected companies for fiscal years beginning after December 15, 1998. SOP 98-5 defines start-up organization costs, which must be expensed as incurred. In addition, all deferred start-up and organization costs existing as of January 1, 1999 must be written off and accounted for as a cumulative effect of an accounting change. The adoption of SOP 98-5 did not have a material effect on the Company's financial position or results of operation as the Company's historical accounting policy was to expense start-up costs as incurred.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 (the "Bulletin"), "Revenue Recognition in Financial Statements," which addresses revenue recognition issues. The Bulletin requires, in certain cases, nonrefundable up-front fees for services to be deferred and recognized over the expected period of performance. The Bulletin also requires that incremental direct costs incurred in obtaining the up-front fees be deferred and recognized over the same period as the up-front fees. The Bulletin is required to be adopted for the quarter ending June 30, 2000. The Company is assessing the types of transactions that may be impacted by this pronouncement. Accordingly, the impact of the Bulletin on the consolidated financial statements is not yet known.

  RECLASSIFICATIONS

     Certain prior period amounts have been reclassified to conform to the current period presentation.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3) CASH AND CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND RESTRICTED SHORT-TERM INVESTMENT

                                                        AS OF DECEMBER 31,
                                  --------------------------------------------------------------
                                     1998                             1999
                                  -----------   ------------------------------------------------
                                   CASH AND      CASH AND                   RESTRICTED
                                     CASH          CASH       SHORT-TERM    SHORT-TERM
                                  EQUIVALENTS   EQUIVALENTS   INVESTMENTS   INVESTMENT    TOTAL
                                  -----------   -----------   -----------   ----------   -------
Cash............................    $22,887       $20,256       $    --      $    --     $20,256
Certificate of deposit..........         --            --            --       19,008      19,008
Commercial paper................         --        32,025        24,810           --      56,835
                                    -------       -------       -------      -------     -------
          Total.................    $22,887       $52,281       $24,810      $19,008     $96,099
                                    =======       =======       =======      =======     =======

(4) ACQUISITIONS AND INVESTMENTS

  GERMANY

     Effective September 1, 1998, the Company acquired an effective 47.1% interest in Callino through the purchase of newly issued shares. The Company's interest in Callino is held through Germany B.V. which was formed by the Company and an unrelated third party. In connection with this initial acquisition, the Company acquired certain licenses allowing for the operation of telecommunications facilities and permitting the resale of telecommunications services in Germany. The aggregate total consideration paid for this acquisition (through the acquisition of newly issued preferred shares) was approximately $12.1 million in cash. The total purchase price was paid over a five-month period ending January 1999. The acquisition was accounted for as a purchase, with the purchase price allocated among the purchased assets and liabilities at the date of acquisition according to their relative fair values, as follows:

Cash, cash equivalents and stock subscriptions receivable...  $ 19,749
Prepaid expenses and other current assets...................     1,263
Property and equipment......................................       330
Telecommunications licenses.................................     4,462
Current liabilities.........................................    (3,109)
Minority interest...........................................   (10,595)
                                                              --------
          Formus investment (cash and stock subscription
           receivables).....................................  $ 12,100(1)
                                                              ========

------------------------------

(1) Approximately $8.7 million in cash was paid on stock subscription receivables through December 31, 1998 and approximately $3.7 million was paid on stock subscription receivables in January 1999. Due to fluctuations in exchange rates, an additional $300 was required to pay down the stock subscription receivables.

     The results of operations of Callino have been consolidated from the acquisition date forward. The following unaudited pro forma information presents certain results of operations data of the Company and Callino on a combined basis assuming the companies were combined as of the beginning of each fiscal period presented:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Loss from operations........................................  $   (6,394)  $  (16,656)
                                                              ==========   ==========
Net loss attributable to common stock.......................  $   (6,150)  $  (14,257)
                                                              ==========   ==========
Basic and diluted net loss per common share.................  $    (2.66)  $    (4.84)
                                                              ==========   ==========

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     On March 8, 1999, the Company sold an approximately 12.4% interest in Germany B.V. to TCB Beteiligungs GmbH, for approximately $1.8 million in cash realizing an immaterial gain. Following the transaction, the Company's effective ownership interest in Callino was approximately 40.2%. The Company continued to consolidate Callino, as this transaction did not affect the Company's majority voting control over its investment in Germany B.V. and Germany B.V.'s majority voting control over its investment in Callino.

     On April 22, 1999, Germany B.V. purchased, for approximately $343 in cash, an additional approximate 1.9% interest in Callino from certain existing shareholders. This resulted in the Company's effective ownership interest in Callino increasing to approximately 42.1%.

     On September 3, 1999, the Company acquired the remaining equity interest in Callino by issuing an aggregate 9,075,772 shares of Series E mandatorily redeemable preferred stock ("Series E preferred stock") and an aggregate 7,295,780 shares of Series F mandatorily redeemable preferred stock ("Series F preferred stock") and paying cash of $100 to acquire the remaining interests in Germany B.V. and Callino which it did not previously own. The total shares issued were valued at $10 per share or approximately $163.7 million. Callino is now a wholly-owned subsidiary of the Company.

     The acquisition of the remaining equity interests in Germany B.V. and Callino was accounted for as a step-acquisition, with the purchase price allocated among the purchased assets and liabilities at the date of acquisition according to their respective fair values, as follows:

Telecommunications licenses.................................  $145,385
Goodwill....................................................    87,805
Deferred tax liability......................................   (73,960)(1)
Minority interest...........................................     4,585
                                                              --------
          Formus investment (cash and stock)................  $163,815
                                                              ========

------------------------------

(1) This long-term deferred tax liability results from the use of purchase accounting in connection with the acquisition of the remaining interests in Germany B.V. and Callino as discussed in Note 13.

     The following unaudited pro forma information presents certain results of operations data of the Company and Callino on a combined basis assuming the companies were combined as of the beginning of each fiscal period presented:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1998           1999
                                                             ----------     ----------
Loss from operations.......................................  $  (23,131)    $  (80,654)
                                                             ==========     ==========
Net loss attributable to common stock......................  $  (21,134)    $  (52,411)
                                                             ==========     ==========
Basic and diluted net loss per common share................  $    (7.18)    $   (17.07)
                                                             ==========     ==========

  POLAND

     In July 1999, the Company agreed to purchase, from Telecom Polska LLC, 100.0% of CEL Polska Sp. z o.o. ("CEL Polska") for $2.7 million. CEL Polska provides intra-provincial leased capacity to transport data for telecommunications carriers pursuant to a license that covers all provinces. In addition, the Company has agreed to advance up to $175 per month, or such larger amount as approved by the Company, through closing to fund CEL Polska's current operations. As of December 31, 1999, the Company has advanced $3.2 million to CEL Polska in the form of a bridge loan. The consummation of

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

this acquisition is subject to receiving governmental approval. The agreement provides both parties with termination rights if the acquisition is not closed by May 31, 2000. If the acquisition is not consummated by May 31, 2000, a portion of the outstanding principal and unpaid interest on the bridge loan become immediately due and payable.

  ARGENTINA

     On September 3, 1998 Formus S.A., a corporation duly incorporated and organized under the laws of Argentina, and a wholly-owned subsidiary of the Company, was granted competitive services licenses in Argentina. No license fees were paid nor any other consideration for the granting of the licenses. The services licenses are granted for an unlimited period of time, and grant Formus S.A. the right to provide data transmission and various value-added services.

     On November 6, 1998, Formus S.A. was awarded a license for the use of radio spectrum in Argentina for the purpose of providing data transmission and value-added services. No license fees were paid nor any other consideration for the granting of the license. The radio spectrum license does not have a stated term. The spectrum license is subject to certain build-out requirements.

     On January 28, 1999, the Company purchased a 21.0% interest in Telelatina Management Company LLC ("Telelatina"), a Delaware limited liability company, for approximately $1.6 million in cash, and made additional cash contributions of $3.6 million during 1999 to maintain its 21.0% interest. Telelatina was organized to provide certain technical and administrative services to the telecommunications market in Argentina. See Note 7 for discussion regarding the sale of the Company's Latin American assets.

  COLOMBIA

     On August 5, 1998, Formus Colombia S.A. ("Formus Colombia"), an organization duly incorporated under the laws of Colombia and a wholly-owned subsidiary of the Company, obtained a Value Added Services license for approximately $8 in cash. The license had a term of ten years and grants the right for Formus Colombia to provide certain telecommunications services in Colombia.

     On November 26, 1998, Formus Colombia was awarded a license for the use of spectrum in Colombia. The term of the license was for ten years with annual payments of license fees of approximately $235 per year. The spectrum license was subject to certain build-out requirements. See Note 7 for discussion regarding the sale of the Company's Latin American assets.

  NEW ZEALAND

     On February 10, 1998, the Company acquired spectrum licenses in New Zealand. The total purchase price for the spectrum licenses was approximately $1.4 million in cash. See Note 17 for a discussion regarding the sale of these licenses subsequent to December 31, 1999.

  ECUADOR

     On September 9, 1997, Formus entered into a purchase agreement whereby it purchased, in a single transaction, 51.0% of the equity of Formus
Communications -- Ecuador L.L.C. ("FCE"), a Colorado limited liability corporation, and a 25.0% ownership of Nexsatel, a company organized and existing under the laws of the Republic of Ecuador. In connection with this acquisition, the Company acquired telecommunications licenses and the rights to provide video services in selected cities in Ecuador.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     During mid 1999, the Company decided to dispose of its holdings in Ecuador. In connection with this decision, the Company recognized an impairment equal to its entire net investment in Ecuador totaling approximately $3.2 million, which is included in loss from operations in the accompanying consolidated statements of operations for the year ended December 31, 1999. See Note 17 for a discussion regarding the sale of the Company's Ecuador assets subsequent to December 31, 1999.

(5) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998     1999
                                                              ------   -------
Communications equipment....................................  $3,727   $13,608
Construction in progress....................................      --     4,975
Computer software...........................................      57     2,918
Furniture and office equipment..............................     687     2,688
Computer equipment..........................................     333     1,479
                                                              ------   -------
                                                               4,804    25,668
Less: accumulated depreciation..............................    (413)   (2,964)
                                                              ------   -------
                                                              $4,391   $22,704
                                                              ======   =======

(6) INVESTMENT IN AFFILIATE, ACCOUNTED FOR UNDER THE EQUITY METHOD

     As of December 31, 1999, the Company had the following proportionate interest and basis difference related to the excess of its cost over its proportionate interest in its affiliate's net tangible assets. Such difference is attributable to telecommunications licenses held by VeloCom. No amortization has been recorded with respect to the excess basis because the applicable licenses have not been placed in service.

                                                              AS OF DECEMBER 31, 1999
                                    ---------------------------------------------------------------------------
                                                PROPORTIONATE INTEREST                     EXCESS OF COSTS
                                    -----------------------------------------------   -------------------------
                                                 CUMULATIVE
                                    INVESTMENT    SHARE IN    CUMULATIVE
                                        IN       RESULTS OF   TRANSLATION               BASIS      ACCUMULATED
                                    AFFILIATE    AFFILIATE    ADJUSTMENT     TOTAL    DIFFERENCE   AMORTIZATION
                                    ----------   ----------   -----------   -------   ----------   ------------
VeloCom Inc. .....................   $33,923      $(2,601)       $403       $31,725     $3,206         $ --

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Summary condensed balance sheet and statement of operations data for VeloCom Inc. is as follows:

                                                                 AS OF
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Current assets..............................................    $ 37,576
Non-current assets..........................................     119,961
                                                                --------
Total assets................................................    $157,537
                                                                ========
Current liabilities.........................................    $ 12,668
Non-current liabilities.....................................      12,535
                                                                --------
Total liabilities...........................................      25,203
Total mandatorily convertible preferred stock...............     137,297
Total stockholders' deficit.................................      (4,963)
                                                                --------
Total liabilities and stockholders' deficit.................    $157,537
                                                                ========

                                                              FOR THE YEAR
                                                                 ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
General and administrative expenses.........................    $  8,657
                                                                --------
Net operating loss..........................................    $ (8,657)
Other income (expense), net.................................       1,005
Share in results of affiliated companies....................     (23,721)
                                                                --------
Net loss....................................................    $(31,373)
                                                                ========

(7) INVESTMENT IN VELOCOM INC.

     In September 1999, the Company completed a transaction with VeloCom Inc. ("VeloCom"), a Delaware corporation formerly known as WLL International, Inc., which provides telecommunications services in certain Latin American countries. VeloCom's stockholders include three of the Company's stockholders and three of the Company's directors. In connection with the Company's investment in VeloCom, the Company was entitled to designate one director to the VeloCom 14-member board of directors and to have a non-voting observer as long as the Company owns at least a 2.0% equity interest in VeloCom. These rights expire upon an IPO by VeloCom. Under a purchase agreement entered into by and among VeloCom, Formus and a wholly-owned subsidiary of the Company, Formus International, Inc., the Company transferred cash totaling approximately $20.8 million and the following assets, valued at approximately $7.5 million, to VeloCom in exchange for common and preferred shares, resulting in a 22.5% economic and voting interest in
VeloCom: the Company's subsidiaries or affiliates in Argentina, Bolivia, Chile, Colombia, Peru and Venezuela; the Colorado limited liability holding companies for the Latin American subsidiaries; and, the Company's rights and obligations under Memoranda of Understanding with local partners in Colombia and Uruguay. The Company recognized a pre-tax gain of approximately $3.1 million in connection with the VeloCom transaction. As a result of the September 1999 investment in VeloCom, the Company acquired an approximate 14% voting common stock interest. In December 1999, the Company contributed an additional $5.6 million of cash to VeloCom for additional shares of preferred stock. The Company has also committed to purchase additional preferred shares for $5.6 million in mid-2000. Due to contributions by other investors, the Company's combined preferred and common stock ownership interest was diluted to 20.9% at December 31, 1999. In addition, under a three-year technical service agreement with VeloCom, the Company will provide network design, strategic planning and consulting services to VeloCom for a monthly fee.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following unaudited pro forma information presents certain results of operations data of the Company assuming VeloCom was acquired as of the beginning of each fiscal period presented:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998         1999
                                                              --------     --------
Loss from operations........................................  $(14,850)    $(75,896)
                                                              ========     ========
Net loss attributable to common stock.......................  $(13,074)    $(39,712)
                                                              ========     ========
Basic and diluted net loss per common share.................  $  (4.44)    $ (12.94)
                                                              ========     ========

(8) INVESTMENT IN WNP COMMUNICATIONS, INC.

     During 1998, the Company purchased an approximate 6.1% interest in WNP Communications, Inc. ("WNP") (a Delaware corporation), for cash consideration of approximately $11.8 million. The Company's investment in WNP was accounted for using the cost method. WNP was organized in January 1998 to participate in the United States high frequency auctions known as LMDS auctions conducted by the Federal Communications Commission. WNP was the winning bidder on numerous licenses in the United States.

     On January 14, 1999, a merger agreement was reached between NEXTLINK Communications, Inc. ("NEXTLINK") and WNP, whereby NEXTLINK agreed to acquire WNP. The merger of NEXTLINK and WNP resulted in NEXTLINK serving as the "survivor corporation". In connection with the NEXTLINK/WNP merger, NEXTLINK issued 329,114 shares of its common stock, valued at approximately $73.50 per share, as well as cash consideration of approximately $12.1 million to Formus in exchange for Formus' approximate 6.1% interest in WNP.

     Formus recognized a gain of approximately $24.5 million associated with the shares and cash received. Immediately subsequent to the merger between NEXTLINK and WNP, the Company sold 223,667 of the 329,114 shares received from NEXTLINK resulting in net proceeds to the Company of approximately $16.5 million. During July and August 1999, the Company sold its remaining 105,447 shares of NEXTLINK common stock for net cash proceeds totaling approximately $10.2 million. The Company recognized additional gains of approximately $2.5 million related to the sale of these shares in the third quarter of 1999 due to the appreciation in the market price of such shares through the third quarter prior to disposition.

(9) ACCRUED LIABILITIES

                                                               DECEMBER 31,
                                                              ---------------
                                                               1998     1999
                                                              ------   ------
Accrued purchase liability..................................  $   --   $2,251
Accrued employee benefits...................................     175    1,024
Other accrued liabilities...................................     954      956
                                                              ------   ------
                                                              $1,129   $4,231
                                                              ======   ======

(10) CAPITAL LEASES

     The Company leases fixed assets under capital leases that expire at various dates through 2002.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The aggregate minimum non-cancelable annual lease payments under capital leases in effect on December 31, 1999 are as follows:

  2000......................................................  $ 2,021
  2001......................................................    2,021
  2002......................................................    1,397
                                                              -------
Total minimum lease payments................................    5,439
Less imputed interest.......................................     (636)
                                                              -------
Present value of net minimum lease payments.................    4,803
Less current portion........................................   (2,021)
                                                              -------
Long-term capital lease obligation..........................  $ 2,782
                                                              =======

The Company incurred and capitalized $636 of interest attributable to these leases during 1999.

(11) CAPITAL STOCK

  COMMON STOCK

     The Company has two classes of common stock: Common Stock and Class B common stock. As of December 31, 1998 and 1999, the Company had an aggregated total of 2,943,180 and 3,222,811 shares, respectively, of Common Stock and Class B common stock issued and outstanding, resulting in net proceeds to the Company of approximately $3.6 million. Both classes have a stated par value of $.001 per share. Each share of Common Stock constitutes one vote at any annual or special meeting, or action by written consent. The Class B common stock is identical in all respects to the Common Stock except that it is non-voting. Upon consummation of the Company's contemplated IPO, the Common Stock will be redesignated as Class A common stock with all the same rights and privileges as the existing Common Stock.

  MANDATORILY REDEEMABLE PREFERRED STOCK

     During 1997, the Company issued Series A mandatorily redeemable preferred stock ("Series A preferred stock") and Series B mandatorily redeemable preferred stock ("Series B preferred stock"). Total net proceeds to the Company from these issuances was approximately $56.7 million. Offering costs for the Series A preferred stock and the Series B preferred stock were approximately $1.2 million and $310, respectively. Of the total net proceeds, approximately $26.8 million and $29.9 million was received during 1997 and 1998, respectively. The Series A preferred stock votes with, and in the same manner as, the shares of Common Stock of the Company, not as a separate class. The Series B preferred stock shares are non-voting. Holders of the Series A preferred stock and Series B preferred stock participate equally with the holders of the Common Stock and Class B common stock in any dividends, when and as declared by the Board of Directors, on an as converted basis. The number of votes for each Series A preferred stock is equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares are convertible.

     The Series A preferred stock and Series B preferred stock are mandatorily redeemable by the Company in three equal annual installments beginning September 2, 2003. Such redemptions shall be made at a price equal to the original issue price of $2.50 per share, plus any declared and unpaid dividends. Accordingly, the Company accretes the carrying value of the preferred stock to its future redemption value. The accretion is recorded each period as an increase in the balance of the preferred stock outstanding and as a non-cash increase in the net loss attributable to common stock. The value of the Series A preferred stock and Series B preferred stock has accreted $182 and $275, as of December 31, 1998 and 1999, respectively.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Each share of Series A preferred stock and Series B preferred stock is convertible, at the option of the holder, into that amount of Common Stock and Class B common stock, respectively, determined by multiplying the applicable "Conversion Rate" by the number of shares being converted. The Conversion Rate is the quotient of (a) the sum of (i) the original issue price per preferred share plus (ii) all declared but unpaid dividends divided by (b) the original issue price per preferred share. In addition, each share of the Series A preferred stock and Series B preferred stock is automatically convertible into Common Stock and Class B common stock, respectively, upon closing of an IPO that results in at least $50 million of gross proceeds to the Company at a share price of at least $12.25.

     During 1999, the Company received proceeds of approximately $25.0 million from the issuance of its Series C mandatorily redeemable preferred stock ("Series C preferred stock") and Series D mandatorily redeemable preferred stock ("Series D preferred stock"). There were no offering costs associated with the Series C preferred stock and Series D preferred stock offerings. The Series C preferred stock votes with, and in the same manner as, the shares of Common Stock of the Company, not as a separate class. Holders of the Series C preferred stock and Series D preferred stock participate equally with the holders of the Common Stock and Class B common stock in any dividends, when and as declared by the Board of Directors, on an as converted basis. The Series D preferred stock shares are non-voting. The number of votes for each Series C preferred stock is equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares are convertible.

     The Series C preferred stock and Series D preferred stock are mandatorily redeemable by the Company in three equal annual installments beginning September 2, 2003. Such redemptions shall be made at a price equal to the original issue price of $3.50 per share, plus any declared and unpaid dividends.

     Each share of Series C preferred stock and Series D preferred stock is convertible, at the option of the holder in the same manner described as related to the Series A preferred stock and Series B preferred stock.

     On September 3, 1999, the Company entered into a Preferred Stock Purchase Agreement and closed the sale of an aggregate 10,369,266 shares of Series E preferred stock and an aggregate 1,215,551 shares of Series F preferred stock at $10.00 per share for an aggregate purchase price of approximately $115.8 million. Total net proceeds to the Company from these issuances was approximately $113.0 million. Offering costs associated with the Series E preferred stock were approximately $2.8 million. There were no offering costs associated with the Series F preferred stock offering. See Note 4 for information regarding Series E preferred stock and Series F preferred stock issued as part of the acquisition of Callino. The Company increased its authorized number of common and preferred shares to accommodate the issuance of Series E preferred stock and Series F preferred stock.

     The Series E preferred stock and Series F preferred stock are mandatorily redeemable by the Company in three equal annual installments beginning September 2, 2003. Such redemptions shall be made at a price equal to the original issue price of $10.00 per share, plus any declared and unpaid dividends. Accordingly, the Company accretes the carrying value of the preferred stock to its future redemption value. The accretion is recorded each period as an increase in the balance of the preferred stock outstanding and as a non-cash increase in the net loss applicable to common stock. As of December 31, 1998 and 1999, the value of the Series E preferred stock has accreted $0 and $174, respectively.

     Each share of Series E preferred stock and Series F preferred stock is convertible, at the option of the holder in the same manner described as related to the Series A and Series B preferred stock.

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The mandatorily redeemable preferred stock future redemption requirements as of December 31, 1999 are as follows:

2000......................................................  $     --
2001......................................................        --
2002......................................................        --
2003......................................................   120,921
2004......................................................   120,921
Thereafter................................................   120,921
                                                            --------
Total redemption requirements.............................  $362,763
                                                            ========

(12) STOCK OPTIONS AND WARRANTS

  STOCK OPTION ACTIVITY

     The Company maintains an equity incentive plan (the "Plan") which provides for the grant of stock options, restricted stock awards and other stock grants to directors, key employees, and consultants to purchase Common Stock of the Company. The Plan was amended in 1998 to increase the number of options available for grant under the plan by 1,000,000 shares to 5,000,000 shares. In September 1999, the Board of Directors of the Company approved an increase from 5,000,000 options available for grant under the Plan to 7,000,000 options available for grant. Under the Plan, incentive stock options are granted at an exercise price not less than the fair market value of the Common Stock on the date of the grant, as determined by the Company's Board of Directors.

     The following is a summary of stock option transactions:

                                                                          WEIGHTED-
                                                           WEIGHTED-       AVERAGE
                                                            AVERAGE       GRANT DATE     OPTIONS
                                              SHARES     EXERCISE PRICE   FAIR VALUE   EXERCISABLE
                                            ----------   --------------   ----------   -----------
Outstanding at December 31, 1996..........          --       $   --                            --
  Granted at fair value...................     917,200         2.50         $0.76
  Exercised...............................          --           --
  Forfeited...............................     (65,000)        2.50
                                            ----------       ------
Outstanding at December 31, 1997..........     852,200         2.50                        36,667
  Granted at fair value...................   3,256,667         2.58          0.74
  Exercised...............................          --           --
  Forfeited...............................    (140,000)       (2.50)
                                            ----------       ------
Outstanding at December 31, 1998..........   3,968,867         2.57                       533,245
  Granted at fair value...................   1,714,050         7.20          1.46
  Granted at less than fair value.........     545,000         2.50          7.96
  Exercised...............................    (279,631)       (2.52)
  Forfeited...............................  (1,096,421)       (2.59)
                                            ----------       ------
Outstanding at December 31, 1999..........   4,851,865       $ 4.20                     1,599,861
                                            ==========       ======

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes stock option data as of December 31, 1999:

                                           OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                             -----------------------------------------------   ----------------------------
                                               WEIGHTED
                                               AVERAGE           WEIGHTED                       WEIGHTED
RANGE OF                       NUMBER         REMAINING          AVERAGE         NUMBER         AVERAGE
EXERCISE PRICES              OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------              -----------   ----------------   --------------   -----------   --------------
$2.50- 3.50................   3,872,315       8.0 Years           $2.74         1,599,861        $2.56
 7.00-10.00................     979,550       9.9 Years            9.97                --           --
                              ---------       ---------           -----         ---------        -----
$2.50-10.00................   4,851,865       8.4 Years           $4.20         1,599,861        $2.56
                              =========       =========           =====         =========        =====

     At December 31, 1999 there were 1,868,504 options available for grant under the Plan. Outstanding options typically vest over four years and expire ten years from the date of grant. Options originally granted during 1997, 1998 and 1999 were generally granted with an exercise price equal to the fair value of Common Stock as established by the Company's Board of Directors.

     During 1999 the Company modified certain terms of the 1998 stock option agreement of the departing CEO. The modification has been reflected above and accounted for as a cancellation of 545,000 $2.50 stock options and a new grant for the same number and price but with modified terms. The Company recognized $4.1 million of compensation expense for the difference between the exercise price and the fair value of the options that were affected in 1999 by the modification.

     Fair values of employee options are estimated on the date of grant using the Black-Scholes single-option-pricing model. The fair value of each option granted to employees was estimated on the date of grant using the following weighted-average assumptions:

                                                               1998           1999
                                                           ------------   ------------
Estimated dividends......................................      None           None
Risk-free interest rate..................................  4.2% to 5.6%   5.0% to 6.1%
Expected life............................................   6.0 years      4.0 years
Expected volatility......................................      0.0%           0.0%

     The 1998 and 1999 0.0% volatility was based on the thinly traded non-public status of the Company's stock.

     Had the Company recognized compensation cost for options granted to employees based on the fair value of the options granted as of the grant date as prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation", net loss attributable to common stock would have increased to the pro forma amounts indicated below:

                                                       YEAR ENDED DECEMBER 31,
                       ---------------------------------------------------------------------------------------
                                  1997                          1998                          1999
                       ---------------------------   ---------------------------   ---------------------------
                                         BASIC AND                     BASIC AND                     BASIC AND
                                          DILUTED                       DILUTED                       DILUTED
                                         NET LOSS                      NET LOSS                      NET LOSS
                          NET LOSS          PER         NET LOSS          PER         NET LOSS          PER
                       ATTRIBUTABLE TO    COMMON     ATTRIBUTABLE TO    COMMON     ATTRIBUTABLE TO    COMMON
                        COMMON STOCK       SHARE      COMMON STOCK       SHARE      COMMON STOCK       SHARE
                       ---------------   ---------   ---------------   ---------   ---------------   ---------
As reported..........      $(6,147)       $(2.66)       $(13,900)       $(4.72)       $ (40,496)     $ (13.19)
Pro forma............      $(6,192)       $(2.68)       $(14,284)       $(4.85)       $ (41,431)     $ (13.50)

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  STOCK WARRANT ACTIVITY

     On September 9, 1999, the Company entered into a marketing activities agreement with Intel Corporation ("Intel") pursuant to which Intel agreed to provide non-exclusive marketing assistance in exchange for a warrant to purchase 1,250,000 shares of Series E preferred stock at an exercise price of $13.50 per share. The warrant vested 25.0% upon signing of the marketing activities agreement and the remaining portion of the warrant will vest upon achievement of various performance based milestones. The Company accounted for the issuance of this warrant under the provisions of the Emerging Issues Task Force "EITF" Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services" (EITF 96-18). The 25.0% vested portion of the warrant was recorded at a fair value of approximately $2.0 million at September 9, 1999. The fair value was determined using the Black-Scholes model and was recorded as a contra-account to equity and is being amortized over the three-year term of the marketing agreement with Intel. Amortization expense was $0, $0 and $170 for the years ended December 31, 1997, 1998 and 1999, respectively. The accounting for the remaining unvested portion of the warrant will depend on the achievement of certain performance criteria and will be recorded at fair value using the Black-Scholes model when it becomes probable the performance based milestones will be met in accordance with EITF 96-18. Two of the remaining three milestones will be expensed at the time of performance due to no additional future benefit, while the third remaining milestone will be capitalized as an intangible asset and amortized over a reasonable future period as it provides future benefits to the Company. None of these additional milestones had been achieved as of December 31, 1999.

     The following is a summary of warrant transactions:

                                                                          WEIGHTED-
                                                                           AVERAGE
                                                                          GRANT DATE
                                                               SHARES     FAIR VALUE
                                                              ---------   ----------
Outstanding at December 31, 1998............................         --
  Granted...................................................  1,250,000     $6.80(1)
  Exercised.................................................         --
  Forfeited.................................................         --
                                                              ---------
Outstanding at December 31, 1999............................  1,250,000
                                                              =========

---------------

(1) This amount represents the fair value per warrant attributable to the initial warrants earned by Intel (312,500 warrants). See discussion above regarding the accounting for any remaining warrants which may be earned by Intel.

     The following table summarizes warrant data as of December 31, 1999:

    WARRANTS OUTSTANDING
  -------------------------
                 WEIGHTED
                  AVERAGE
                 REMAINING
    NUMBER      CONTRACTUAL    WARRANTS
  OUTSTANDING      LIFE       EXERCISABLE
  -----------   -----------   -----------
  1,250,000      6.8 Years      312,500

(13) INCOME TAXES

     In general, a U.S. corporation may claim a foreign tax credit against its federal income tax expense for foreign income taxes paid or accrued. Because the Company must calculate its foreign tax credit

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

separately for dividends received from each foreign corporation in which the Company owns 10.0% to 50.0% of the voting stock, and because of certain other limitations, the Company's ability to claim a foreign tax credit may be limited, particularly with respect to dividends paid out of earnings subject to a high rate of foreign income tax.

     Generally, the Company's ability to claim a foreign tax credit is limited to the amount of U.S. taxes the Company pays with respect to its foreign source income. In calculating its foreign source income, the Company is required to allocate interest expense and overhead incurred in the U.S. between its U.S. and foreign activities. Accordingly, to the extent U.S. borrowings are used to finance equity contributions to its foreign subsidiaries, the Company's ability to claim a foreign tax credit may be significantly reduced. These limitations and the inability of the Company to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a higher effective tax rate on the Company's earnings.

     At December 31, 1999, the Company had U.S. net operating loss carryforwards of approximately $14.8 million, which may be used to offset future taxable income. These carryforwards expire beginning in 2011. The U.S. Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards, which can be utilized if certain changes in the Company's ownership occur. The Company's tax net operating loss carryforwards of its consolidated foreign subsidiaries as of December 31, 1999 totaled $43.2 million.

     The Company's net deferred tax assets are comprised of the following:

                                                              FOR THE YEARS ENDED
                                                              --------------------
                                                               1998         1999
                                                              -------     --------
Deferred Tax Assets:
  Company's U.S. tax net operating loss carryforwards.......  $ 6,658     $  5,484
  Tax net operating loss carryforwards of consolidated
     foreign subsidiaries...................................    1,328       19,916
  Start-up costs............................................      733          307
  Unrealized foreign exchange loss..........................       57          267
  Accelerated tax depreciation..............................       66           29
  Investment in affiliate...................................       --          961
  Other.....................................................       74        1,276
                                                              -------     --------
                                                                8,916       28,240
     Less: valuation allowance..............................   (8,916)     (27,110)
     Net deferred tax assets................................       --        1,130
                                                              -------     --------
Deferred Tax Liabilities:
  Gain on VeloCom transaction...............................       --       (1,130)
  Telecommunications licenses...............................       --      (70,769)
                                                              -------     --------
          Total deferred tax liabilities....................  $    --     $(70,769)
                                                              =======     ========

     The gross deferred tax assets as of December 31, 1998 and 1999 have been reduced by valuation allowances because management believes it is currently more likely than not that such benefits will not be realized.

     On September 3, 1999, a net deferred tax liability of $74.0 million was recorded in connection with the acquisition of the remaining equity interest in Callino (Note 4). This net deferred tax liability resulted from the temporary difference between the book and tax basis of the increase in the value of Callino's telecommunication licenses due to the acquisition of the remaining interest in Callino by the Company. As

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

of December 31, 1999, the Company recorded a full valuation allowance on the net operating loss carryforwards at Callino as a result of statutory limitations on the use of such NOL's.

     The difference between income tax expense provided in the financial statements and the expected income tax benefit at statutory rates is reconciled as follows:

                                                              FOR THE YEARS ENDED
                                                              --------------------
                                                               1998         1999
                                                              -------     --------
Expected income tax benefit at the U.S. statutory rate of
  35%.......................................................  $(4,773)    $(14,016)
Tax effect of permanent and other differences:
  State benefit, net of federal benefit.....................     (441)      (1,236)
  Minority interest.........................................     (409)      (3,598)
  International rate differences............................     (279)         (60)
  Other non-deductible expenses.............................      195          432
  Increase in valuation allowance other than such portion
     resulting from application of purchase accounting......    5,707       18,478
                                                              -------     --------
          Total income tax benefit..........................  $    --     $     --
                                                              =======     ========

     The Company and its subsidiaries maintain a presence in many countries. Many of these countries maintain tax regimes, such as value-added tax systems, that differ significantly from the system of income taxation used in the U.S. The Company has accounted for the effect of foreign taxes based on what is reasonably expected to apply to the Company and subsidiaries based on tax laws currently in effect and/or reasonable interpretations of these laws. Because some foreign jurisdictions do not have systems of taxation that are as well established as the system of income taxation used in the U.S. or tax regimes used in other major industrialized countries, it may be difficult to anticipate how foreign jurisdictions will tax current and future operations of the Company and its subsidiaries.

(14) SEGMENT AND GEOGRAPHIC REPORTING

     The Company adopted SFAS 131 for the year ended December 31, 1998. The new rules establish revised standards for public companies relating to the reporting of financial information about segments. The adoption of SFAS 131 did not have an effect on the Company's consolidated financial statements but did effect the Company's segment information disclosures. Segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     The Company evaluates its business according to the geographic location of its markets, and identifies these markets as Germany, Poland, other geographical segments, business development and corporate. Other geographical segments includes the Company's interests in various consolidated subsidiaries, which are, among others, France, Hungary and Ireland. Business development costs includes market assessment and license application costs. The corporate segment includes the Company's corporate headquarters located in Denver, Colorado and its European regional office located in The Hague, The Netherlands. The

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

following tables present information about each of these segments as of and for the years ended December 31, 1997, 1998 and 1999.

                                                     AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997
                                                    -------------------------------------------------
                                                      CAPITAL       TOTAL                  ADJUSTED
                                                    EXPENDITURES   ASSETS      REVENUES    EBITDA(4)
                                                    ------------   -------     --------   -----------
Germany...........................................      $ --       $    --       $ --       $    --
Poland............................................       478           610         --           (57)
Other geographical segments.......................        --         2,647         --           (27)
Business development..............................        --            --         --        (2,866)
Corporate.........................................       267        21,576(1)      --        (3,316)
                                                        ----       -------       ----       -------
          Total Company...........................      $745       $24,833       $ --       $(6,266)
                                                        ====       =======       ====       =======

                                                       AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                                   ------------------------------------------------------
                                                     CAPITAL                                   ADJUSTED
                                                   EXPENDITURES   TOTAL ASSETS     REVENUES    EBITDA(4)
                                                   ------------   ------------     --------   -----------
Germany..........................................     $6,970        $21,736          $ --      $ (1,064)
Poland...........................................        175            726            --          (699)
Other geographical segments......................        590          5,420            --          (950)
Business development.............................          3             21            --        (5,139)
Corporate........................................      1,032         26,243(2)         --        (7,777)
                                                      ------        -------          ----      --------
          Total Company..........................     $8,770        $54,146          $ --      $(15,629)
                                                      ======        =======          ====      ========

                                                     AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                                 ------------------------------------------------------
                                                   CAPITAL                                   ADJUSTED
                                                 EXPENDITURES   TOTAL ASSETS     REVENUES    EBITDA(4)
                                                 ------------   ------------     --------   -----------
Germany........................................    $10,120        $250,780        $2,286     $(29,310)
Poland.........................................      8,283          17,459            30      (11,541)
Other geographical segments....................      1,499           4,626            --         (775)
Business development...........................         10              91            --       (7,744)
Corporate......................................      1,652         130,218(3)         --      (15,350)
                                                   -------        --------        ------     --------
          Total Company........................    $21,564        $403,174        $2,316     $(64,720)
                                                   =======        ========        ======     ========

------------------------------

(1) Includes approximately $21.5 million of cash and cash equivalents at December 31, 1997.

(2) Includes approximately $13.7 million of cash and cash equivalents at December 31, 1998. In addition, the asset account includes an approximate $11.8 million investment which was sold in April 1999.

(3) Includes telecommunications licenses with net book values totaling $1.4 million, corporate cash and cash equivalents and short-term investments of $67.9 million, a restricted short-term investment of $19.0 million and an investment in VeloCom of $31.7 million.

(4) Adjusted EBITDA represents the Company's loss from operations before depreciation, amortization, asset impairment charges and non-cash compensation expense for options and warrants. Industry analysts generally consider Adjusted EBITDA to be a helpful way to measure the performance of communications companies. The Company believes Adjusted EBITDA helps investors to assess the cash flow from operations from period to period and thus to value a company's business. Adjusted EBITDA should not, however, be considered a replacement for net income, cash flows or for any other measure of performance or liquidity under generally accepted accounting principles, or as an indicator of a company's operating performance. The presentation of Adjusted EBITDA may not be

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

    comparable to similar statistics reported by other companies. Not all companies and analysts calculate Adjusted EBITDA in the same manner.

     Adjusted EBITDA reconciles to the consolidated statements of operations as follows:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1997       1998        1999
                                                                --------   ---------   ---------
    Loss from operations......................................  $(6,394)   $(15,947)   $(77,532)
    Depreciation and amortization.............................      128         318       5,369
    Asset impairment charges..................................       --          --       3,186
    Non-cash compensation expense for options and warrants....       --          --       4,257
                                                                -------    --------    --------
              Consolidated Adjusted EBITDA....................  $(6,266)   $(15,629)   $(64,720)
                                                                =======    ========    ========

(15) RELATED PARTY TRANSACTIONS

     See Notes 1, 2, 4, 6, 7, 8, 12, 16 and 17 for discussions regarding related party transactions, including the departure of the Company's CEO.

(16) COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     The Company maintains non-cancelable operating lease arrangements principally for office space. Future minimum annual lease payments under operating leases are as follows at December 31, 1999:

2000.......................................................  $ 3,506
2001.......................................................    3,296
2002.......................................................    2,949
2003.......................................................    2,019
2004.......................................................    1,868
Thereafter.................................................    3,315
                                                             -------
Long-term operating lease obligations......................  $16,953
                                                             =======

     Rent expense related to these operating leases approximated $79, $473 and $2,022 for the years ended December 31, 1997, 1998 and 1999, respectively.

  PURCHASE AND FINANCING AGREEMENTS

     During 1999, the Company entered into an agreement with Alcatel Polska S.A. ("Alcatel") for the purchase, supply and installation of equipment. The agreement also provides that Alcatel will furnish support, maintenance and training services. Under this agreement, the Company has agreed to purchase 80.0% of its base station and terminal station equipment requirements in Poland from Alcatel at specified rates, subject to customary terms and conditions. The agreement terminates in June 2003. The agreement provided for equipment purchases in several stages. The Company may decide at any time not to proceed with further stages. The Company has agreed to contribute $46.7 million of capital to Formus Polska by the end of 2000, in accordance with Formus Polska's business plan.

     During 1999, through Formus Polska, the Company entered into a senior secured facility agreement (the "Credit Facility") with Westdeutsche Landesbank (France) S.A., and other lenders that enables the Company to borrow up to a total principal amount of E120 million ($121.2 million) in four staggered installments. The Company is allowed to use advances under this facility solely to pay invoices from

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Alcatel, related to the purchase of equipment for the deployment of its broadband wireless network in Poland. The Company is allowed to pay Alcatel invoices with its own funds, in which event the available amount of the current phase installment will be reduced accordingly. The loans under this facility will be secured by a pledge of the Company's and Elmedia's shares in Formus Polska and the Elmedia shareholders' shares in Elmedia. Formus Polska will also pledge its assets and assign its contracts and bank accounts. Interest on the loan accrues and is payable quarterly at an interest rate based on EURIBOR plus 5% per year, or the European Overnight Interest Rate plus 5.0% per year, depending on the type of advance. Principal on each of the four staggered installments of the loan is payable in 16 quarterly payments beginning on the end of the quarter 24 months after that particular installment became available for borrowing. Under the facility Formus Polska is subject to various restrictions and covenants, including limitations on acquisitions of assets, incurrence of debt, encumbrances on assets, raising public debt, etc. The facility includes a prepayment provision and does not allow the Company to reborrow any repaid amounts. As of December 31, 1999, no amounts had been drawn on this facility. See Note 17 for discussion regarding draw downs subsequent to December 31, 1999.

     In connection with the supply and financing arrangements, the Company has granted Alcatel an option to purchase a 2.0% voting and economic interest in Formus Polska. The option may be exercised after October 2000, and it expires, if not previously exercised, on the earlier of October 2005 or the listing of Formus Polska's shares on a national exchange. The Company has accounted for the issuance of this security at its fair value of approximately $2.6 million as a deferred cost, and is amortizing the deferred cost on a straight line basis over the six-year life of the agreement.

     See Note 7 for discussions regarding the Company's commitment to purchase VeloCom preferred stock and its technical service agreement with VeloCom.

  TERMINATION AGREEMENTS

     In November 1999, the Company entered into a letter agreement with the departing CEO, relating to his resignation of employment effective December 31, 1999. This letter agreement provides for severance pay of $420, continuation of benefits for a maximum of eighteen months after separation, post-employment office support and other benefits in the amount of $25, relocation assistance in the event that he sells his home, and modification of his stock option agreement. Upon separation, an additional 250,000 options vested, resulting in a total of 545,000 unexercised vested options at that date. An additional 375,000 options will vest upon a change of control of the Company in 2000. These additional 375,000 options expire by one-twelfth for each month in 2000 that a change of control does not take place. The exercise date of all vested options was extended to 90 days after the closing of an IPO of the Company's stock or five years, whichever is earlier. His outstanding loan in the principal amount of $200 will be payable to the Company at the earlier of (i) the date on which he sells any shares of the Company's common stock which are secured by the loan,
(ii) five years from the date of the loan or (iii) within 90 days after the Company's IPO.

  LAWS AND LICENSES

     Many countries in which the Company has licenses or plans to seek licenses have relatively new telecommunications regulatory systems. Many legal and regulatory issues have not been fully addressed. Future administrative or judicial interpretations may expand the scope of regulations or significantly change the interpretation of current laws and regulations. For example, Poland's regulatory system is relatively new and many legal and regulatory issues have not been interpreted or reviewed by the courts or administrative bodies. The Company believes its ownership structure of Formus Polska is consistent with practice and complies with the current law and terms of Formus Polska's licenses. A change in the law or

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

its legal interpretation could materially adversely affect the Company's financial condition and results of operations if the Company was not able to change its ownership structure in a manner required.

  PUT RIGHTS

     In connection with the Company's September 1999 purchase of the remaining equity interest in Callino, the Company is required to redeem 3,646,286 shares of Series E preferred stock and Series F preferred stock at the option of the holder at $10 per share between September 30, 2000 and March 31, 2001. Subsequent to March 31, 2001 through September 30, 2001, the Company may be required to loan the shareholders with such rights an equivalent amount if such shares are unable to be repurchased by the Company. Such put rights expire upon the successful completion of an IPO by the Company.

(17) SUBSEQUENT EVENTS

     All subsequent event foreign currency translations utilize March 31, 2000 foreign currency exchange rates.

  FINANCING

     In January 2000 and April 2000, Formus Polska borrowed approximately E6.2 million ($6.0 million) and E7.6 million ($7.3 million), respectively, under the Credit Facility. Interest accrues on these borrowings at 8.4% and 9.0%, respectively.

     In April 2000, the Company signed a commitment letter ("Bridge Commitment") for financing ("Bridge Financing") that will be provided through the issuance by the Company of senior secured increasing rate notes ("Bridge Notes") having an aggregate principal amount not to exceed $75.0 million. Pursuant to the terms of the Bridge Commitment, the maximum amount of the draw has been reduced to a total of $45.0 million as a result of the Company's issuance of $175 million of Series G senior preferred stock. In May 2000, the Company submitted a draw request totaling $45 million which is expected to be funded by mid-May 2000. The notes are payable at the earlier of the consummation of the Company's anticipated IPO or 12 months after the initial draw.

     Interest is payable quarterly in arrears and will accrue on the Bridge Notes at the greatest of the following rates as of the date of original issuance of the Notes: (i) three-month LIBOR plus 6.75%; (ii) the treasury rate plus 6.77%; (iii) the Donaldson, Lufkin & Jenrette ("DLJ") High Yield Index Rate plus 0.91%; or (iv) in the case of each subsequent quarterly period only, the rate in effect during the prior quarterly period, with a maximum percentage rate of 17.0% and an annual minimum rate of 13.0%.

     In connection with the Bridge Commitment and the $45 million draw request, the Company is required to issue warrants to purchase 600,000 shares of Common Stock at an aggregate exercise price of $6.0 million ($10.00 per share). The warrants will mature on the date ten years from the date such warrants are issued. If the Company completes an IPO within nine months of the issue date, then the price at which the warrants are exercisable will increase to that of the offering price of the equity securities issued pursuant to such IPO, and warrants to purchase 300,000 shares will be cancelled.

     In May 2000, the Company issued or agreed to issue 14,000,000 shares of mandatorily redeemable Series G senior preferred stock for $175.0 million ($12.50 per share). In connection with the Series G senior preferred stock issuances in May 2000, the Company's Investors' Rights Agreement was amended and restated, resulting in automatic conversion of all outstanding preferred stock into Common Stock and Class B common stock upon closing of an IPO that results in at least $100 million of gross proceeds to the Company at a share price per share, as adjusted for stock splits, combinations and the like of at least

                          FORMUS COMMUNICATIONS, INC.

           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

$16.50 if the IPO occurs on or prior to September 3, 2000, or $20.00 if the offering occurs after September 3, 2000.

  SALE OF ECUADOR ASSETS

     In February 2000, the Company entered into an agreement to sell the assets held in Ecuador for $1.3 million. The purchase price is payable on June 15, 2001 and accrues interest at a rate of 10.0% per annum until the payment date (Note
4).

  GLOBAL CROSSING ALLIANCE AGREEMENT

     The Company has a pending offer to purchase the right to use capacity on Global Crossing's pan-European and trans-Atlantic fiber optic network consisting of eight links throughout Europe and four links to the United States. This offer commits the Company to spend approximately E6.3 million (approximately $6.1 million) before the end of 2002. In addition, the Company expects to incur annual maintenance fees not to exceed $150 per activated link.

  SALE OF NEW ZEALAND LICENSES

     In March 2000, the Company sold its New Zealand spectrum licenses for approximately $7.8 million and recognized a pre-tax gain of approximately $6.4 million (Note 4).

  LICENSE ACQUISITIONS

     Norway. In March 2000, the Company obtained a 112 MHz nationwide broadband spectrum license in the 26 GHz frequency range in Norway. The license requires the Company to commence operations in 9 cities within one year from the grant of the license and in another 15 cities within two years from the grant. The Company can currently offer services under this license; however, an unsuccessful applicant has challenged the licensing processes. If the licensing processes are found to be flawed, it is possible that all license awards may be voided and a new tender or auction might be conducted to redistribute the licenses.

     Switzerland. In March 2000, the Company participated in the Swiss government's auction of several telecommunications licenses. The Company was successful in obtaining a nationwide license for 56 MHz in the 26 GHz frequency range for approximately 55.0 million Swiss francs. The Company is obligated to pay the purchase price on May 31, 2000 and entered into a Swiss franc forward purchase contract on March 14, 2000, which fixed the purchase price at approximately $33.3 million. See Note 2 for discussion of the restricted short-term investment for the auction process that will be used to pay for part of the spectrum license cost. To accelerate the Company's deployment and entry strategy in Switzerland, the Company purchased a competitive local exchange carrier ("CLEC") for approximately 8.1 million Swiss francs ($4.9 million) in April 2000.

     Spain. In March 2000, Abrared, S.A. ("Abrared"), a consortium that the Company and its partners formed to apply for wireless licenses in Spain, was awarded a nationwide license for 40 MHz in the 3.4 GHz frequency range. The terms of the license award require Abrared to commence operations in 22 cities within the first twelve months of receiving the award. The Company and its partners are finalizing the legal formation of Abrared, in which the Company expects to have a substantial minority ownership interest.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Callino GmbH:

     We have audited the accompanying balance sheets of Callino GmbH (referred to as the "Company;" formerly ARCIS MEDIACOM Management GmbH) as of December 31, 1997 and August 31, 1998, the related statements of operations, accumulated deficit, cash flows and shareholders' equity for the period from inception (July 7, 1997) to December 31, 1997, the period from January 1, 1998 to August 31, 1998 and for the cumulative period from inception (July 7, 1997) to August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callino GmbH as of December 31, 1997 and August 31, 1998 and the results of its operations and cash flows for the period from inception (July 7, 1997) through December 31, 1997, the period from January 1, 1998 to August 31, 1998 and for the cumulative period from inception (July 7, 1997) to August 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                                      Arthur Andersen
                                              Wirtschaftsprufungsgesellschaft
                                                Steuerberatungsgesellschaft

                                                                  Spannagl               Petzoldt
                                                             Wirtschaftsprufer      Wirtschaftsprufer

Munich, Germany
December 15, 1999

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 1997 AND AUGUST 31, 1998

                                                              DECEMBER 31,    AUGUST 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                   DM             DM
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................      26.503          436.870
  Restricted cash...........................................           0          370.000
  Stockholder receivables (note 3)..........................      52.500        1.982.250
  Other current assets (note 4).............................         994          179.874
                                                                --------      -----------
          Total current assets..............................      79.997        2.968.994
                                                                --------      -----------
Property and equipment (note 5):
  Office equipment, at cost.................................           0          124.761
  Construction in progress..................................           0          461.789
  Less: accumulated depreciation and amortization...........           0          (22.422)
                                                                --------      -----------
          Net property, plant and equipment.................           0          564.128
                                                                --------      -----------
Intangible assets, at cost (note 6).........................           0        3.007.534
  Less: accumulated depreciation and amortization...........           0             (320)
                                                                --------      -----------
          Net intangible assets.............................           0        3.007.214
                                                                --------      -----------
          Total assets......................................      79.997        6.540.336
                                                                ========      ===========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade...................................       1.135        3.139.851
  Accrued expenses..........................................       2.360          554.680
  Other current liabilities.................................           0          127.984
                                                                --------      -----------
          Total current liabilities/total liabilities.......       3.495        3.822.515
                                                                --------      -----------
Shareholders' equity:
Common stock................................................      90.000        1.000.000
  thereof not paid-in: DM 382.250 (1997: DM 52.500)
Additional paid-in capital..................................           0        3.100.000
  thereof not paid-in: DM 1.600.000 (1997: DM 0)
Deficit accumulated during the development stage............     (13.498)      (1.382.179)
                                                                --------      -----------
          Total shareholders' equity........................      76.502        2.717.821
                                                                --------      -----------
          Total liabilities and shareholders' equity........      79.997        6.540.336
                                                                ========      ===========

                See accompanying notes to financial statements.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                                    FOR THE
                    PERIOD JULY 7, 1997 TO DECEMBER 31, 1997
                   PERIOD JANUARY 1, 1998 TO AUGUST 31, 1998
                                      AND
                     PERIOD JULY 7, 1997 TO AUGUST 31, 1998

                                                   PERIOD FROM        PERIOD FROM     CUMULATIVE PERIOD
                                                  JULY 7, 1997      JANUARY 1, 1998   FROM JULY 7, 1997
                                                 (INCEPTION) TO           TO            (INCEPTION) TO
                                                DECEMBER 31, 1997   AUGUST 31, 1998    AUGUST 31, 1998
                                                -----------------   ---------------   ------------------
                                                       DM                 DM                  DM
Costs and expenses:
  Selling, general and administrative
     expenses.................................       (13.498)         (1.368.738)         (1.382.236)
  Interest income.............................             0                 772                 772
  Interest expenses...........................             0                (715)               (715)
                                                     -------          ----------          ----------
          Net loss............................       (13.498)         (1.368.681)         (1.382.179)
                                                     -------          ----------          ----------
Deficit accumulated during the development
  stage -- beginning..........................             0             (13.498)                  0
                                                     -------          ----------          ----------
Deficit accumulated during the development
  stage -- ending.............................       (13.498)         (1.382.179)         (1.382.179)
                                                     =======          ==========          ==========

                See accompanying notes to financial statements.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                            STATEMENTS OF CASH FLOWS
                                    FOR THE
                    PERIOD JULY 7, 1997 TO DECEMBER 31, 1997
                   PERIOD JANUARY 1, 1998 TO AUGUST 31, 1998
                                      AND
                     PERIOD JULY 7, 1997 TO AUGUST 31, 1998

                                                                                           CUMULATIVE
                                                                                             PERIOD
                                                      PERIOD FROM        PERIOD FROM          FROM
                                                     JULY 7, 1997      JANUARY 1, 1998    JULY 7, 1997
                                                    (INCEPTION) TO           TO          (INCEPTION) TO
                                                   DECEMBER 31,1997    AUGUST 31, 1998   AUGUST 31, 1998
                                                   -----------------   ---------------   ---------------
                                                          DM                 DM                DM
Cash flows from operating activities:
  Net loss.......................................       (13.498)         (1.368.681)       (1.382.179)
                                                        -------          ----------        ----------
  Adjustments to reconcile net loss to net cash
     used in operating activities
     Depreciation of property, plant and
       equipment and intangible assets...........           851              22.742            23.593
     Increase in other current assets............          (994)           (178.880)         (179.874)
     Increase in accounts payable, trade.........         1.135           3.138.716         3.139.851
     Increase in other current liabilities.......             0             127.984           127.984
     Increase in accrued expenses................         2.360             552.320           554.680
                                                        -------          ----------        ----------
          Total adjustments......................         3.352           3.662.882         3.666.234
                                                        -------          ----------        ----------
     Net cash provided from operating
       activities................................       (10.146)          2.294.201         2.284.055
                                                        -------          ----------        ----------
Cash flows from investing activities:
  Purchases of property, equipment and
     licenses....................................          (851)         (3.594.084)       (3.594.935)
  Restricted cash deposited......................             0            (370.000)         (370.000)
                                                        -------          ----------        ----------
     Net cash used in investing activities.......          (851)         (3.964.084)       (3.964.935)
                                                        -------          ----------        ----------
Cash flows from financing activities:
  Proceeds from issuance of common stock.........        37.500           2.080.250         2.117.750
                                                        -------          ----------        ----------
     Net cash provided by financing activities...        37.500           2.080.250         2.117.750
                                                        -------          ----------        ----------
     Net increase in cash and cash equivalents...        26.503             410.367           436.870
                                                        -------          ----------        ----------
Cash and cash equivalents at beginning of
  period.........................................             0              26.503                 0
                                                        -------          ----------        ----------
Cash and cash equivalents at end of period.......        26.503             436.870           436.870
                                                        =======          ==========        ==========
Additional cash flow information:
  Cash paid for interest.........................             0                (715)             (715)
                                                        =======          ==========        ==========
  Cash paid for income taxes.....................             0                   0                 0
                                                        =======          ==========        ==========

                See accompanying notes to financial statements.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE
                    PERIOD JULY 7, 1997 TO DECEMBER 31, 1997
                   PERIOD JANUARY 1, 1998 TO AUGUST 31, 1998
                                      AND
                     PERIOD JULY 7, 1997 TO AUGUST 31, 1998

                                                                       DEFICIT ACCUMULATED
                                                       ADDITIONAL          DURING THE        TOTAL SHAREHOLDERS'
                                      COMMON STOCK   PAID-IN CAPITAL    DEVELOPMENT STAGE          EQUITY
                                      ------------   ---------------   -------------------   -------------------
                                           DM              DM                  DM                    DM
Balances as of July 7, 1997...            90.000                0                   0                90.000
Net loss July 7, 1997 to
  December 31, 1997...........                 0                0             (13.498)              (13.498)
                                       ---------        ---------          ----------            ----------
Balances at December 31,
  1997........................            90.000                0             (13.498)               76.502
                                       ---------        ---------          ----------            ----------
Net loss January 1, 1998 to
  August 31, 1998.............                 0                0          (1.368.681)           (1.368.681)
Issuance common stock
  -- March 19, 1998...........   1)      410.000                0                   0               410.000
  -- May 8, 1998..............   2)      100.000                0                   0               100.000
  -- May 8, 1998..............   3)      400.000        3.100.000                   0             3.500.000
                                       ---------        ---------          ----------            ----------
Balances at August 31, 1998...         1.000.000        3.100.000          (1.382.179)            2.717.821
                                       =========        =========          ==========            ==========

------------------------------

1) Issuance of 4 shares of DM 135.000, DM 50.000, DM 187.000 and DM 38.000

2) Issuance of 3 shares of DM 50.000, DM 25.000 and DM 25.000

3) Issuance of 4 shares of DM 100.000 each

                See accompanying notes to financial statements.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                         NOTES TO FINANCIAL STATEMENTS

1. COMPANY'S STRUCTURE AND BUSINESS ACTIVITY

     ARCIS MEDIACOM Management GmbH, (now Callino GmbH; in the following also referred as the "Company"), was established as limited liability company on July 7, 1997. The Company is registered in the trade register of the local court of Munich under the registration number HRB117285. The Company's seat is Munich, Germany. The Company name was changed to Callino GmbH by shareholder resolution as of March 24, 1999. The shareholder agreement was concluded on July 7, 1997 and the latest amendments were made on June 15, 1999.

     During the period since inception until August 31, 1998, the Company was a development stage enterprise and was devoting most of its efforts to activities such as financial planning, raising capital, acquiring telecom licenses for the Federal Republic of Germany, acquiring property and equipment and recruiting and training personnel. During the periods presented, the planned principal operations have not yet commenced.

     The Company is in the development stage and has no revenues to August 31, 1998. The Company has incurred net losses totaling DM 1.382.179 through August 31, 1998. The Company's ultimate success could be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Delays or failure in receiving required regulatory approvals or the enactment of new regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the company will ever operate profitably.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

  BASIS OF PRESENTATION

     The financial statements include the accounts of Callino GmbH as of August 31, 1998 and December 31, 1997 and for the period from inception (July 7, 1997) to December 31, 1997, for the period from January 1, 1998 to August 31, 1998 and for the period from inception to August 31, 1998.

     The financial year of the company is the calendar year.

  BUSINESS ACTIVITY AND BASIS OF REVENUE RECOGNITION

     The Company's primary business activities are the development and provisioning of networks and network services in the areas telecommunications and digital media, furthermore the rendering of consultancy services in connection with such networks and network services. From the inception of the Company until the balance sheet date, the main focus of the Company was the start up of the business.

  CASH AND CASH EQUIVALENTS

     The Company places its cash deposits with high credit quality financial institutions. Time deposits held with HypoVereinsbank AG in the amount of DM
370.000 as of August 31, 1998 are pledged. The pledge serves as security of bank guarantees which were created for the benefit of Deutsche Telekom AG.

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value based on the short-term maturities of these instruments.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  DEPRECIATION AND AMORTIZATION

     Depreciation is initiated in the period of acquisition and is computed on a straight-line basis over the usual useful life as follows:

ITEM                                                           USEFUL LIFE
----                                                           -----------
Intangible Assets
  Licences..................................................     10 years
  Software..................................................      3 years
Tangible Assets
  Other equipment, office equipment
  Office equipment..........................................    2-8 years
  Motor vehicles (used).....................................      2 years

  LONG-LIVED ASSETS

     The Company evaluates the carrying value of all tangible and intangible assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. Measurement of an impairment loss is based on fair value of the asset computed using discounted cash flows if the asset is expected to be held and used. Measurement of an impairment loss for an asset held for sale would be based on fair market value less estimated costs to sell.

  NEW ACCOUNTING PRINCIPLES

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The Company is currently assessing the effect of this new standard but believes it will not have a material impact on its consolidated results of operations.

3. SHAREHOLDER RECEIVABLES

     Shareholder receivables amount to DM 1.982.250 as of August 31, 1998 and DM
52.500 as of December 31, 1997 (thereof common stock not paid in: DM 382.250 as of August 31, 1998 and

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

DM 52.500 as of December 31, 1997; thereof additional paid-in capital not paid in: DM 1.600.000 as of August 31, 1998). Amounts are included in shareholders' equity.

4. OTHER CURRENT ASSETS

     Other current assets consist of the following items:

                                                              AUGUST 31,   DECEMBER 31,
                                                                 1998          1997
                                                              ----------   ------------
                                                                  DM            DM
Receivables from the Tax Office
  -- VAT....................................................   143.409         994
  -- Other refund claims....................................       615           0
Accrued interest on time deposits...........................       559           0
Other.......................................................    35.291           0
                                                               -------         ---
                                                               179.874         994
                                                               =======         ===

5. PROPERTY AND EQUIPMENT

                                                                     AT COST
                               -----------------------------------------------------------------------------------
                               JULY 7,                           DECEMBER 31,                           AUGUST 31,
                                1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS      1998
                               -------   ---------   ---------   ------------   ---------   ---------   ----------
                                 DM         DM          DM            DM           DM          DM           DM
Office equipment.............     0         851        (851)          0          124.761        0        124.761
Construction in progress.....     0           0           0           0          461.789        0        461.789
                                  --        ---        ----           --         -------        --       -------
                                  0         851        (851)          0          586.550        0        586.550
                                  ==        ===        ====           ==         =======        ==       =======

                                                            ACCUMULATED DEPRECIATION
                               -----------------------------------------------------------------------------------
                               JULY 7,                           DECEMBER 31,                           AUGUST 31,
                                1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS      1998
                               -------   ---------   ---------   ------------   ---------   ---------   ----------
                                 DM         DM          DM            DM           DM          DM           DM
Office equipment.............     0         851        (851)          0           22.422        0         22.422
Construction in progress.....     0           0           0           0                0        0              0
                                  --        ---        ----           --         -------        --       -------
                                  0         851        (851)          0           22.422        0         22.422
                                  ==        ===        ====           ==         =======        ==       =======

                                                                        NET BOOK VALUE
                                                              -----------------------------------
                                                              JULY 7,   DECEMBER 31,   AUGUST 31,
                                                               1997         1997          1998
                                                              -------   ------------   ----------
                                                                DM           DM            DM
Office equipment............................................     0           0          102.339
Construction in progress....................................     0           0          461.789
                                                                 --          --         -------
                                                                 0           0          564.128
                                                                 ==          ==         =======

     Depreciation expense for the period from July 7, 1997 until August 31, 1998 amounted to DM 23.273.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. INTANGIBLE ASSETS

                         JULY 7,                DISPOSALS/    DECEMBER 31,                              AUGUST 31,
                          1997     ADDITIONS   DEPRECIATION       1997       ADDITIONS   DEPRECIATION      1998
                         -------   ---------   ------------   ------------   ---------   ------------   ----------
                           DM         DM            DM             DM           DM            DM            DM
Telecom licence --
  class 4..............     0          0            0              0         3.000.010         0        3.000.010
Software licences......     0          0            0              0             7.524       320            7.204
                            --         --           --             --        ---------       ---        ---------
                            0          0            0              0         3.007.534       320        3.007.214
                            ==         ==           ==             ==        =========       ===        =========

     By way of notice dated March 31, 1998 as well as amended notice dated July 22, 1998, the regulation authorities for telecommunications and postal services ("Regulierungsbehorde fur Telekommunikation und Post") has granted to the Company the licence of class 4 for the voice telephone service on the basis of operating its own telecommunications networks for the territory of the Federal Republic of Germany. The licence fee amounted to DM 3 million and will be depreciated on a straight-line basis over ten years.

7. ACCRUED EXPENSES

                                                              DECEMBER 31, 1997   AUGUST 31, 1998
                                                              -----------------   ---------------
                                                                     DM                 DM
Management Compensation.....................................            0             177.000
Legal and Consultancy.......................................        2.360             151.850
Vacation....................................................            0              76.500
Audit and Accounting........................................            0              62.530
Bonuses.....................................................            0              61.000
Other.......................................................            0              25.800
                                                                    -----             -------
                                                                    2.360             554.680
                                                                    =====             =======

8. COMMON STOCK

     By shareholders' resolutions dated March 19, 1998 and May 8, 1998 the common stock of the Company was increased from DM 90.000 by an amount of DM
910.000 to DM 1.000.000. In connection with the capital increase dated May 8, 1998 the new shareholders paid premiums in the total amount of DM 3.100.000 which are shown as additional paid-in capital.

9. INCOME TAXES

     For income tax purposes the Company has incurred net operating losses which are available as carry forwards to offset future taxes payable. As of August 31, 1998 such accumulated losses brought forward amount to TDM 1.381 for income taxes and for trade taxes on income, as of December 31, 1997 to TDM 13. The tax credits do not expire.

     Especially considering the present development in the telecommunication sector it is not beyond reasonable doubt that the Company will be in a net loss position in the following years. A deferred tax asset was recorded with a corresponding valuation allowance because the Company believes it is more likely than not that the deferred tax asset will not be realized.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. LEASES

     The Company has no leasing obligations under the term of operating or capital lease except for an office lease discussed below in note 12.

     Rent expense for the cumulative period from inception through August 31, 1998 totalled DM 87.888 (thereof for the period from inception through December 31, 1997: DM 0 and for the period from January 1, 1998 through August 31, 1998:
DM 87.888).

11. GEOGRAPHIC INFORMATION

     All identifiable assets are maintained in Germany.

12. COMMITMENTS AND CONTINGENCIES

     Future financial obligations are as follows:

                                                                                         2004 AND
                                              TOTAL   1999   2000   2001   2002   2003    LATER
                                              -----   ----   ----   ----   ----   ----   --------
                                               TDM    TDM    TDM    TDM    TDM    TDM      TDM

Rent obligations............................  1.085   527    558      0      0      0       0
Consultancy contracts.......................    765   180    180    180    180     45       0
                                              -----   ---    ---    ---    ---     --       --
                                              1.850   707    738    180    180     45       0
                                              =====   ===    ===    ===    ===     ==       ==

13. SUBSEQUENT EVENTS

  Licence Class 3

     By way of notice dated August 28, 1998/September 8, 1998, the regulation authorities for telecommunications and postal services in Germany ("Regulierungsbehorde fur Telekommunikation und Post" -- "RegTP") granted the licence for the operation of transmission paths for offering telecommunications services for the public (licence class 3) to the Company for the states Bavaria, Baden-Wurttemberg as well as for parts of the states Hasse, Rhineland Palatinate, Lower Saxony, Northrhine Westphalia, Schleswig Holstein, Saxony and Brandenburg as well as for the City of Berlin. The fees were determined to be in the amount of DM 6.081.860 according to Sec. 16 para. 1 sentence 1 TKG by separate notice of the RegTP of October 12, 1998.

     The Administrative Court of Cologne has determined by way of decision dated March 25, 1999 (file no. 111.2914/98) in individual proceedings pursued by another communications company that the telecommunications schedule of charges on which the notices are based is not in accordance with higher ranking law (i.e. Art. 3 GG (German Grundgesetz) as well as Art. 11 para. 1 of the Guideline 97/13/EG) and is therefore not binding. At present, the proceedings are on appeal and have therefore no effect for the prosecuting telecommunications company or for other telecommunications companies.

     By way of letter dated July 14, 1999, the Company requested the RegTP -- referring to the decision of the Administrative Court of Cologne -- to refund the previously levied licence charges and declared its willingness in this connection to pay reasonable charges for the granted licences accruing on the basis of a new schedule of charges.

     By way of notices, each dated February 9, 1999, of Telekom-Control-Kommission in Austria, the Company was granted licences for the rendering of the public voice telephone service by way of operating

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

an own fixed telecommunications network as well as for the public offering of leased lines by way of own fixed telecommunications networks.

  Shareholders' equity:

     By shareholders' resolution dated September 10, 1998 the common stock of the Company was increased from DM 1.000.000 by an amount of DM 3.000.000 to DM
4.000.000. The newly issued common stock, split into three shares of nominal values of DM 1.883.000, DM 796.000 and DM 321.000, was taken over by the shareholders Formus Communications LLC, Denver/USA, Chase European Equity Associates I LLC and Chase European Equity Associates II LLC, all Wilmington/USA, plus premiums in the total amount of DM 30.000.000.

     By shareholders' resolution dated June 8, 1999 the common stock of the Company was increased from DM 4.000.000 by an amount of DM 29.600.000 to DM
33.600.000. The additional common stock was taken over by the existing shareholders. The increase of the common stock was performed by funds resulting from prior capital contribution of shareholders (May 8, 1998 and September 10, 1998) in the additional paid-in capital.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VeloCom Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of VELOCOM INC. AND SUBSIDIARIES (a Delaware corporation) as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (April 29, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VeloCom Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the period from inception (April 29, 1998) through December 31, 1998 in conformity with generally accepted accounting principles in the United States.

                                            ARTHUR ANDERSEN LLP

Denver, Colorado
September 30, 1999

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          CONSOLIDATED BALANCE SHEETS

                                                                                AS OF
                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $2,340,144    $29,388,749
  Receivable from affiliates................................      394,530        863,806
                                                               ----------    -----------
          Total current assets..............................    2,734,674     30,252,555
Investment in affiliates....................................           --     14,863,800
Property and equipment, net of accumulated depreciation of
  $1,026 and $16,755, respectively..........................       45,572        109,075
Stock subscription receivable...............................           --        493,000
Other noncurrent assets.....................................           --         33,843
                                                               ----------    -----------
          Total assets......................................   $2,780,246    $45,752,273
                                                               ==========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable.......................................   $  462,984    $   472,336
     Accrued liabilities....................................        6,452         15,459
                                                               ----------    -----------
          Total current liabilities.........................      469,436        487,795
                                                               ----------    -----------
Convertible preferred stock, mandatorily redeemable, $.01
  par value;
     Series A, 15,000,000 shares authorized; none and
      15,000,000 shares issued and outstanding,
      respectively..........................................           --     44,982,605
Commitments and contingencies (Note 4)
Stockholders' equity:
  Preferred stock; undesignated, 5,000,000 shares
     authorized; zero shares issued and outstanding.........           --             --
  Common stock, $.01 par value, 40,000,000 shares
     authorized; 3,155,000 and 3,680,086 shares issued and
     outstanding, respectively..............................       31,550         36,801
  Additional paid-in capital................................    3,123,450      4,217,589
  Other cumulative comprehensive income (loss)..............           --       (404,498)
  Deficit accumulated during development stage..............     (844,190)    (3,568,019)
                                                               ----------    -----------
          Total stockholders' equity........................    2,310,810        281,873
                                                               ----------    -----------
          Total liabilities and stockholders' equity........   $2,780,246    $45,752,273
                                                               ==========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    CUMULATIVE FROM                  CUMULATIVE FROM
                                                    APRIL 29, 1998    FOR THE SIX    APRIL 29, 1998
                                                    (INCEPTION) TO    MONTHS ENDED   (INCEPTION) TO
                                                     DECEMBER 31,       JUNE 30,        JUNE 30,
                                                         1998             1999            1999
                                                    ---------------   ------------   ---------------
                                                                      (UNAUDITED)      (UNAUDITED)
Operating costs and expenses:
  General and administrative......................     $ 914,272      $ 1,681,016      $ 2,595,288
                                                       ---------      -----------      -----------
  Operating loss..................................      (914,272)      (1,681,016)      (2,595,288)
                                                       ---------      -----------      -----------
Other income:
  Interest income.................................        70,082          385,772          455,854
                                                       ---------      -----------      -----------
  Net loss before other items.....................      (844,190)      (1,295,244)      (2,139,434)
                                                       ---------      -----------      -----------
Share in results of affiliated companies, net.....            --       (1,428,585)      (1,428,585)
                                                       ---------      -----------      -----------
  Net loss........................................     $(844,190)     $(2,723,829)     $(3,568,019)
                                                       =========      ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              DEFICIT
                                                                OTHER       ACCUMULATED
                                               ADDITIONAL    CUMULATIVE     DURING THE        TOTAL
                                                PAID-IN     COMPREHENSIVE   DEVELOPMENT   COMPREHENSIVE
                          SHARES     AMOUNTS    CAPITAL        LOSS(1)         STAGE          LOSS           TOTAL
                         ---------   -------   ----------   -------------   -----------   -------------   -----------
Inception (April 29,
  1998)................         --   $   --    $       --     $      --     $       --     $        --    $        --
  Common stock issued
    for $1.00 per share
    on May 5, 1998.....    200,000    2,000       198,000            --             --              --        200,000
  Common stock issued
    for cash at $1.00
    per share on June
    30, 1998...........  2,955,000   29,550     2,925,450            --             --              --      2,955,000
  Net loss.............         --       --            --            --       (844,190)       (844,190)      (844,190)
                         ---------   -------   ----------     ---------     -----------    -----------    -----------
Balances, December 31,
  1998.................  3,155,000   31,550     3,123,450            --       (844,190)       (844,190)     2,310,810
                                                                                           ===========
  Common stock issued
    for cash at $1.00
    per share on
    January 6, 1999
    (unaudited)........    200,000    2,000       198,000            --             --              --        200,000
  Common stock issued
    for cash at $2.25
    per share on
    February 12, 1999
    (unaudited)........     75,000      750       168,000            --             --              --        168,750
  Common stock issued
    for cash at $2.25
    per share on May 8,
    1999 (unaudited)...     25,000      250        56,000            --             --              --         56,250
  Common stock issued
    for cash at $3.00
    per share on June
    15, 1999
    (unaudited)........    123,615    1,236       369,609            --             --              --        370,845
  Common stock issued
    for services on
    June 15, 1999
    (unaudited)........     18,138      182        54,232            --             --              --         54,414
  Common stock issued
    for cash at $3.00
    per share on June
    18, 1999
    (unaudited)........     83,333      833       249,166            --             --              --        249,999
  Accretion of
    mandatorily
    redeemable
    preferred stock
    (unaudited)........         --       --          (868)           --             --              --           (868)
  Cumulative
    translation
    adjustment.........         --       --            --      (404,498)            --        (404,498)      (404,498)
  Net loss
    (unaudited)........         --       --            --            --     (2,723,829)     (2,723,829)    (2,723,829)
                         ---------   -------   ----------     ---------     -----------    -----------    -----------
Balances, June 30, 1999
  (unaudited)..........  3,680,086   $36,801   $4,217,589     $(404,498)    $(3,568,019)   $(3,128,327)   $   281,873
                         =========   =======   ==========     =========     ===========    ===========    ===========

---------------

(1) As of June 30, 1999, other cumulative comprehensive loss represents cumulative translation adjustments.

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   CUMULATIVE FROM                  CUMULATIVE FROM
                                                   APRIL 29, 1998    FOR THE SIX    APRIL 29, 1998
                                                   (INCEPTION) TO    MONTHS ENDED   (INCEPTION) TO
                                                    DECEMBER 31,       JUNE 30,        JUNE 30,
                                                        1998             1999            1999
                                                   ---------------   ------------   ---------------
                                                                     (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................    $ (844,190)     $ (2,723,829)   $ (3,568,019)
  Adjustments to reconcile net loss to net cash
     used in operating activities-
     Share in results of affiliated companies....            --         1,428,585       1,428,585
     Depreciation and amortization...............         1,026            15,729          16,755
     Issuance of common and preferred stock for
       services..................................            --            60,000          60,000
     Changes in operating assets and liabilities-
       Increase in receivable from affiliates....      (394,530)         (469,276)       (863,806)
       Increase in other assets..................            --           (33,843)        (33,843)
       Increase in accounts payable, accrued
          liabilities and other..................       469,436            18,359         487,795
                                                     ----------      ------------    ------------
          Net cash used in operating
            activities...........................      (768,258)       (1,704,275)     (2,472,533)
                                                     ----------      ------------    ------------
Cash flows from investing activities:
  Purchase of property and equipment.............       (46,598)          (79,232)       (125,830)
  Investments in affiliate.......................            --       (16,696,883)    (16,696,883)
                                                     ----------      ------------    ------------
          Net cash used in investing
            activities...........................       (46,598)      (16,776,115)    (16,822,713)
                                                     ----------      ------------    ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock.........     3,155,000           552,844       3,707,844
  Proceeds from issuance of Series A preferred
     stock, net..................................            --        44,976,151      44,976,151
                                                     ----------      ------------    ------------
          Net cash provided by financing
            activities...........................     3,155,000        45,528,995      48,683,995
                                                     ----------      ------------    ------------
Net change in cash and cash equivalents..........     2,340,144        27,048,605      29,388,749
Cash and cash equivalents, beginning of year.....            --         2,340,144              --
                                                     ----------      ------------    ------------
Cash and cash equivalents, end of year...........    $2,340,144      $ 29,388,749    $ 29,388,749
                                                     ==========      ============    ============
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................    $       --      $         --    $         --
                                                     ==========      ============    ============
  Cash paid for taxes............................    $       --      $         --    $         --
                                                     ==========      ============    ============
  Non-cash financing activities Contribution of
     stock subscription receivable...............            --           493,000         493,000
                                                     ==========      ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (ALL REFERENCES TO JUNE 30, 1999 AMOUNTS ARE UNAUDITED)

(1) ORGANIZATION AND OWNERSHIP

     VeloCom Inc. and subsidiaries (collectively, the "Company", and formerly known as WLL International, Inc.) is a Delaware corporation incorporated in April 1998 with the intent to become a leading provider of competitive voice, data and internet services in Latin America. As principal operations have not yet commenced, the Company's financial statements are presented on the basis of a company in the development stage. The effect on the Company's financial statements is to report cumulative results of operations and cash flows since inception (April 29, 1998).

     The Company formed two joint ventures with four other parties which applied for and won in a public auction, two Brazilian competitive local exchange carrier licenses, one for the Sao Paulo, Brazil region and one for the northeast region (which comprises 16 states) of Brazil (the "Brazilian Mirror Licenses"). The Company is one of the largest shareholders of Mirror Holding S.A. ("Mirror Holding") with a 34.4% ownership interest. Mirror Holding owns a 99% interest in Mirror S.A. which is the entity that was awarded the mirror license for the northeast region (which comprises 16 states) of Brazil on February 4, 1999. The Company is one of the largest shareholders of Megatel Holding S.A. ("Megatel Holding") with a 35.3% ownership interest. Megatel Holding owns a 99% interest in Megatel do Brasil S.A. which is the entity that was awarded the mirror license for the Sao Paulo region on May 5, 1999. The licenses grant a two year exclusive use of wireless local loop at 1.9 GHz (20 MHz) and at 3.4 GHz (50 MHz) for a 20 year renewable period, providing all license conditions are satisfied. The licenses also grant a duopoly with the incumbent provider or local service provider until January 2002. On September 27, 1999, the Company completed a series of transactions which increased its ownership in both Mirror Holding and Megatel Holding to approximately 49%, (see Note 9).

     The Company is in the development stage and has generated no revenues to date. Since commencement of operations (April 29, 1998), the Company has incurred net losses totaling approximately $844,000 through December 31, 1998. As a result of its development stage activities, the Company has experienced operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in each market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

     The Company's ultimate success could be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Delays or failure in receiving required regulatory approvals or the enactment of new regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPALS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which were wholly owned as of year end. All significant intercompany accounts and transactions have been eliminated in consolidation. As of June 30, 1999, the Company held a 34.4% interest in Mirror Holding and a 35.3% interest in Megatel Holding which are accounted for under the equity method of accounting. Subsidiaries are consolidated as of the acquisition date, if the Company has control either through ownership of a majority of the subsidiary's voting stock or through control of the board of directors or management of the subsidiary.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In management's opinion, all adjustments (of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of June 30, 1999, and the results of its operations for the six months ended June 30, 1999.

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  CREDIT RISK AND CONCENTRATION OF OPERATIONS

     The Company has an investment in two companies in Brazil, which totals approximately $14,900,000. Accordingly, the Company is exposed to credit risk resulting from adverse general economic conditions which may affect Brazil and Latin America. The Company has not entered into any foreign currency contract, hedges or options.

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less which are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

  STOCK SUBSCRIPTION RECEIVABLE

     Represents a subscription receivable from certain shareholders, which was paid subsequent to June 30, 1999.

  RECEIVABLE FROM AFFILIATES

     The Company incurs costs on behalf of its affiliates such as salaries and benefits of the Company's employee's, travel and professional services. These costs include an administrative fee of 15% and are reimbursed by the affiliates. As of June 30, 1999, the Company is in the process of negotiating a technical services agreement with its affiliates in Brazil, whereby the affiliates will be contractually required to reimburse the Company for such services.

  INVESTMENTS IN AFFILIATES

     For those investments in companies in which the Company's ownership interest is 20% to 50%, and the Company exerts significant influence through board representation and management authority, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's proportionate share of net earnings or losses of the affiliates, limited to the extent of the Company's investment. The Company may recognize an impairment on its equity method investments if there is a loss in value of an investment which is other than a temporary decline. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity which would justify the carrying amount of the investment. As of June 30, 1999 the Company held a 34.4% interest in Mirror Holding which holds a 99% interest in Mirror S.A., the operating company. Additionally, the Company had a 35.3% interest in Megatel Holding which holds a 99% interest in

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Megatel do Brazil S.A., the operating company. The operating companies were awarded licenses to operate fixed telephony services in Sao Paulo and the northeast region of Brazil.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets. The economic lives of property and equipment at acquisition are as follows:

Furniture and office equipment..............................   5 years
Computer equipment..........................................   3 years
Computer software...........................................   3 years

  INCOME TAXES

     The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryovers. The Company recognizes deferred tax assets for the expected future effects of all deductible temporary differences, loss carryovers and tax credit carryovers. Net deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits to the extent it is more likely than not, that some or all of the deferred tax assets will not be realized.

  LONG-LIVED ASSETS

     Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continually evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair values of cash equivalents and other current amounts receivable and payable approximate the carrying amount due to their short-term nature.

  SEGMENT REPORTING

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     The Company is currently in the development stage and has yet to commence its planned principal operations. Through December 31, 1998, the significant portion of the Company's expenditures were associated with its development efforts in Latin America. The Company expects to incur significant costs

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

associated with the expansion of its development efforts. Thus, for 1998, the Company has not disclosed segment information as it is not meaningful.

  FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

     The functional currency of the Company's foreign subsidiaries is either the applicable local currency or the U.S. dollar, as determined based on the operations of each subsidiary. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of stockholders' deficit and are included in Other Cumulative Comprehensive Income (Loss).

     Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

  STOCK OPTIONS

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plan and, accordingly, does not recognize compensation costs for options granted to employees whose exercise price is equal to or exceeds the fair value of the underlying stock as of the grant date.

  NEW ACCOUNTING PRINCIPLES

     The FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which amends SFAS 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently assessing the effect of this new standard but believes it will not have a material impact on its consolidated results of operations.

     The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, for projects in progress and prospectively, with earlier application encouraged. The Company adopted SOP 98-1 effective January 1, 1999 with no material impact to the consolidated financial statements.

     The AICPA recently issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is required to be adopted by affected companies for fiscal years beginning after December 15, 1998. SOP 98-5 defines start-up organization costs, which must be expensed as incurred. In addition, all deferred start-up and organization costs existing as of January 1, 1999 must be written off and accounted for as a cumulative effect of an accounting change. The adoption of SOP 98-5

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

did not have a material effect on the Company's financial position or results of operation as the company's historical accounting policy was to expense start-up costs as incurred.

(3) INCOME TAXES

     The Company is subject to federal and state income taxes but has incurred no liability for such taxes due to losses it has incurred since inception. At December 31, 1998, the Company had net operating loss carryforwards for U.S. federal tax purposes of approximately $278,000 which expire through the year 2013. These carryforwards are available to offset future taxable income.

     The Company's net deferred tax asset results primarily from the future benefit of net operating loss carryforwards. The net deferred tax assets as of December 31, 1998 are as follows:

Net operating losses........................................   $  89,213
Start-up costs..............................................     169,291
Accelerated depreciation....................................        (213)
Other.......................................................      11,850
  Less: Valuation allowances................................    (270,141)
                                                               ---------
  Net deferred tax assets...................................   $      --
                                                               =========

     The reconciliation of income taxes computed at the statutory rates to the income tax benefit is as follows:

                                                                    INCEPTION
                                                               (APRIL 29, 1998) TO
                                                                  DECEMBER 31,
                                                                      1998
                                                               -------------------
Income tax benefit at statutory rates.......................        $(270,141)
Increase in valuation allowance.............................          270,141
                                                                    ---------
Total income tax benefit....................................        $      --
                                                                    =========

(4) COMMITMENTS AND CONTINGENCIES

  RECOVERY OF INVESTMENTS

     Since its inception, the Company's efforts have been primarily directed towards raising capital and developing and operating the competitive voice, data and internet communications networks. The Company has made a significant investment in pre-operating entities in Brazil whose primary assets are competitive local exchange carrier licenses. The ability of the Company's affiliate to recover its current investment and to generate positive cash flow and operating profits is contingent upon a number of factors.

  RECOVERABILITY OF LICENSES

     The terms of the Company's affiliate's license agreements contain provisions whereby the operating company must achieve certain levels of network build out. If such commitments are not met, the Company's affiliate could be subject to fines, and in certain circumstances the revocation of the applicable licenses.

     Compliance with the terms of these licenses and certain regulatory requirements can be difficult to meet. In addition, there can be no assurance that in the future all regulatory requirements will be met or that the Company's affiliate will not lose any applicable licenses as a result of its failure to meet such requirements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  LEASE COMMITMENTS

     The Company leases its office facility and certain office furniture under a non-cancelable operating lease. The lease term expires July 14, 2000. Future minimum rental payments under the lease for such office facility are as follows as of December 31, 1998:

1999........................................................   $ 98,796
2000........................................................     53,515
                                                               --------
                                                               $152,311
                                                               ========

  LITIGATION

     In the normal course of business, the Company is subject to, and may become a party to, litigation. The Company is currently not party to any litigation.

(5) INVESTMENT IN AFFILIATE CONDENSED FINANCIAL INFORMATION

     The Company formed two joint ventures with four other parties which applied for and won in a public auction, two Brazilian competitive local exchange carrier licenses, one for the Sao Paulo region and one for the northeast region (which comprises 16 states) of Brazil. A description of the companies and their condensed Financial Statements as of June 30, 1999 follow:

     The Company holds a 34.4% interest in Mirror Holding S.A. Mirror Holding owns a 99% interest in Mirror S.A. which is the entity that was awarded the mirror license for the northeast region of Brazil on February 4, 1999. Condensed financial information for Mirror S.A., stated in U.S. dollars is as follows:

                                                                FOR THE SIX
                                                               MONTHS ENDED
                                                               JUNE 30, 1999
                                                               -------------
                                                                (UNAUDITED)
Current assets..............................................    $10,397,000
Non-current assets..........................................     39,702,000
                                                                -----------
          Total assets......................................    $50,099,000
                                                                ===========
Current liabilities.........................................     12,562,000
Non-current liabilities.....................................     11,382,000
Stockholders' equity........................................     26,155,000
                                                                -----------
          Total liabilities and stockholders' equity........    $50,099,000
                                                                ===========
Revenue.....................................................         16,000
Expenses....................................................      3,735,000
                                                                -----------
          Net loss..........................................    $(3,719,000)
                                                                ===========

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company holds a 35.3% interest in Megatel Holding S.A. Megatel Holding owns a 99% interest in Megatel do Brasil S.A. which is the entity that was awarded the mirror license for the Sao Paulo region of Brazil on May 5, 1999. Condensed financial information for Megatel do Brasil S.A. stated in U.S. dollars is as follows:

                                                                FOR THE SIX
                                                               MONTHS ENDED
                                                               JUNE 30, 1999
                                                               -------------
                                                                (UNAUDITED)
Current assets..............................................    $ 1,940,000
Non-current assets..........................................     40,761,000
                                                                -----------
          Total assets......................................    $42,701,000
                                                                ===========
Current liabilities.........................................     12,862,000
Non-current liabilities.....................................     12,187,000
Stockholders' equity........................................     17,652,000
                                                                -----------
          Total liabilities and stockholders' equity........    $42,701,000
                                                                ===========
Revenue.....................................................    $        --
Expenses....................................................        459,000
                                                                -----------
          Net loss..........................................    $  (459,000)
                                                                ===========

(6) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                              ------------   --------
Furniture and office equipment..............................    $20,863      $ 69,205
Computer equipment..........................................     25,735        42,936
Leasehold improvements......................................         --        13,689
                                                                -------      --------
                                                                 46,598       125,830
Less- accumulated depreciation..............................     (1,026)      (16,755)
                                                                -------      --------
                                                                $45,572      $109,075
                                                                =======      ========

(7) STOCK OPTIONS

     The Company maintains a stock option plan (the "Plan") which provides for the grant of stock options, restricted stock awards and other stock grants to directors, key employees, and consultants to purchase common stock of the Company. The Plan, amended May 7, 1999 allows for 3,300,000 options available for grant. Under the Plan, incentive stock options are granted at an exercise price not less than the fair market value of the common stock on the date of the grant, as determined by the Company's Board of Directors.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a summary of stock option transactions:

                                                                          WEIGHTED-
                                                                           AVERAGE
                                                                          EXERCISE
                                                               SHARES       PRICE
                                                              ---------   ---------
Outstanding at April 29, 1998...............................         --     $  --
  Granted...................................................  1,110,000      1.37
  Exercised.................................................         --        --
  Forfeited.................................................         --        --
                                                              ---------     -----
Outstanding at December 31, 1998............................  1,110,000      1.37
  Granted (unaudited).......................................  1,517,000      2.49
  Exercised (unaudited).....................................         --        --
  Forfeited (unaudited).....................................         --        --
                                                              ---------     -----
Outstanding as of June 30, 1999 (unaudited).................  2,627,000     $2.02
                                                              =========     =====

     At December 31, 1998 there were 2,190,000 options available for grant under the Plan. Outstanding options typically vest over four years and expire ten years from the date of grant. The weighted-average grant date fair value during 1998 and through June 30, 1999 (unaudited) is $.22 and $.52 per option, respectively. All options granted during 1998 and the six months ended June 30, 1999, were granted with an exercise price equal to the fair value of common stock.

     The following table summarizes information about stock options as of December 31, 1998:

                                                      WEIGHTED-
                                                       AVERAGE         OPTIONS       OPTIONS
                                                    EXERCISE PRICE   OUTSTANDING   EXERCISABLE
                                                    --------------   -----------   -----------
December 31, 1998.................................      $1.37         1,110,000      56,927
                                                        -----         ---------      ------
                                                        $1.37         1,110,000      56,927
                                                        =====         =========      ======

     The following table summarizes unaudited information about stock options as of June 30, 1999:

                                                      WEIGHTED-
                                                       AVERAGE         OPTIONS       OPTIONS
                                                    EXERCISE PRICE   OUTSTANDING   EXERCISABLE
                                                    --------------   -----------   -----------
June 30, 1999 (unaudited).........................      $2.02         2,627,000      265,427
                                                        -----         ---------      -------
                                                        $2.02         2,627,000      265,427
                                                        =====         =========      =======

     Fair values of employee options are estimated on the date of grant using the Black-Scholes single-option pricing model. The fair value of each option granted to employees was estimated on the date of grant using the following weighted-average assumptions:

                                                           DECEMBER 31,
                                                               1998       JUNE 30, 1999
                                                           ------------   -------------
                                                                           (UNAUDITED)
Estimated dividends......................................     None            None
Risk-free interest rate..................................  4.25%-4.56%    4.56%-5.63%
Expected life............................................    4 years        4 years
Expected volatility......................................      0%              0%

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company applies APB 25 in accounting for its stock compensation plan, and accordingly no compensation expense has been recognized in the financial statements for options granted to employees at or above fair value.

     Had the Company recognized compensation cost for options granted to employees based on the fair value of the options granted as of the grant date as prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), net loss would have increased to the pro forma amounts indicated below:

                                               FOR THE PERIOD FROM                         CUMULATIVE
                                                 APRIL 29, 1998                          FROM APRIL 29,
                                                 (INCEPTION) TO      SIX MONTHS ENDED   1998 (INCEPTION)
                                                  DECEMBER 31,        JUNE 30, 1999     TO JUNE 30, 1999
                                                      1998             (UNAUDITED)        (UNAUDITED)
                                               -------------------   ----------------   ----------------
                                                    NET LOSS             NET LOSS           NET LOSS
                                               -------------------   ----------------   ----------------
As reported..................................       $(844,190)         $(2,723,829)       $(3,568,019)
Pro forma....................................       $(854,580)         $(2,853,073)       $(3,707,653)

(8) CAPITAL STOCK

  COMMON STOCK

     As of December 31, 1998, the Company had issued a total of 3,155,000 shares of common stock, resulting in net proceeds to the Company of $3,155,000. The par value is $.01 per share. Each share of common stock constitutes one vote at any annual or special meeting, or action by written consent.

  PREFERRED STOCK

     The Company may issue from time to time shares of preferred stock in one or more series with designations, rights, preferences and limitations established by the Company's Board of Directors. The Company is authorized to issue 20,000,000 shares of $0.01 par value of preferred stock as of June 30, 1999.

     During 1999, the Company completed private placements of Series A mandatorily redeemable preferred stock ("Series A preferred stock"). Total net proceeds to the Company as a result of these private placements was approximately $45,000,000. The Series A preferred stock votes with, and in the same manner as, the shares of voting common stock of the Company, not as a special class except in respect of certain matters.

     Holders of preferred stock are entitled to dividends in amounts determined by the Board of Directors. No distributions may be made to holders of common stock until all dividends declared, if any, on the preferred stock have been paid.

     Each share of Series A preferred stock is convertible, at the option of the holder, into shares of the Company's common stock at the rate currently of one share of common stock for each share of Series A preferred stock. This conversion rate is subject to adjustment based on a formula to prevent dilution. Each share of Series A preferred stock is automatically convertible into common stock immediately prior to the closing of a public offering which meets certain conditions. The Company is obligated to redeem: (1) 33 1/3% of the then-outstanding shares of Series A preferred stock on the sixth anniversary of the first date of issuance, (2) 50% of the then-outstanding shares of Series A preferred stock on the seventh anniversary of the first date of issuance, and
(3) all remaining shares of Series A preferred stock on the eighth anniversary. The redemption price for the Series A preferred stock is $3.00 per share as of June 30, 1999.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(9) SUBSEQUENT EVENTS

     On September 27, 1999, the Company completed a number of transactions that are in total referred to as the "Roll-Up Transactions."

     The Company and SLI Wireless S.A. ("SLI") executed an agreement whereby the Company acquired from SLI (a) the 12.5% interest and 12.8% interest in Mirror Holding and Megatel Holding, respectively, (b) a 100% interest in and a 50% interest in two Argentine license holding companies, (c) a 55% interest in a Delaware operating company (operating in Argentina), Telelatina Management Company ("Telelatina") and (d) a 10% indirect interest in a Colombian license holding company. In addition, SLI paid approximately $13,838,000 to the Company. In consideration for these assets and cash, the Company issued to SLI 4,330,709 shares of common stock and 7,840,000 shares of Series A preferred stock.

     The Company and Formus Communications Inc. ("Formus") executed an agreement whereby the Company acquired (a) license holding companies in Argentina, Colombia and Peru, (b) companies with pending license applications in Chile, Venezuela and Bolivia and (c) a 29.6% interest in Telelatina. In addition, Formus paid approximately $20,834,000 to the Company. In consideration for these assets and cash, the Company issued to an affiliate of Formus 1,574,803 shares of common stock and 7,866,333 shares of Series A preferred stock.

     The Company and Taquari Participacoes S.A. ("Taquari") executed an agreement whereby the Company acquired (a) the 2.5% interest in Mirror Holding and the right to purchase 1.25% of the outstanding shares in Megatel Holding. In addition, Taquari will contribute cash of approximately $3,280,000. In consideration for these assets and cash, the Company issued to Taquari and an affiliate 1,673,228 shares of common stock.

     The Company acquired from PCN do Brasil ("PCN") and Inepar S/A Industria e Construcoes ("INEPAR") (a) Inepar's 15% interest in an Argentine license holding company, (b) PCN's 15% interest in Telelatina, (c) PCN's 35% interest in an Argentine license holding company and (d) PCN's 15% indirect interest in a Colombian license holding company. In consideration for these assets, the Company paid to INEPAR, approximately $657,000 and paid to PCN approximately $1,718,000. In addition, the Company issued approximately $13,626,000 worth of 7% secured promissory notes payable due on November 10, 1999.

     As a result of these Roll-Up Transactions, the Company increased its ownership interest to approximately 49% in each Mirror Holding and Megatel Holding and owns 100% of Telelatina, an operating company expecting to launch commercial data and internet access services in 2000 and also acquired a number of other licenses and license applications in the various countries noted above.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               , 2000

                                 [FORMUS LOGO]

                                       SHARES OF CLASS A COMMON STOCK

                              --------------------

                                   PROSPECTUS
                              --------------------

DONALDSON, LUFKIN & JENRETTE                                SALOMON SMITH BARNEY
                             ---------------------

CREDIT SUISSE FIRST BOSTON                                        DLJDIRECT INC.

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date hereof.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Until             , 2000 (25 days after the date of this prospectus), all
dealers that effect transactions in these securities may be required to deliver a prospectus. This is an addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in the offering and when selling previously unsold allotments or subscriptions.
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $   66,000
National Association of Securities Dealers, Inc. filing
  fee.......................................................      25,500
Nasdaq National Market listing fee..........................           *
Transfer agent's and registrar's fees.......................           *
Printing expenses...........................................           *
Legal fees and expenses.....................................           *
Accounting fees and expenses................................           *
Blue Sky filing fees and expenses...........................           *
Miscellaneous expenses......................................           *
                                                              ----------
          Total.............................................  $2,500,000
                                                              ==========

------------------------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to securities issued or sold by the Registrant within the last three years. During that time, the Registrant has issued unregistered securities in the transactions described below. Securities issued in such transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering, or under Rule 701 under the Securities Act. The sales of securities were made without the use of an underwriter and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Act.

     (1) From April 1997 to the present, we have granted options to purchase an aggregate of 5,227,508 shares of common stock to employees, directors and consultants pursuant to the Formus Communications, Inc. Equity Incentive Plan dated April 15, 1997, as amended.

     (2) On August 1, 1997 the Company issued an aggregate of 527,680 shares of common stock to eight employees for an aggregate purchase price of $527,680.

     (3) On February 28, 1997, the Company entered into an Amended and Restated Common Stock Purchase Agreement for the sale of an aggregate 2,382,000 shares of Common Stock to seven institutional investors and one sophisticated investor for an aggregate purchase price of $2,382,000.

     (4) On August 13, 1997, the Company entered into a Stock Purchase and Accession Agreement for the sale of an aggregate 33,500 shares of Common Stock to three institutional investors for an aggregate purchase price of $33,500.

     (5) On August 13, 1997, the Company entered into a Preferred Stock Purchase Agreement, as amended on November 7, 1997, for the sale of an aggregate 18,576,000 shares of Series A Preferred Stock and an aggregate 4,704,000 shares of Series B Preferred Stock to 21 institutional investors and other sophisticated investors for an aggregate purchase price of $58,200,000.

     (6) On September 28, 1998, the Company entered into a Preferred Stock Purchase Agreement for the sale of an aggregate 6,424,528 shares of Series C Preferred Stock and an aggregate 718,330 shares of Series D Preferred Stock to 19 institutional investors for an aggregate purchase price of $25,000,003.

     (7) On September 3, 1999, the Company issued an aggregate 9,075,772 shares of Series E Preferred Stock and an aggregate 7,295,780 shares of Series F Preferred Stock, along with $100,000 in cash, in exchange for the remaining equity interest in Callino GmbH and its Dutch holding company that the Company did not own.

     (8) On September 3, 1999, the Company entered into a Preferred Stock Purchase Agreement for the sale of an aggregate 10,369,266 shares of Series E Preferred Stock and an aggregate 1,215,551 shares of Series F Preferred Stock to 54 institutional investors and other sophisticated investors for an aggregate purchase price of $115,848,170.

     (9) On September 9, 1999, the Company issued to Intel Corporation a warrant to purchase 1,250,000 shares of Series E Preferred Stock in connection with Intel's execution of a marketing assistance agreement.

     (10) In May 2000, the Company entered into a Preferred Stock Purchase Agreement for the sale of an aggregate 14,000,000 shares of Series G Preferred Stock to 31 institutional investors and other sophisticated investors for an aggregate purchase price of $175 million.

     (11) In May 2000, the Company entered into a Warrant Agreement to issue warrants to purchase 600,000 shares of common stock to the purchasers of the Company's senior secured notes. Upon completion of this offering, warrants to purchase 300,000 shares will be cancelled and the exercise price of remaining warrants will be adjusted to equal the purchase price of this offering.

     The issuances described in paragraphs (2) through (10) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The sales of securities described in paragraph (1) above were deemed to be exempt from the registration requirements of the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           Form of Underwriting Agreement.
          2.1            Purchase Agreement among Formus Communications, Inc.
                         ("Formus"), Formus International, Inc. ("Formus
                         International") and VeloCom Inc. dated as of August 20,
                         1999.(1)
          2.2            Exchange Agreement among Formus, Formus International, and the Shareholders listed on Schedule 1 dated as of August 30,
                         1999.
          3.1*           Form of Amended and Restated Certificate of Incorporation of
                         Formus.
          3.2*           Bylaws of Formus.
          4.1*           Specimen stock certificates for shares of Common Stock of
                         Formus.
          4.2            Employee Stockholders Agreement among Formus and the
                         individuals identified on the Exhibit dated as of August 1,
                         1997.(1)
          4.3            Fifth Amended and Restated Investors' Rights Agreement among
                         Formus and certain holders of stock listed on Schedule A
                         dated May 2000.
          4.4            Warrant to Purchase Series E Preferred Stock of Formus dated as of September 9, 1999.
          4.5*           Warrant Agreement dated May, 2000, among Formus
                         Communications Inc., DLJ Bridge Finance, Inc., Salomon
                         Brothers Holding Company Inc. and Credit Suisse First
                         Boston.
          4.6            Formus Polska Sp. z o.o. Shareholders Agreement dated as of
                         November 1997 between Formus International-Poland, Inc. and
                         Elmedia Sp. z o.o.
          5.1*           Opinion of Holme Roberts & Owen LLP, regarding legality of securities being registered.
          8.1*           Opinion of Holme, Roberts & Owen LLP, regarding certain U.S.
                         tax matters.
         10.1            License of the License Category 3, Registration No.
                         98030188, dated September 8, 1998, as amended by Notice of
                         Change dated March 24, 1999.(1)
         10.2            License of the License Category 4, Registration No.
                         98040578, dated March 31, 1998, as amended by Notice of
                         Change dated July 22, 1998.(1)
         10.3            Certificate Provisional Frequency Allocation No. 98370188
                         dated July 21, 1999, and Allocation No. 98370059.(1)
         10.4            Concession and Permission No. 300/97/TI dated October 31,
                         1997, as amended by Decision Number T-585/k-300(1)/98.(1)
         10.5            Formus Communications, Inc. Equity Incentive Plan effective as of April 15, 1997, as amended.(1)
         10.6            Form of Stock Option Agreement.(1)
         10.7            Letter Agreement between Osmo A. Hautanen ("Hautanen") and
                         Formus dated July 1, 1998.(1)
         10.8            Employment Separation Agreement and General Release of Legal
                         Rights dated November 30, 1999, between Osmo A. Hautanen and
                         Formus.
         10.9            Severance Agreement between Vernon F. Kenley and Formus
                         Communications, Inc. dated May 1, 1999.(1)
         10.10           Form of Letter Agreement between Formus and employees.(1)

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.11*          EUR120 million Multi-Tranche Secured Senior Facility Agreement among Formus Polska Sp. z o.o., as borrower, Westdeutsche
                         Landesbank (France) S.A., as facility agent, Westdeutsche
                         Landesbank Polska S.A., as security trustee, and each of the financial institutions listed in Schedule 1, dated September
                         15, 1999.
         10.12           Loan Agreement dated as of May 2, 2000 among Formus, the
                         guarantors and lenders named therein, DLJ Bridge Finance,
                         Inc., Salomon Smith Barney Inc. and Credit Suisse First
                         Boston.
         21.1            Subsidiaries of Formus Communications, Inc.
         23.1            Consent of Arthur Andersen LLP (Formus Communications, Inc.)
         23.2            Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
                         Steuerberatungsgesellschaft (Callino GmbH)
         23.3            Consent of Arthur Andersen LLP (VeloCom Inc.)
         23.4*           Consent of Holme Roberts & Owen LLP(included as part of
                         Exhibit 5.1)
         24.1            Powers of Attorney.
         27              Financial Data Schedule.

------------------------------

 *  To be filed by amendment.

(1) Incorporated by reference from Registrant's Registration Statement on Form S-1 dated October 7, 1999, File No. 333-88567, and incorporated by reference.

     (b) Financial Statement Schedules:

     None.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, Colorado, on the 5th day of May, 2000.

                                            FORMUS COMMUNICATIONS, INC.

                                            By:    /s/ BERNARD G. DVORAK
                                              ----------------------------------
                                                      Bernard G. Dvorak
                                               Interim Chief Executive Officer,
                                                Senior Vice President and Chief
                                                Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                        NAME                                         TITLE                    DATE
                        ----                                         -----                    ----

                /s/ BERNARD G. DVORAK                  Interim Chief Executive Officer,    May 5, 2000
-----------------------------------------------------    Senior Vice President, Chief
                  Bernard G. Dvorak                      Financial Officer and Secretary
                                                         (Principal Executive and
                                                         Financial Officer)

                          *                            Chairman of the Board of            May 5, 2000
-----------------------------------------------------    Directors
                  William J. Elsner

                                                       Director                            May  , 2000
-----------------------------------------------------
                  Andre De Montigny

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                 Steven C. Halstedt

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                  Michael R. Hannon

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                  Osmo A. Hautanen

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                    Michael Honig

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                 William A. Johnston

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                   Kevin J. Maroni

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                Jeffrey D. Montgomery

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                  Trygve E. Myhren

                        NAME                                         TITLE                    DATE
                        ----                                         -----                    ----
                          *                            Director                            May 5, 2000
-----------------------------------------------------
                 Frederick A. Vierra

                          *                            Director                            May 5, 2000
-----------------------------------------------------
                    James F. Wade

                          *                            Corporate Controller (Principal     May 5, 2000
-----------------------------------------------------    Accounting Officer)
                  Eric B. Alexander

             *By: /s/ BERNARD G. DVORAK
  ------------------------------------------------
                  Bernard G. Dvorak
                  attorney-in-fact

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           Form of Underwriting Agreement.
          2.1            Purchase Agreement among Formus Communications, Inc.
                         ("Formus"), Formus International, Inc. ("Formus
                         International") and VeloCom Inc. dated as of August 20,
                         1999.(1)
          2.2            Exchange Agreement among Formus, Formus International, and the Shareholders listed on Schedule 1 dated as of August 30,
                         1999.
          3.1*           Form of Amended and Restated Certificate of Incorporation of
                         Formus.
          3.2*           Bylaws of Formus.
          4.1*           Specimen stock certificates for shares of Common Stock of
                         Formus.
          4.2            Employee Stockholders Agreement among Formus and the
                         individuals identified on the Exhibit dated as of August 1,
                         1997.(1)
          4.3            Fifth Amended and Restated Investors' Rights Agreement among
                         Formus and certain holders of stock listed on Schedule A
                         dated May 2000.
          4.4            Warrant to Purchase Series E Preferred Stock of Formus dated as of September 9, 1999.
          4.5*           Warrant Agreement dated May, 2000, among Formus
                         Communications Inc., DLJ Bridge Finance, Inc., Salomon
                         Brothers Holding Company Inc. and Credit Suisse First
                         Boston.
          4.6            Formus Polska Sp. z o.o. Shareholders Agreement dated as of
                         November 1997 between Formus International-Poland, Inc. and
                         Elmedia Sp. z o.o.
          5.1*           Opinion of Holme Roberts & Owen LLP, regarding legality of securities being registered.
          8.1*           Opinion of Holme, Roberts & Owen LLP, regarding certain U.S.
                         tax matters.
         10.1            License of the License Category 3, Registration No.
                         98030188, dated September 8, 1998, as amended by Notice of
                         Change dated March 24, 1999.(1)
         10.2            License of the License Category 4, Registration No.
                         98040578, dated March 31, 1998, as amended by Notice of
                         Change dated July 22, 1998.(1)
         10.3            Certificate Provisional Frequency Allocation No. 98370188
                         dated July 21, 1999, and Allocation No. 98370059.(1)
         10.4            Concession and Permission No. 300/97/TI dated October 31,
                         1997, as amended by Decision Number T-585/k-300(1)/98.(1)
         10.5            Formus Communications, Inc. Equity Incentive Plan effective as of April 15, 1997, as amended.(1)
         10.6            Form of Stock Option Agreement.(1)
         10.7            Letter Agreement between Osmo A. Hautanen ("Hautanen") and
                         Formus dated July 1, 1998.(1)
         10.8            Employment Separation Agreement and General Release of Legal
                         Rights dated November 30, 1999, between Osmo A. Hautanen and
                         Formus.
         10.9            Severance Agreement between Vernon F. Kenley and Formus
                         Communications, Inc. dated May 1, 1999.(1)
         10.10           Form of Letter Agreement between Formus and employees.(1)
         10.11*          E120 million Multi-Tranche Secured Senior Facility Agreement among Formus Polska Sp. z o.o., as borrower, Westdeutsche
                         Landesbank (France) S.A., as facility agent, Westdeutsche
                         Landesbank Polska S.A., as security trustee, and each of the financial institutions listed in Schedule 1, dated September
                         15, 1999.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.12           Loan Agreement dated as of May 2, 2000 among Formus, the
                         guarantors and lenders named therein, DLJ Bridge Finance,
                         Inc., Salomon Smith Barney Inc. and Credit Suisse First
                         Boston.
         21.1            Subsidiaries of Formus Communications, Inc.
         23.1            Consent of Arthur Andersen LLP (Formus Communications, Inc.)
         23.2            Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
                         Steuerberatungsgesellschaft (Callino GmbH)
         23.3            Consent of Arthur Andersen LLP (VeloCom Inc.)
         23.4*           Consent of Holme Roberts & Owen LLP (included as part of
                         Exhibit 5.1)
         24.1            Powers of Attorney.
         27              Financial Data Schedule.

------------------------------

 *  To be filed by amendment.

(1) Incorporated by reference from Registrant's Registration Statement on Form S-1 dated October 7, 1999, File No. 333-88567, and incorporated by reference.